                               WHEELABRATOR-RUST

                          SAVINGS AND RETIREMENT PLAN















                 Amended and Restated Effective January 1, 1989
                   Except as Specifically Provided Otherwise

                               TABLE OF CONTENTS
                               -----------------

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                                                                            PAGE
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
ARTICLE 1
General.....................................................................   1

   1.1   History and Purpose................................................   1
   1.2   Source of Funds....................................................   1
   1.3   Effective Date.....................................................   1
   1.4   Definitions........................................................   1

ARTICLE 2
Eligibility and Participation...............................................  16

   2.1   Eligibility and Participation......................................  16

ARTICLE 3
Contributions by Employer...................................................  17

   3.1   Employer Contributions.............................................  17
   3.2   Before-Tax Contributions...........................................  18
   3.3   Limitations on Before-Tax Contributions............................  19
   3.4   Matching Employer Contribution.....................................  23
   3.5   Retirement Contribution............................................  23

ARTICLE 4
Participant Contributions...................................................  25

   4.1   After-Tax Contributions............................................  25
   4.2   Code Section 401(m) Limitation on After-Tax and Matching
         Employer Contributions.............................................  25
   4.3   Multiple Use.......................................................  28
   4.4   Rollover Contribution..............................................  29

ARTICLE 5
Investments, Accounting Provisions, and
Limitations on Contributions................................................  31

   5.1   Participant's Accounts.............................................  31
   5.2   Common Fund........................................................  31
   5.3   Investment Direction...............................................  33
   5.4   Change in Investment Direction.....................................  33

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
   5.5   Transfer of Investments............................................  34
   5.6   Treatment of Loans.................................................  34
   5.7   Eligibility to Share in Matching Contributions.....................  34
   5.8   Eligibility to Share in the Retirement Contribution................  34
   5.9   Crediting Accounts.................................................  34
   5.10  Allocation Procedure...............................................  34
   5.11  Expenses...........................................................  35
   5.12  Determination of Value of Trust Fund...............................  35
   5.13  Allocation of Net Earnings or Losses...............................  35
   5.14  Provisional Annual Addition........................................  35
   5.15  Limitation on Annual Additions.....................................  35
   5.16  Application of SEC Rule 16b-3 to WTI Insiders......................  36
   5.17  Application of SEC Rule 16b-3 to Rust Insiders.....................  38
   5.18  Supplemental Benefit Plan..........................................  39

ARTICLE 6
Amount of Payments to Participants..........................................  41

   6.1   General Rule.......................................................  41
   6.2   Normal Retirement..................................................  41
   6.3   Death..............................................................  41
   6.4   Disability.........................................................  41
   6.5   Vesting............................................................  41
   6.6   Resignation or Dismissal...........................................  42
   6.7   Computation of Period of Service...................................  43
   6.8   Treatment of Forfeitures...........................................  43

ARTICLE 7
Distributions...............................................................  45

   7.1   Commencement and Form of Distributions.............................  45
   7.2   Distributions to Beneficiaries.....................................  47
   7.3   Beneficiaries......................................................  48
   7.4   Installment or Deferred Distributions..............................  49
   7.5   Form of Elections and Applications for Benefits....................  49
   7.6   Unclaimed Distributions............................................  50
   7.7   Withdrawal of After-Tax Contributions and Rollover Contributions
         Prior to Termination of Employment.................................  50
   7.8   Withdrawals from Deductible Employee Contribution Account..........  50
   7.9   Withdrawals in Case of Hardship....................................  51
   7.10  Loans..............................................................  52
   7.11  Withdrawals Prior to Termination of Employment From Before-Tax
         Accounts...........................................................  53

                                      ii

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
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   7.12  Laid-off Participant...............................................  55
   7.13  Facility of Payment................................................  55
   7.14  Claims Procedure...................................................  56

ARTICLE 8
Top-Heavy Plan Requirements.................................................  58

   8.1   Definitions........................................................  58
   8.2   Top-Heavy Plan Requirements........................................  60

ARTICLE 9
Powers and Duties of Plan Committees........................................  62

   9.1   Appointment of Plan Committee......................................  62
   9.2   Plan Administration................................................  62
   9.3   Investment Responsibilities........................................  64
   9.4   Committee Procedures...............................................  65
   9.5   Consultation with Advisors.........................................  65
   9.6   Committee Members as Participants..................................  65
   9.7   Records and Reports................................................  65
   9.8   Investment Policy..................................................  66
   9.9   Designation of Other Fiduciaries...................................  66
   9.10  Obligations of Administrative Committee............................  66
   9.11  Indemnification of The Administrative..............................  67

ARTICLE 10
Trustee and Trust Fund......................................................  68

   10.1  Trust Fund.........................................................  68
   10.2  Payments to Trust Fund and Expenses................................  68
   10.3  Trustee's Responsibilities.........................................  68
   10.4  Reversion to an Employer...........................................  68

ARTICLE 11
Amendment or Termination....................................................  69

   11.1  Amendment..........................................................  69
   11.2  Termination........................................................  69
   11.3  Form of Amendment, Discontinuance of Employer Contributions,
         and Termination....................................................  69
   11.4  Limitations on Amendments..........................................  69
   11.5  Level of Benefits Upon Merger......................................  70
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                                      iii

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
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   11.6  Vesting Upon Termination or Discontinuance of Employer
         Contributions; Liquidation of Trust................................  70
   11.7  Automatic Transfers................................................  71

ARTICLE 12
Miscellaneous...............................................................  72

   12.1  No Guarantee of Employment.........................................  72
   12.2  Nonalienation......................................................  72
   12.3  Qualified Domestic Relations Order.................................  72
   12.4  Controlling Law....................................................  73
   12.5  Severability.......................................................  73
   12.6  Notification of Addresses..........................................  74
   12.7  Gender and Number..................................................  74
   12.8  No Guarantee of Benefits...........................................  74
   12.9  Evidence...........................................................  74

ARTICLE 13
Adoption by Affiliates......................................................  75

   13.1  Adoption of Plan...................................................  75
   13.2  The Company as Agent for Employer..................................  75
   13.3  Adoption of Amendments.............................................  75
   13.4  Termination........................................................  75
   13.5  Data to Be Furnished by Employers..................................  75
   13.6  Joint Employees....................................................  76
   13.7  Expenses...........................................................  76
   13.8  Withdrawal.........................................................  76
   13.9  Prior Plans........................................................  76

APPENDIX A
Applicable to Westchester Resco Bargaining Unit Employees...................   1

APPENDIX B
Applicable to Bio Gro Systems, Inc..........................................   1

APPENDIX C
Applicable to Designated Craft Employees
of the RUST Group of Companies..............................................   1

APPENDIX D
Applicable to Donohue Associates Inc........................................   1

                                      iv

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
APPENDIX E
Applicable to Alfred Crew Consulting Engineers Inc..........................   1

APPENDIX F
Applicable to CPC Engineering Corporation...................................   1

APPENDIX G
Applicable to Applied Environmental Consulting Inc..........................   1

APPENDIX H
Envirotech Operating Services...............................................   1

APPENDIX I
Applicable to AMCEC Corporation.............................................   1

APPENDIX J
Applicable to Enviroland Inc., 401(k) Salary Reduction Plan.................   1

APPENDIX K
Applicable to AME...........................................................   1

APPENDIX L
Applicable to Altech Instrumentation Systems................................   1

APPENDIX M
Applicable to ARI-NSC.......................................................   1

APPENDIX N
Applicable to Hydro Services................................................   1

APPENDIX O
Applicable to Burton, Adams, Kemp & Kereg, Inc..............................   1

APPENDIX P
Applicable to AmeriQuest, Inc...............................................   1

APPENDIX Q
Amendment Applicable To Hourly Paid Employees
Previously Employed By The Brand Companies, Inc.............................   1

APPENDIX R
Amendment Applicable To Salaried Employees
Previously Employed By The Brand Companies, Inc.............................   1

                                       v

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
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APPENDIX S
Applicable to Dunn Geoscience Corporation...................................   1

APPENDIX T
Applicable to HPD Inc.......................................................   1

APPENDIX U
Applicable to Aero Map U.S., Inc............................................   1

APPENDIX V
Applicable to EnClean.......................................................   1

APPENDIX W
Applicable to Wahler Company................................................   1

APPENDIX X
Applicable to LJA, Inc......................................................   1

APPENDIX Y
Applicable to Transferred WMX Participants..................................   1

                                   ARTICLE 1
                                    General
                                    -------

     1.1 History and Purpose. It is the intention of the Company to continue to provide for the administration of the Wheelabrator-Rust Savings and Retirement Plan (the "Plan") and a Trust Fund in conjunction therewith for the benefit of eligible employees of the Company and each Affiliate which shall adopt the Plan, in accordance with the provisions of Sections 401 and 501 of the Internal Revenue Code of 1986, as amended (the "Code") and in accordance with other provisions of law relating to profit sharing plans containing a Code
Section 401(k) arrangement. The Plan was originally established, effective October 1, 1987, as the Wheelabrator Technologies Inc. Savings and Retirement Plan, and was intended to be a successor plan to The Henley Employees' Savings and Profit Sharing Plan, The Henley Group, Inc. Savings and Profit Sharing Plan, the Pullman Power Products Corporation Employees' Savings and Investment Plan, the Signal Environmental Systems Inc. Employees' Savings and Profit Sharing Plan, The Henley Savings and Stock Purchase Plan and the Rust International Corporation Savings and Investment Plan with respect to those employees of Henley or its subsidiaries affected by the sale to the public of WTI Common Stock by Henley. Except as otherwise provided in this Plan or the Trust, upon the transfer by the Employer of any funds to the Trust Fund in accordance with the provisions of this Plan, all interest of the Employer therein shall cease and terminate, and no part of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and their beneficiaries, except as may be permitted pursuant to Section 10.4.

     1.2 Source of Funds. The Trust Fund shall be created, funded and maintained by contributions of the Employer, by contributions of the Participants, and by such net earnings as are obtained from the investment of the funds of the Trust Fund.

     1.3 Effective Date. The provisions of the Plan as herein restated shall be effective as of January 1, 1989, except for certain provisions the effective dates of which are set forth therein. Except as may be required by ERISA or the Code, the rights of any person whose status as an employee of the Employer and all Affiliates has terminated shall be determined pursuant to the Plan as in effect on the date such employment terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

     1.4 Definitions. Certain terms are capitalized and have the respective meanings set forth in the Plan.

     "Account" means each of the individual accounts established pursuant to
Article 5 representing a Participant's allocable share of the Trust Fund.

     "Accounts" means the collective individual accounts established pursuant to
Article 5.

     "Actual Deferral Percentage" and "Actual Deferral Percentage Tests" are described in Section 3.3.

     "Administrative Committee" means the Administrative and Investment Committee appointed in accordance with Article 9 as the plan administrator and a named fiduciary of the Plan.

     "Affiliate" means the Company and any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control or the same affiliated service group, determined in accordance with Code Sections 414(b), (c), (m) or (o), as is the Company (such Affiliates sometimes referred to herein as "Controlled Group Affiliates"), or is a direct or indirect wholly- or partially-owned subsidiary of WMX Technologies, Inc. (prior to January 1, 1993, Waste Management, Inc.) in which WMX Technologies, Inc. is the owner of a majority of the voting securities of such corporation or enterprise or of corporations or enterprises which in the aggregate own a majority of the voting securities of such corporation or enterprise (all such Affiliates sometimes referred to herein as the "WMX Technologies Family of Companies"). For purposes of determining the amount of a Participant's Annual Addition or Section 415 Compensation and applying the limitations of Code Section 415 set forth in
Article 5, "Affiliate" shall include any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations or the same group of trades or businesses under common control, determined in accordance with Code Sections 414(b) or (c) as modified by Code
Section 415(h), as is the Company.

     "After-Tax Contribution" is the contribution described in Section 4.1.

     "Annual Addition" means for any Limitation Year, the sum of (a) all Before-Tax Contributions, Matching Employer Contributions, Retirement Contributions, forfeitures and After-Tax Contributions allocated to the Accounts of a Participant under this Plan; (b) any employer contributions, forfeitures and employee after-tax contributions allocated to such Participant under any other defined contribution plan maintained by the Employer or an Affiliate; and (c) amounts allocated to an individual medical account as defined in Code Section 415(l)(2) and amounts attributable to post-retirement medical benefits allocated to an account described in Code Section 419A(d)(2) maintained by the Employer or an Affiliate; provided, however, that with respect to a Limitation Year beginning before the 1987 Plan Year, only the lesser of (i) the Participant's after-tax contributions under this Plan and employee after-tax contributions under such other plans for such year in excess of 6% of the Participant's
Section 415 Compensation for the Limitation Year or (ii) one-half of all of the Participant's after-tax contributions under this Plan and employee after-tax contributions under such other plans for such Limitation Year shall be included in the Annual Addition.

     "Basic After-Tax Contributions" means the After-Tax Contributions that are eligible to be matched in a given Plan Year (up to the first 6% of contributions (combined before-tax and after-tax)).

     "Basic Before-Tax Contributions" means the Before-Tax Contributions that are eligible to be matched in a given Plan Year (up to the first 6% of contributions (combined before-tax and after-tax)).

     "Before-Tax Contributions" means the contributions made on behalf of a Participant by the Employer as described in Section 3.2.

     "Code" means the Internal Revenue Code of 1986, as from time to time amended.

     "Committee" mean the Administrative and Investment Committee appointed pursuant to Article 9.

     "Company" means Rust International Inc., a Delaware corporation, a predecessor of such corporation, or any successor to it in ownership of all or substantially all of its assets. For Plan Years prior to the 1993 Plan Year, the term "Company" means Wheelabrator Technologies Inc.

     "Compensation" means the regular salary or wages, bonuses, overtime pay, shift differential, foreign service premiums and commissions paid by an Employer to an employee as a Participant, before (a) any reduction pursuant to a Before-Tax Contribution agreement or any agreement pursuant to an election made under an Employer-sponsored plan intended to qualify under Code Section 125, and (b) any deductions for federal, state or other taxes of any kind required to be withheld or deducted and any other deductions or set-offs whatever, but (c) excluding reimbursements or other expense allowances, taxable fringe benefits, taxable welfare benefits, moving expenses, deferred compensation paid to a non-qualified plan, foreign service housing allowances and similar payments, (d) disregarding all compensation during any Plan Year in excess of $200,000 (or such greater amount as may be applicable to the Plan Year in accordance with the adjustments for increases in the cost of living pursuant to regulations under Code Section 401(a)(17)), and (e) beginning with the 1994 Plan Year, disregarding all compensation during any Plan Year in excess of $150,000 (or such greater amount as may be applicable to the Plan Year in accordance with the adjustments for increases in the cost of living pursuant to regulations under Code Section 401(a)(17)).

     "Contribution Percentage" and "Contribution Percentage Tests" are described in Section 4.2.

     "Deductible Employee Contribution Account" for any Member, that portion of the assets of the Trust Fund attributable to amounts credited to the Deductible Employee Contribution Account and the IRA Plan Account of a Participant under a Prior Plan which have been transferred to this Plan in connection with the sale by Henley of WTI Common Stock, together with any income (or loss) allocated thereto. For purposes of Article 5, amounts transferred from a Prior Plan shall be deemed credited to the Deductible Employee Contribution Account under this Plan when such amounts were credited to the applicable account under the Prior Plan. No additional contributions shall be credited to the Deductible Employee Contribution Account of a Participant pursuant to this Plan.

     "Defined Benefit Dollar Limitation" means an amount equal to $90,000, or, if greater, the amount in effect as of the last day of the Limitation Year under Code Section 415(b)(1)(A), as adjusted by the Secretary of the Treasury pursuant to Code Section 415(d).

     "Defined Contribution Dollar Limitation" means an amount equal to $30,000 or, if greater, one-fourth of the Defined Benefit Dollar Limitation, prorated for any Limitation Year of less than 12 months; provided that, for purposes of
Section 5.14(a)(ii), such amount shall be reduced by the amounts allocated to any medical accounts described in subsection (c) of "Annual Addition."

     "Disability" means a mental or physical condition of a Participant which the Administrative Committee, on the basis of evidence satisfactory to it, finds to be a permanent condition (a) which renders such Participant unfit to perform the duties of an employee, as such duties shall be determined by the Administrative Committee, and (b) in respect of which such Participant is eligible for, and is receiving, disability benefits under either (i) the Federal Social Security Act or (ii) the long-term disability plan maintained by such Participant's Participating Employer.

     "Eligibility Period" is a six-month period used for the purpose of determining when an employee is eligible to participate in the Plan. An employee's first "Eligibility Period" shall commence on the date on which he/she first completes an Hour of Service. Subsequent Eligibility Periods shall commence on the first day of each calendar month which begins after said date. Notwithstanding the foregoing, the initial Eligibility Period of a former employee who is reemployed after incurring one or more One-Year Breaks in Service and who is not eligible for immediate participation pursuant to Section 2.1(b), shall commence on the date on which such employee first completes an Hour of Service after such One-Year Break in Service, and subsequent Eligibility Periods shall commence on the first day of each calendar month which begins after said date.

     "Eligible Employee" means any employee of the Employer if:

          (a) such employee is not a Leased Employee;

          (b) such employee is not a participant who is currently accruing benefits under another qualified savings or profit-sharing plan maintained by an Employer;

          (c)  the individual is not a Member of a Collective Bargaining Unit;

          (d) solely with respect to employees of Rust International Corporation, such employee is not (i) an individual compensated on an hourly wage as opposed to a salary basis (except as provided in (c) above), (ii) an individual who is a consultant,
               (iii) an individual hired to work only on a specific project or projects from time to time or (iv) an individual hired as a non-benefit direct contract employee;

          (e) solely with respect to employees of Rust International Inc., such employee is employed in a classification of employees designated by the Employer to participate in the Plan and not (i) an individual hired to work only on a specific project or projects from time to time or (ii) an individual hired as a non-benefit direct contract employee;

          (f) solely with respect to employees of Pullman Power Products Corporation, such employee is not (i) an individual compensated on an hourly wage as opposed to a salary basis (except as provided in (c) above), or (ii) an individual hired to work only on a specific project or projects from time to time;

          (g) solely with respect to employees of Wheelabrator Environmental Systems, Inc., such employee is employed at an operating plant the employees of which are specifically authorized to participate hereunder; and

          (h) solely with respect to employees of Johnson Filtration Systems Inc., such employee is not (i) an individual hired to work only on a specific project or projects from time to time or (ii) an individual hired to work only for a specific period of time rather than on a continuous basis.

In addition, any United States citizen employed by a Foreign Affiliate subject to Section 406 of the Code and the regulations thereunder shall be considered an Eligible Employee if the Employer has entered into an agreement under Section 3121(l) of the Code which applies to the Foreign Affiliate that employs such citizen and contributions under a funded plan of deferred compensation (whether or not a plan described in section 401(a) or 403(a) of the Code) are not provided by any other person with respect to the remuneration paid to such citizen by the Foreign Affiliate.

     "Eligible Participant" is a Participant defined in Section 5.8.

     "Eligible Retirement Plan" means with respect to a Participant, the surviving spouse of a Participant or a former spouse of the Participant who is an alternate payee under a qualified domestic relations order, an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b), and, also, with respect to a Participant, an annuity plan described in Code Section 403(a) and a qualified trust described in Code Section 401(a).

     "Eligible Rollover Distribution" means any distribution of all or a portion of the Accounts distributable to a Participant, the surviving spouse of the Participant or the former spouse of the Participant who is an alternate payee under a qualified domestic relations order; provided, however, that (a) any distribution described in Section 7.1(c)(1)(B) for the life or joint life expectancy of the Participant and/or spouse or for a specified period of 10 years or more, (b) the portion of a distribution required to be made under Code
Section 401(a)(9), and (c) the portion of the distribution that is not includible in gross income of the recipient (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), shall not constitute an Eligible Rollover Distribution.

     "Employer" means the Company and any Affiliate which adopts this Plan pursuant to Article 13. With respect to each Eligible Employee, the term "Employer" means such person's principal employer.

     "Entry Date" means the first day of any calendar month.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     "Excess Forfeiture Suspense Account" is the account described in Section 5.15.

     "Excess Tentative Employer Contribution" is the excess contribution described in Section 5.15.

     "Family Group" means all Family Members of a Highly Compensated Employee who is a Five-Percent Owner or who is a member of the group consisting of the 10 employees of the Employer and all Affiliates paid the greatest Section 415 Compensation during the Plan Year. If two or more Family Groups include common Family Members, such Family Groups shall be aggregated as one Family Group.

     "Family Member" means a Highly Compensated Employee and any individual who at any time during the applicable Plan Year is the spouse, lineal ascendant or descendant, or the spouse of a lineal ascendant or descendant, of such Highly Compensated Employee.

     "Five-Percent Owner" means an employee described in Code Section 416(i)(1).

     "Foreign Affiliate" means any foreign entity in which an Employer has not less than a 10% interest, directly or through one or more other entities.

     "Fund" means one of the Funds established and maintained pursuant to
Article 5.

     "Gap Period" means the period of time between the end of the Plan Year and the last day of the month immediately preceding the date on which excess Before-Tax Contributions and After-Tax Contributions are distributed to a Highly Compensated Employee and excess Matching Employer Contributions are treated as forfeitures.

     "Highly Compensated Employee" means, for the Determination Year, an employee of the Employer or an Affiliate who was a Participant eligible during the Plan Year to make Before-Tax Contributions and/or After-Tax Contributions and who:

          (a)  during the Lookback Year:

               (i)  was a Five-Percent Owner; or

               (ii) received Section 415 Compensation in excess of $75,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury); or

               (iii) received Section 415 Compensation in excess of $50,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury) and was among the top 20% of the employees (disregarding those employees excludable under Code Section 414(q)(8)) when ranked on the basis of Section 415 Compensation paid for that year; or

               (iv) was an officer of the Employer or an Affiliate and received
     Section 415 Compensation in excess of one-half of the Defined Benefit Dollar Limitation for that year, provided that for this purpose, no more than 50 employees (or if lesser the greater of 3 or 10% of all employees) shall be treated as officers, or if there is no such officer, was the highest paid officer of the Employer or an Affiliate for that year; or

          (b) at any time during the Determination Year:

               (i)  is a Five-Percent Owner; or

               (ii) is a member of a group consisting of the 100 employees who received the greatest Section 415 Compensation during that Plan Year and would be a member of the group of employees described in subsection
     (a)(ii), (iii) or (iv) above for the Determination Year. For any Plan Year, the Committee may, to the extent permitted by law, elect to apply the provisions of this subsection (b)(ii) without regard to the limitation of the group to 100 employees.

     For purposes of this definition, "Determination Year" means the current Plan Year and "Lookback Year" means the preceding Plan Year or, at the election of the Employer, the calendar year ending with or within the Determination Year.

     To the extent required by Code Section 414(q)(9), a former employee who was a Highly Compensated Employee when he/she separated from service with the Employer and all Affiliates or at any time after attaining age 55 shall be treated as a Highly Compensated Employee.

     For purposes of determining a Highly Compensated Employee, Section 415 Compensation shall be determined without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B), and employee contributions made pursuant to a salary reduction agreement under Code Section 403(b).

     "Hour of Service" is:

          (a) each hour for which an employee is paid or entitled to payment for the performance of duties for an Affiliate;

          (b) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; and

          (c) each hour for which an employee is paid or entitled to payment for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence. In crediting Hours of Service pursuant to this subparagraph (c), all payments made or due shall be taken into account, whether such payments are made directly by an Affiliate or indirectly (e.g., through a trust fund or insurer to which an Affiliate makes payments, or otherwise), except that:

               (i) no more than 501 such Hours of Service shall be credited for any continuous period during which the employee performs no duties;

               (ii) no such Hours of Service shall be credited if payments are made or due under a plan maintained solely for the purpose of complying with any workers' compensation, unemployment compensation or disability insurance laws; and

               (iii) no such Hours of Service shall be credited for payments which are made solely to reimburse the employee for medical or medically-related expenses.

The Hours of Service, if any, for which an employee is credited for a period in which he/she performs no duties shall be computed and credited to computation periods in accordance with 29 C.F.R. 2530.200b-2 and other applicable regulations promulgated by the Secretary of Labor.

     "Individual Beneficiary" means a natural person designated by the Participant in accordance with Section 7.3 to receive all or any portion of the amounts remaining in the Participant's Accounts at the time of the Participant's death. "Individual Beneficiary" also means a natural person who is a beneficiary of a trust designated by the Participant in accordance with Section
7.3 to receive all or a portion of such amount, provided the trust complies with the requirements of Code Section 401(a)(9) and regulations promulgated thereunder, including that the trust be irrevocable, the beneficiaries with respect to the trust's interest in the Participant's Accounts be identifiable from the trust agreement and a copy of the trust agreement be provided to the Administrative Committee.

     "Leased Employee" means any individual who is not an employee of the Employer or an Affiliate and who provides services for the Employer or an Affiliate if:

          (a) such services are provided pursuant to an agreement between the Employer or an Affiliate and any other person;

          (b) such individual has performed such services for the Employer or an Affiliate (or a related person within the meaning of Code Section 144(a)(3)) on a substantially full-time basis for a period of at least one year; and

          (c) such services are of a type historically performed by employees in the business field of the Employer or an Affiliate.

     "Leave of Absence" means any period of an employee's absence (whether paid or unpaid) from active employment authorized by the Employer in accordance with uniform rules applied in a nondiscriminatory manner, and any period of military service of an employee who leaves the service of the Employer to enter the United States armed forces, including the period after his/her discharge or release while his/her re-employment rights are protected under applicable federal law. Except as provided in the determination of such employee's Severance Date, the employment of an employee shall not be considered as broken or terminated during any period while he/she is on Leave of Absence. If an employee does not return to active service with an Employer on or before the expiration of his/her Leave of Absence, his/her employment shall be considered as terminated as of the date of the expiration of the Leave and such date shall, accordingly, be considered his/her Severance Date.

     "Limitation Year" means the Plan Year.

     "Matching Employer Contributions" means the contributions described in
Section 3.4.

     "Member of a Collective Bargaining Unit" means any employee who is included in a collective bargaining unit and whose terms and conditions of employment are or were covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such employee and the Employer, unless such collective bargaining agreement makes this Plan applicable to such employee.

     "Multiple Use" is defined in Section 4.3(a).

     "Non-Highly Compensated Employee" means, for any Plan Year, any employee of the Employer or Affiliate who (a) at any time during the Plan Year was a Participant eligible to make Before-Tax Contributions and/or After-Tax Contributions, and (b) was not a Highly Compensated Employee for such Plan Year.

     "One-Percent Owner" means an employee described in Code Section 416(i)(1).

     "One-Year Break in Service"

          (a) For purposes of determining an employee's Vesting Service, a "One-Year Break in Service" is a one-year period, commencing on an employee's Severance Date, during which such employee does not perform duties for the Employer or an Affiliate. Solely for purposes of determining whether a One-Year Break in Service has occurred, absences shall be disregarded if the employee otherwise would normally have been credited with service but for the employee's absence on a maternity or paternity absent. No more than one year of absence on a single maternity or paternity absence shall be so disregarded.

          (b) For purposes of determining an employee's eligibility to participate, a "One-Year Break in Service" is a Plan Year in which an employee completes 500 Hours of Service or less. Solely for purposes of determining whether a One-Year Break in Service has occurred, "Hours of Service" shall also include each hour for which the employee otherwise would normally have been credited but for the employee's absence on a maternity or paternity absence. No more than 501 hours shall be credited for a maternity or paternity absence. All such hours shall be credited in the Plan Year in which the absence begins if necessary to prevent a One-Year Break in Service in such Plan Year. If such hours are not necessary to prevent a One-Year Break in Service in such Plan Year, the hours shall be credited in the succeeding Plan Year if necessary to prevent a One-Year Break in Service in such Plan Year. In the event the Administrative Committee is unable to determine the hours which otherwise would normally have been credited for such absence, the employee shall be credited with 8 hours per day.

          (c) A maternity or paternity absence is an absence from work:

               (i) by reason of the pregnancy of the employee;

               (ii) by reason of the birth of a child of the employee;

               (iii) by reason of the placement of a child with the employee in connection with the adoption of such child by the employee; or

               (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          (d) Any employee entitled to credit for a maternity or paternity absence shall furnish to the Administrative Committee such information as the Administrative Committee may reasonably require to show that the absence from work is a maternity or paternity absence and the number of days for which there was such an absence.

     "Participant" means:

          (a) a current employee of the Employer or an Affiliate who has become a Participant in the Plan pursuant to Section 2.1 or;

          (b) a former employee for whose benefit an Account in the Trust Fund is maintained.

     "Plan" means the Wheelabrator-Rust Savings and Retirement Plan, including all modifications and amendments of this Plan hereafter made. Prior to the 1993 Plan Year, the term "Plan" refers to the Wheelabrator Technologies Inc. Savings and Retirement Plan.

     "Plan Quarter" means the calendar quarter ending March 31, June 30, September 30 and December 31, respectively.

     "Plan Year" means a 12-month period beginning on January 1 and ending on December 31. References to specific Plan Years are made herein by reference to the calendar year of the first day of the Plan Year.

     "Prior Plan" means, with respect to former employees of Henley or its subsidiaries who became employees of the Employer in connection with the sale by Henley of WTI Common Stock to the public, one of (i) The Henley Employees' Savings and Profit Sharing Plan, (ii) The Henley Group, Inc. Savings and Profit Sharing Plan, (iii) Pullman Power Products Corporation Employees' Savings and Investment Plan, (iv) Signal Environmental Systems Inc. Employees' Savings and Profit Sharing Plan, (v) The Henley Savings and Stock Purchase Plan or (vi) Rust International Corporation Savings and Investment Plan, in each case, only with respect to those former employees of Henley or its subsidiaries who were or would have been eligible to participate in one of such plans prior to the sale of WTI Common Stock, and, in all cases, as each plan was in effect on September 30, 1987.

     "Provisional Annual Addition" is the amount described in Section 5.14.

     "Related Employer" means any Affiliate which is not an Employer hereunder.

     "Required Beginning Date" means:

          (a) for a Participant whose 70th birthday occurs on or after July 1, 1988, the April 1 following the calendar year in which the Participant attains age 70-1/2;

          (b) for a Participant whose 70th birthday occurs on or after July 1, 1987 but prior to July 1, 1988 and whose employment has not terminated prior to January 1, 1989, April 1, 1990, and for any such Participant who has terminated employment prior to January 1, 1989, April 1, 1989;

          (c) for a Participant whose 70th birthday occurred prior to July 1, 1987, the April 1 following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant terminates employment; or

          (d) for a Participant whose 70th birthday occurred prior to July 1, 1987 and who at any time during or after the calendar year in which he/she attained age 66-1/2 was or became a Five-Percent Owner as defined in Code
Section 416(i)(1), the April 1 following the later of (1) the calendar year in which he/she attained age 70-1/2 or (2) the earlier of the calendar year in which he/she became a Five-Percent Owner or his/her employment terminates.

     "Retirement Account" means the account to which a Participant's Retirement Contribution is allocated.

     "Retirement Date" means the Participant's 65th birthday.

     "Rollover Contribution" means (a) all or a portion of a distribution received by an Eligible Employee from another qualified plan which is eligible for tax-free rollover to a qualified plan and which is transferred by the Eligible Employee to this Plan within 60 days following his/her receipt thereof;
(b) amounts transferred to this Plan from a conduit individual retirement account which has no assets other than assets (and the earnings thereon) which were (i) previously distributed to the Eligible Employee by another qualified plan as an eligible rollover distribution, (ii) eligible for tax-free rollover to a qualified plan and (iii) deposited in such conduit individual retirement account within 60 days of receipt thereof; (c) amounts distributed to the Eligible Employee from a conduit individual retirement account meeting the requirements of (b) above, and transferred by the Eligible Employee to this Plan within 60 days of his/her receipt thereof from such conduit individual retirement account; and (d) effective on and after January 1, 1993, a direct rollover within the meaning of Code Section 401(a)(31) of all or a portion of an Eligible Rollover Distribution to this Plan by the trustee of another qualified plan.

     "Section 402(g) Dollar Limitation" means, with respect to any Plan Year, the amount in effect under Code Section 402(g) for that Plan Year, as adjusted by the Secretary of the Treasury pursuant to Code Section 402(g)(5).

     "Section 415 Compensation" for a period is the Participant's compensation (as described in Treasury Regulation Section 1.415-2(d)(1)) paid during the period for personal services actually rendered in the course of employment with the Company and all Affiliates, excluding deferred compensation and other amounts which receive special tax treatment (as described in Treasury Regulation
Section 1.415-2(d)(2)).

     "Service" means the period of employment, computed in years and months, with the Employer or an Affiliate credited to an Eligible Employee or Participant for purposes of determining the level of a Participant's nonforfeitable Matching Account and Retirement Account hereunder. A Participant's or Eligible Employee's Service shall be the period beginning on his/her Employment Commencement Date (or Re-employment Commencement Date, if applicable) and ending on his/her Severance Date, computed in accordance with the following rules:

          (a)  Special Definitions.

               (i) "Employment Commencement Date" means the date an employee first performs an Hour of Service.

               (ii) "Severance Date" means the earlier of:

                    (A) The date on which an employee quits, retires, is discharged or dies; or

                    (B) The first anniversary of the first day of a period in which an employee remains absent from service (with or without pay) with any Affiliate for any reason other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, Leave of Absence or layoff, except that this clause (B) shall not apply to an employee on Leave of Absence for service in the United States armed forces.

               (iii) "Re-employment Commencement Date" means the date on which an employee first performs an Hour of Service following a Period of Severance.

               (iv) "Period of Severance" means the period beginning on an employee's Severance Date and ending on his/her Re-employment Commencement Date.

          (b) Aggregation Rule. All of an employee's periods of Service with any Affiliate shall be aggregated on the basis that 365 days equal a full year, except that with respect to the Retirement Account and Matching Account, if an employee has a Period of Severance of six years or more:

               (i) The prior period of Service shall be disregarded unless (A) the employee's Retirement Account was nonforfeitable at the time the Period of Severance began or (B) the Period of Severance is less than the prior period of Service, and

               (ii) Any period of Service after such Period of Severance shall be disregarded in determining the vested percentage of the employee's Retirement Account and Matching Account derived from Employer contributions which accrued before the Period of Severance.

          (c) Service Spanning Rule. If an employee's Re-employment Commencement Date occurs within 12 months after his/her Severance Date, the employee's Service shall include the intervening Period of Severance.

          (d)  Special Rules.

               (i) If an Eligible Employee completes on Hour of Service in a calendar month, he/she shall be credited with the entire month of Service.

               (ii) Solely with respect to determining the level of a Participant's nonforfeitable Matching Account, Service shall be the sum of,

                    (A) Service credited from the date the Participant first makes Before Tax-Contributions and/or After-Tax Contributions to the Plan, plus

                    (B)  Six months of Service.

     "Stock Fund" means either the stock fund described in Section 5.2 that invests in WTI common stock or, effective on and after July 1, 1993, the stock fund described in Section 5.2 that invests in Rust common stock.

     "Supplemental Matching Contribution" means a contribution made to the Plan by the Company pursuant to Section 3.4(b).

     "Tentative Employer Contribution" is the contribution described in Section 3.1.

     "The 1.25 Test" is the test described in Sections 3.3(b)(i)(A) and 4.2(a)(i).

     "The 2.0 Test" is the test described in Sections 3.3(b)(i)(B) and 4.2(a)(ii).

     "Trust" or "Trust Fund" means the Trust or Trusts established in accordance with Article 10.

     "Trustee" means the Trustee or Trustees under the Trust or Trusts referred to in Article 10.

     "Trustee-to-Trustee Transfer" means a transfer from the trustee of an employee pension benefit plan qualified under Code Section 401(a) which plan provides for such transfers for the benefit of a Participant who is a participant in said plan.

     "Valuation Date" means the date as of which the Administrative Committee shall determine the value of each Account.

     "WTI" means Wheelabrator Technologies Inc.

                                   ARTICLE 2
                         Eligibility and Participation
                         -----------------------------

     2.1  Eligibility and Participation.

          (a) Each employee who was a Participant on the first day of the 1989 Plan Year shall continue as such, subject to the provisions of the Plan.

          (b) Every other Eligible Employee shall be eligible to participate, if he/she is then employed by an Employer on the Entry Date coinciding with or next following the end of the first Eligibility Period in which he/she completes 500 Hours of Service; provided, however, that an individual's satisfaction of this condition as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

          (c) No less than 20 days prior to such Entry Date, such Eligible Employee shall have filed with the Administrative Committee an application to participate as of such Entry Date and on such application he/she shall have:

               (i) designated a level of Before-Tax Contributions permitted under Section 3.2 and/or After-Tax Contributions permitted under Section 4.1;

               (ii) authorized the making of regular payroll deductions on the basis of such rate or rates;

               (iii) made an investment election with respect to his/her contributions in a manner permitted under Section 5.2; and

               (iv) designated an Individual Beneficiary.

                                   ARTICLE 3
                           Contributions by Employer
                           -------------------------

     3.1  Employer Contributions.

          (a) Subject to the right reserved to the Employer to alter, amend or discontinue this Plan and the Trust, each Employer shall for each Plan Year contribute to the Trust Fund an amount equal to the sum of:

               (i)  the Retirement Contribution;

               (ii) the Before-Tax Contribution; and

               (iii)  the Matching Employer Contribution.

Such sum, which is known as the Tentative Employer Contribution, shall be reduced by an amount equal to the Excess Tentative Employer Contribution (as provided in Section 5.15).

          (b) In the event that the Tentative Employer Contribution, as reduced by the Excess Tentative Employer Contribution, exceeds the amount deductible by the Employer for said year for federal income tax purposes, then such Tentative Employer Contribution shall be further reduced in an amount equal to such excess (the "Employer Excess Contribution") as follows:

               (i) first, the Retirement Contribution allocated to the Retirement Accounts of Participants for such Plan Year shall be reduced by the lesser of an amount equal to the Employer Excess Contribution or such Retirement Contribution. A Participant's share of such reduction per such Plan Year shall be in the same ratio that the Participant's share in the Retirement Contribution (before reduction) bears to the shares of all Participants in the Retirement Contribution (before reduction) for such Plan Year.

               (ii) second, to the extent that any Employer Excess Contribution remains after application of (i) above, then the unmatched Before-Tax Contributions of Participants for such Plan Year shall be reduced by the lesser of an amount equal to the Employer Excess Contribution less the reduction determined in (i) above for such Plan Year or such unmatched Before-Tax Contributions. A Participant's share of such reduction for such Plan Year shall be in the same ratio that the Participant's share in the unmatched Before-Tax Contributions (before reduction) bears to the shares of all Participants in the unmatched Before-Tax Contributions (before reduction) for such Plan Year; and

               (iii) third, to the extent that any Employer Excess Contribution remains after application of (i) and (ii) above, then the Matching Employer Contribution of Participants and the Matched Before-Tax Contributions and Matched After-Tax Contributions of Participants for such Plan Year will each be reduced proportionately in an amount equal to the lesser of the Employer Excess Contribution for such Plan Year less the reduction determined in (i) above for such Plan Year and the sum of the Matching Employer Contribution, Matched Before-Tax Contribution and Matched After-Tax Contributions for such Plan Year. A Participant's share of such reduction for such Plan Year shall be the same ratio that his/her share in the Matching Employer Contribution, Matched Before-Tax Contributions (before reduction) and Matched After-Tax Contributions (before reduction) bears to the shares of all Participants in such contributions (before reduction) for such Plan Year.

          (c) Any Employer Contribution may be made in cash or partly or wholly in property, including stock of the Company or any Affiliate, valued at its fair market value as of the date of contribution.

          (d) The Employer Contributions under the Plan for any Plan Year shall be paid to the Trust Fund as follows:

               (i) As to any Retirement Contribution or Employer Matching Contribution, not later than the time prescribed by law for filing the Employers' federal income tax return for that year, including any extensions thereof; and

               (ii) As to any Before-Tax Contribution or After-Tax Contributions, not later than 30 days after end of the Plan Year, or such longer period as may be permitted by regulations of the Secretary of the Treasury.

     3.2  Before-Tax Contributions.

          (a) Subject to the provisions of Sections 3.1, 3.3 and 4.3, each Participant pursuant to Section 2.1 may for each Plan Year elect to have the Employer reduce his/her or her Compensation and make a Before-Tax Contribution on the Participant's behalf in an amount equal to any whole percentage, which shall not be less than 2% of the Participant's Compensation, and not in excess of (i) 16% of the Participant's Compensation, or (ii) the Section 402(g) Dollar Limitation, or (iii) such other lesser limit as the Administrative Committee in its sole discretion may determine to comply with the limitations set forth in Sections 3.3 and 4.3.

          (b) A Participant may authorize or change his/her rate of Before-Tax Contributions at the beginning of each calendar month, provided the Participant files a written election form at such time and in such manner as the Administrative Committee shall from time to time prescribe. A Participant may elect to discontinue his/her Before-Tax Contribution effective as of the beginning of a calendar month by filing the appropriate form at such time and in such manner as the Administrative Committee shall from time to time prescribe. Any Participant who discontinues his/her Before-Tax Contributions pursuant to the preceding sentence shall not be permitted to resume any Before-Tax Contributions prior to the first day of the calendar month which is three months following the date the Participant's discontinuance of Before-Tax Contributions became effective.

          (c) The Administrative Committee may adopt such rules as it deems necessary or desirable to impose limitations during a Plan Year on the Before-Tax Contributions of Highly Compensated Employees pursuant to this Section 3.2, including suspending such Before-Tax Contributions, for the purpose of avoiding the necessity of adjustments pursuant to Section 3.3 or 4.3.

     3.3  Limitations on Before-Tax Contributions.

          (a) In no event shall a Participant's Before-Tax Contributions during any calendar year exceed the Code Section 402(g) Dollar Limitation applicable to such calendar year. If a Participant's Before-Tax Contributions, together with any additional employer contributions to a qualified cash or deferred arrangement, and any elective deferrals under a tax-sheltered annuity program or a simplified employee pension plan, exceed such dollar limitation for any calendar year, such excess, and any earnings allocable thereto, shall be distributed to the Participant by April 15 of the following year; provided that, if such excess contributions were made to a plan or arrangement not maintained by the Employer or an Affiliate, the Participant must first notify the Administrative Committee of the amount of such excess allocable to this Plan by March 1 of the following year.

          (b) Notwithstanding any other provision of this Plan to the contrary, the Before-Tax Contributions for the Highly Compensated Employees for the Plan Year shall be reduced in accordance with the following provisions:

               (i) The Before-Tax Contributions of the Highly Compensated Employees shall be reduced if neither of the Actual Deferral Percentage Tests set forth in (A) or (B) below is satisfied:

                    (A) The 1.25 Test. The Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employees multiplied by 1.25.

                    (B) The 2.0 Test. The Actual Deferral Percentage of the Highly Compensated Employees is not more than 2 percentage points greater than the Actual Deferral Percentage of the Non-Highly Compensated

          Employees and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employees multiplied by 2.0.

               (ii) (A) As used in this subsection, "Actual Deferral Percentage" means the average of the ratios of each Highly Compensated Employee's or Non-Highly Compensated Employee's, as the case may be, Before-Tax Contributions with respect to the Plan Year, to each such Participant's Compensation for the Plan Year.

                    (B) If a Highly Compensated Employee is a member of a Family Group, such Family Group shall constitute a single Highly Compensated Employee. The Actual Deferral Percentage of such Family Group shall be the aggregate Actual Deferral Percentage of all Family Members, and the Actual Deferral Percentage of each Family Member shall be disregarded for purposes of the Actual Deferral Percentage Tests.

                    (C) All Before-Tax Contributions made under this Plan and all before-tax contributions made under any other plan that is aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b) shall be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. The Actual Deferral Percentage ratios of any Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(k) under which the Highly Compensated Employee is eligible as a single plan.

               (iii) If neither Actual Deferral Percentage Test is satisfied as of the end of the Plan Year, the Administrative Committee shall cause the Before-Tax Contributions for the Highly Compensated Employees to be reduced and refunded to each such Highly Compensated Employee until either Actual Deferred Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees who elected to defer the greatest percentage, then the second greatest percentage, continuing until either Actual Deferred Percentage Test is satisfied. For example, all Highly Compensated Employees who elected a 10% Before-Tax Contribution shall have their Before-Tax Contributions reduced from 10% to 9%. If neither Actual Deferral Percentage Test is then satisfied, all Highly Compensated Employees who elected Before-Tax Contributions of 9% (including those reduced to 9% as provided above) shall have their Before-Tax Contributions reduced from 9% to 8%. This process shall continue through the remaining Before-Tax Contributions until either Actual Deferral Percentage Test is satisfied. Once either Actual Deferral Percentage Test is satisfied, the Administrative Committee shall direct the Trustee to distribute to the appropriate Highly Compensated Employees the amount of the reduction of the Before-Tax Contributions of each such Highly Compensated Employee and to treat as forfeitures the appropriate amount of Matching Employer Contributions allocable to such Before-Tax Contributions, together with the net earnings or losses allocable thereto. The Administrative Committee shall designate such distribution and forfeiture as a distribution and forfeiture of excess contributions, determine the amount of the allocable net earnings or losses to be distributed in accordance with subsection (c) below, and cause such distributions and forfeitures to occur prior to two and a half months after the end of that Plan Year in which the excess Before-Tax Contributions and excess Matching Employer Contributions were made.

               (iv) Notwithstanding anything in this subsection (b) to the contrary, the provisions of this subsection shall, effective for Plan Years beginning no later than the 1993 Plan Year, apply separately (A) with respect to the group of Eligible Employees who are employed by Employers who are Controlled Group Affiliates and for each group of Eligible Employees employed by each Employer which is not a Controlled Group Affiliate, and (B) with respect to each group of Eligible Employees who are Members of a Collective Bargaining Unit (if any). Further notwithstanding anything in this subsection (b) to the contrary, the provisions of this subsection shall not apply, prior to the 1993 Plan Year, to any group of employees who are Members of a Collective Bargaining Unit.

          (c) (i) Net earnings or losses to be refunded with the excess Before-Tax Contributions shall be equal to (A) the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus (B) effective for Plan Years before the 1991 Plan Year, the net earnings or losses on such contributions during the Gap Period.

               (ii) The net earnings or losses allocable to the excess Before-Tax Contributions for the Plan Year shall be determined in the manner set forth in Article 5.

               (iii) The net earnings or losses allocable to the excess Before-Tax Contributions for the Gap Period shall be the amount determined in accordance with (A) or (B) below, as the Committee shall select:

                    (A) The amount determined by applying the formula described in subsection (ii) above except that the phrase "Gap Period" shall be substituted for the phrase "Plan Year."

                    (B) The amount determined by multiplying the net earnings or losses for the Plan Year determined in subsection (ii) above times one-tenth for each month in the Gap Period, including the month in which the refunds are distributed if the refund is distributed after the 15th day of such month.

          (d) Net earnings or losses to be treated as forfeitures together with the Matching Employer Contributions shall be equal to (i) the net earnings or losses on such contributions for the Plan Year in which the contribution were made plus (ii) effective for Plan Years before the 1991 Plan Year, the net earnings or losses on such contributions during the Gap Period. Net earnings or losses on Matching Employer Contributions shall be determined in the same manner as in subsection (c) above, except that the phrase "Matching Employer Contribution" shall be substituted for the phrase "Before-Tax Contribution" wherever used therein.

          (e) Any excess contributions distributed to a Family Group or treated as forfeitures pursuant to the reductions in subsection (b)(iii) above shall be allocated to each Family Member in the same proportion that such Family Member's Before-Tax Contributions and Matching Employer Contributions bear to the aggregate Before-Tax Contributions and Matching Employer Contributions of the Family Group.

          (f) Any Matching Employer Contribution and net earnings or losses treated as a forfeiture of an Employer's Participants pursuant to subsection (b) above shall be applied as a forfeiture to reduce the Employer's Profit-Sharing Contribution for the Plan Year following the Plan Year in which such excess contributions were made.

          (g) The Administrative Committee may adopt such rules as it deems necessary or desirable to:

               (i) impose limitations during a Plan Year on the percentage or dollar amount of Before-Tax Contributions elected by Participants pursuant to Section 3.2 for the purpose of avoiding the necessity of adjustments pursuant to this Section or Section 5.15; or

               (ii) increase during a Plan Year the percentage of Compensation with respect to which a Participant may elect a Before-Tax Contribution for the purpose of providing Participants with the opportunity to increase their Before-Tax Contributions within the limitations of this Section 3.3.

          (h) The amount of each Participant's Before-Tax Contributions as determined under this Section 3.3 is subject to the provisions of Section 5.15.

     3.4  Matching Employer Contribution.

          (a) Subject to the provisions of Sections 3.1 and 5.15, and at such times and subject to such conditions as shall be prescribed by the Administrative Committee on a uniform and nondiscriminatory basis, each Employer shall pay to the Trustee for credit to the Matching Account of each Participant employed by it an amount which, when added to the forfeitures of such Employer's Participants, shall equal 30% of the amount of the Participant's Basic Before-Tax and Basic After-Tax Contributions.

          (b) For each Plan Year, at the discretion of and in the percentage determined by each Employer, such Employer may make one or more Supplemental Matching Contributions out of its current or accumulated profits, as determined by the Administrative Committee. A Supplemental Matching Contribution may be made at any time during a Plan Year and shall be allocated among Participants employed by the Employer making such Supplemental Matching Contributions on the last day of the month for which such Supplemental Matching Contributions are made or, in the discretion of the Administrative Committee, among Participants employed by the Employer making such Supplemental Matching Contributions on the last day of the month next preceding the Supplemental Matching Contribution Date who are making Basic Before-Tax and/or Basic After-Tax Contributions in the month in which the Supplemental Matching Contribution is made. The amount of any Supplemental Matching Contribution to be allocated to the Matching Account of such a Participant shall be equal to a percentage, as determined by the Company making the Supplemental Matching Contribution, of such Participant's Basic Before-Tax and Basic After-Tax Contributions on the last day of the month chosen pursuant to the procedures describe in the preceding sentence.

     3.5  Retirement Contribution.

          (a) Effective for Plan Years prior to the 1992 Plan Year, subject to the provisions of Sections 3.1 and 5.15, each Employer shall pay to the Trustee for each Plan Year a Retirement Contribution equal to 3% of the Compensation of each Eligible Participant, and may, in its discretion, make one or more additional Retirement Contributions to the Plan in such amount as may be determined by each such Employer making an additional Retirement Contribution. For purposes of determining the Retirement Contribution for an Eligible Participant who is suffering from a Disability, the Compensation of such Participant shall be determined in accordance with the provisions of Code
Section 415(c)(3)(C).

          (b) Effective beginning with the 1992 Plan Year, subject to the provisions of Section 3.1 and 5.15, each Employer shall pay to the Trustee for each Plan Year a Retirement Contribution which, together with forfeitures, is equal to 3% of the Compensation of each Eligible Participant, and may, in its discretion, make one or more additional Retirement Contributions to the Plan in such amount as may be determined by each such Employer making an additional Retirement Contribution. For purposes of determining the Retirement Contribution for an Eligible Participant who is suffering from a Disability, the Compensation of such Participant shall be determined in accordance with the provisions of Code
Section 415(c)(3)(C).

                                   ARTICLE 4
                           Participant Contributions
                           -------------------------

     4.1  After-Tax Contributions.

          (a) Each Participant for each Plan Year may elect to contribute to the Trust Fund an amount which, when added to the amount of Before-Tax Contributions that he/she has elected to contribute to the Trust Fund under Section 3.2, is not less than 2% of his/her Compensation and not in excess of 16% of the Participant's Compensation.

          (b) All After-Tax Contributions by a Participant shall be provisionally accepted and are subject to return to the Participant as provided in Article 5 and Section 4.2 below.

     4.2 Code Section 401(m) Limitation on After-Tax and Matching Employer Contributions. Notwithstanding any other provision to the contrary, the After-Tax Contributions and Matching Employer Contributions of the Highly Compensated Employees (after any reduction under Section 3.3(b)(iii)) shall be reduced in accordance with the following provisions:

          (a) The After-Tax and Matching Employer Contributions of the Highly Compensated Employees shall be reduced if neither of the Contribution Percentage Tests set forth in (i) or (ii) below is satisfied:

               (i) The 1.25 Test. The Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all Non-Highly Compensated Employees multiplied by 1.25.

               (ii) The 2.0 Test. The Contribution Percentage of the Highly Compensated Employees is not more than 2 percentage points greater than the Contribution Percentage of all Non-Highly Compensated Employees, and the Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all Non-Highly Compensated Employees multiplied by 2.0.

          (b) (i) As used in this Section 4.2, "Contribution Percentage" means the average of the ratios of each Highly Compensated Employee's or Non-Highly Compensated Employee's, as the case may be, After-Tax Contributions and Matching Employer Contributions plus Designated Before-Tax Contributions (as defined in subsection (c) below), if any, with respect to the Plan Year, to each such Participant's Compensation for the Plan Year.

               (ii) If a Highly Compensated Employee is a member of a Family Group, such Family Group shall constitute a single Highly Compensated Employee. The Contribution Percentage of such Family Group shall be the aggregate Contribution Percentage of all Family Members and the Contribution Percentage of each Family Member shall be disregarded for purposes of the Contribution Percentage Tests.

               (iii) All Matching Employer Contributions made under this Plan and all employee contributions and matching contributions made under any other plan that is aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b) shall be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. The Contribution Percentage ratio of any Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(m) under which the Highly Compensated Employee is eligible as a single plan.

               (iv) Notwithstanding anything in this subsection (b) to the contrary, the provisions of this subsection shall, effective for Plan Years beginning no later than the 1993 Plan Year, apply separately (A) with respect to the group of Eligible Employees who are employed by Employers who are Controlled Group Affiliates and for each group of Eligible Employees employed by each Employer which is not a Controlled Group Affiliate, and (B) with respect to each group of Eligible Employees who are Members of a Collective Bargaining Unit (if any). Further notwithstanding anything in this subsection (b) to the contrary, the provisions of this subsection shall not apply, prior to the 1993 Plan Year, to any group of employees who are Members of a Collective Bargaining Unit.

          (c) To the extent necessary, and solely for the exclusive purpose of satisfying the Contribution Percentage Test in Section 4.2(a), all or part of the Before-Tax Contributions of Participants may be treated by the Administrative Committee as After-Tax Contributions ("Designated Before-Tax Contributions"), provided that each of the following is satisfied:

               (i) The Before-Tax Contributions, including Designated Before-Tax Contributions, satisfy the requirements of Section 3.3(b); and

               (ii) The Before-Tax Contributions, excluding Designated Before-Tax Contributions, satisfy the requirements of Section 3.3(b).

          (d) If neither Contribution Percentage Test is satisfied as of the end of the Plan Year, the Administrative Committee shall cause the Contributions of the Highly Compensated Employees to be reduced and refunded to each affected

Highly Compensated Employee until either Contribution Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees who elected the greatest percentage, then the second greatest percentage, continuing until either Contribution Percentage Test is satisfied. Once either Contribution Percentage Test is satisfied, the Administrative Committee shall direct the Trustee to distribute to appropriate Highly Compensated Employees the amount of the reduction of the After-Tax Contributions of each such Highly compensated Employee and treat as forfeitures the appropriate amount of Matching Employer Contributions attributable to such Highly Compensated Employees, together with the net earnings or losses allocable thereto. The Administrative Committee shall designate such refund and forfeiture as a refund and forfeiture of excess contributions, determine the amount of the allocable net earnings or losses to be refunded or forfeited in accordance with subsection (f) below, and cause such forfeitures to occur prior to two and a half months after the end of that Plan Year in which such excess After-Tax Contributions and Matching Employer Contributions were made.

          (e) Notwithstanding anything in this Section 4.2 to the contrary, the provisions of subsection (a) shall, effective for Plan Years beginning no later than the 1993 Plan Year, apply separately (A) with respect to the group of Eligible Employees who are employed by Employers who are Controlled Group Affiliates and for each group of Eligible Employees employed by each Employer which is not a Controlled Group Affiliate, and (B) with respect to each group of Eligible Employees who are Members of a Collective Bargaining Unit (if any). Further notwithstanding anything in this Section 4.2 to the contrary, the provisions of this subsection shall not apply, prior to the 1993 Plan Year, to any group of employees who are Members of a Collective Bargaining Unit.

          (f) Net earnings or losses to be refunded with the excess After-Tax Contributions shall be equal to (i) the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus (ii) effective for Plan Years before the 1991 Plan Year, the net earnings or losses on such excess After-Tax Contributions during the Gap Period. Net earnings or losses shall be determined in the same manner as in Section 3.3(c), except that the phrase "After-Tax Contributions" shall be substituted for the phrase "Before-Tax Contributions" wherever used therein.

          (g) Net earnings or losses to be treated as forfeitures together with the Matching Employer Contributions shall be equal to (i) the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus (i) effective for Plan Years before the 1991 Plan Year, the net earnings or losses on such Matching Employer Contributions during the Gap Period. Net earnings or losses shall be determined in the same manner as in
Section 3.3(c), except that the phrase "Matching Employer Contribution" and shall be substituted for the phrase "Before-Tax Contribution" wherever used therein.

          (h) Any excess contributions distributed to a Family Group or treated as forfeitures pursuant to the reductions in subsection (d) above shall be allocated to each Family Member in the same proportion that such Family Member's After-Tax Contributions and Matching Employer Contributions bear to the aggregate After-Tax Contributions and Matching Employer Contributions of the Family Group.

          (i) Any Matching Employer Contribution and net earnings or losses treated as a forfeiture of an Employer's Participants pursuant to subsection (d) above shall be applied as a forfeiture to reduce the Employer's Matching Employer Contribution for the Plan Year following the Plan Year in which such excess contributions were made.

          (j) The Administrative Committee may adopt such rules as it deems necessary or desirable to impose limitations during a Plan Year on the percentage of After-Tax Contributions made by Participants pursuant to Section
4.1 for the purpose of avoiding the necessity of adjustments pursuant to this Section, Section 4.3 or Section 5.15.

     4.3  Multiple Use.

          (a) This Section 4.3 will be applicable if the 2.0 Test is used to satisfy both the Actual Deferral Percentage Test and the Contribution Percentage Test. If this Section 4.3 is applicable, the Administrative Committee shall determine whether a "Multiple Use" has occurred, and if such a Multiple Use has occurred, the After-Tax Contribution and Matching Employer Contributions of the Highly Compensated Employees shall be reduced in accordance with the provisions of subsection (c) below.

          (b) A Multiple Use occurs when, for the Highly Compensated Employees, the sum of the Actual Deferral Percentage used to satisfy The 2.0 Test plus the Contribution Percentage used to satisfy The 2.0 Test exceeds the "Aggregate Limit." The Aggregate Limit is the greater of (i) or (ii) below, determined as follows:

               (i) (A) First, multiply 1.25 by the greater of (I) the Actual Deferral Percentage, or (II) the Contribution Percentage of the Non-Highly Compensated Employees;

                    (B) Second, add 2.0 to the lesser of (I) or (II) above provided that such sum shall not exceed 2 times the lesser of (I) or
          (II) above; and

                    (C) Finally, add the results from (A) and (B) to determine the Aggregate Limit; or

               (ii) (A) First, multiply 1.25 by the lesser of (I) the Actual Deferral Percentage, or (II) the Contribution Percentage of the Non-Highly Compensated Employees;

                    (B) Second, add 2.0 to the greater of (I) or (II) above provided that such sum shall not exceed 2 times the greater of (I) or
          (II) above; and

                    (C) Finally, add the results from (A) and (B) to determine the Aggregate Limit.

          (c) If a Multiple Use has occurred, such Multiple Use shall be corrected by reducing the Contribution Percentage of Highly Compensated Employees in accordance with the provisions of Section 4.2(d) until the sum of the Actual Deferral Percentage plus the Contribution Percentage for the Highly Compensated Employees equals the Aggregate Limit.

          (d) Net earnings or losses to be refunded with the excess After-Tax Contributions shall be equal to (i) the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus (ii) effective for Plan Years before the 1991 Plan Year, the net earnings or losses on such excess contributions during the Gap Period. Net earnings or losses shall be determined in the same manner as in Section 3.3(c) except that the phrase "After-Tax Contributions" shall be substituted for the phrase "Before-Tax Contributions" wherever used therein.

          (e) Net earnings or losses to be treated as forfeitures together with the excess Matching Employer Contributions shall be equal to (i) the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus (ii) the net earnings or losses on such Matching Employer Contributions during the Gap Period. Net earnings or losses shall be determined in the same manner as in Section 3.3(c) except that the phrase "After-Tax Contributions" shall be substituted for the phrase "Before-Tax Contribution" wherever used therein.

          (f) Any Matching Employer Contribution and net earnings or losses treated as a forfeiture of an Employer's Participants pursuant to subsection (c) above shall be applied as a forfeiture to reduce the Employer's Matching Employer Contribution for the Plan Year following the Plan Year in which such excess contributions were made.

     4.4  Rollover Contribution.

          (a) A Rollover Contribution may be transferred in cash to the Trust Fund for the benefit of an Eligible Employee with the written permission of the Administrative Committee, regardless of whether such Eligible Employee has satisfied the participation requirements of Section 2.1. Prior to accepting any transfer which is intended to be a Rollover Contribution, the Administrative Committee may require the Eligible Employee to establish that the amount to be transferred meets the definition of a Rollover Contribution and any other limitations of the Code applicable to such transfers.

          (b) If the Administrative Committee determines after a Rollover Contribution has been made that such Rollover Contribution did not in fact constitute a Rollover Contribution as defined in Section 1.4, the amount of such Rollover Contribution and any earnings thereon shall be returned to the Eligible Employee.

          (c) Each Eligible Employee's Rollover Contribution shall be credited to his/her Rollover Account and invested in accordance with Article 5. An Eligible Employee's Rollover Account shall be fully vested and nonforfeitable.

          (d) The Rollover Contribution of an Eligible Employee shall be allocated to his/her Rollover Account as of the Valuation Date coinciding with or next succeeding the date on which such amounts are received by the Trustee.

          (e) Amounts may be distributed from an Eligible Employee's Rollover Account under the terms and conditions described in Articles 6 and 7.

                                   ARTICLE 5
                    Investments, Accounting Provisions, and
                    ---------------------------------------
                         Limitations on Contributions
                         ----------------------------

     5.1 Participant's Accounts. For each Participant there shall be maintained as appropriate a separate Retirement Account, Before-Tax Account, After-Tax Account (which shall, if applicable, consist of a separate pre-1987 After-Tax sub-account and a separate post-1986 After-Tax sub-account as prescribed by the Administrative Committee), Deductible Employee Contribution Account, Matching Account and Rollover Account. Each Account shall be credited with the amount of contributions, forfeitures, interest and earnings of the Trust Fund allocated to such Account.

     5.2  Common Fund.

          (a) The Trust Fund shall be a common fund which may be divided into separate investment funds ("Funds") as provided in this Section 5.2. The Trust Fund, or each Fund as may from time to time be established, shall be a common fund in which each Participant shall have an undivided interest in the respective assets of the Trust Fund or each such Fund. Except as otherwise provided, the value of each Participant's Accounts in the Trust Fund or such Funds shall be measured by the proportion that the net credits to his/her Accounts bear to the total net credits to the Accounts of all Participants as of the date that such share is being determined. For purposes of allocation of income and valuation each Fund shall be considered separately. No Fund shall share in the gains or losses of any other, and no Fund shall be valued by taking into account any assets or distributions from any other.

          (b) The Trustee, the investment manager and any insurance institution responsible for investment of Trust assets shall be permitted to commingle the assets of the Trust for purposes of investment with the assets of other plans or trusts which are intended to qualify for a federal tax exemption under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended. Any documents which are required to be incorporated in the Plan and the Trust to permit such commingled investments are hereby so incorporated. Each account invested in a particular Fund shall represent an undivided interest in such Fund which corresponds to the balance of such account.

          (c) Each loan made to a Participant pursuant to the provisions of
Section 7.10 shall be valued on each Valuation Date. Any changes in value resulting from such valuation, together with any income or expenses, shall as of the Valuation Date be credited or charged, as the case may be, to the Accounts of the Participant from which such loan was made.

          (d) Each Fund shall be invested by the Trustee in accordance with investment objectives and policies determined from time to time by the Administrative

Committee. Any Fund may be partially or entirely invested in any common, commingled or collective trust fund, pooled investment fund or mutual fund which is invested in property of the kind specified for that Fund. Subject to the discretion of the Administrative Committee to consolidate, eliminate or create Funds, the Trustee shall establish and maintain in the Trust various Investment Funds and shall be invested at the discretion of the Committee, Trustee, or any designated investment advisor or manager as the case may be, as follows:

          Fund A - A Fixed Income Fund, invested and reinvested principally in one or more fixed income investments, including (without limitation) group annuity or other contracts providing guaranteed rates of return, preferred stocks, corporate, municipal or government bonds, debentures, notes, certificates or other similar evidences of indebtedness, commercial paper, government guaranteed paper, certificates of deposit or savings accounts.

          Fund B- An Equity Indexed Fund, invested and reinvested primarily in a passively managed, diversified fund of capital, common or other form of equity stock with the objective of simulating the performance of the Standard & Poor's Composite Index of 500 stocks.

          Fund C - A Balanced Fund, invested and reinvested principally in capital, common or other form of equity stock, or securities convertible into stock, of corporations, and in one or more fixed income investments, including (without limitation) group annuity or other contracts providing guaranteed rates of return, preferred stocks, corporate, municipal or government bonds, debentures, notes, certificates or other similar evidences of indebtedness, commercial paper, government guaranteed paper, certificates of deposit or savings accounts; provided, however, that no amount allocated to the Balanced Fund shall be invested in any stock, or securities convertible into stock of Rust International Inc., Wheelabrator Technologies Inc., WMX Technologies, Inc., Chemical Waste Management, Inc. or any successor thereto or any subsidiary or affiliate thereof; provided, further, that effective until June 1, 1992, no amount allocated to the Balanced Fund shall be invested in any stock or securities convertible into the stock of The Henley Group, Inc., Allied-Signal Inc., Fisher Scientific Group Inc., or any successor thereto or any subsidiary or affiliate thereof.

          Fund D - An International Growth Fund, invested and reinvested primarily in the common stocks of companies based outside of the United States, with the objective of achieving long-term capital growth. This Fund D shall become an Investment fund under the Plan effective July 1, 1994.

          Fund E - A Company Stock Fund, invested and reinvested principally in the capital stock (whether common stock, preferred stock or a combination of common and preferred stock) of WTI or any successor thereto; provided that a part of the Company Stock Fund may be held temporarily in cash or cash equivalent instruments pending investment in such capital stock and/or contemplated distributions from the Company Stock Fund. Any stock dividends received on account of distributions related to such stock (other than stock dividends received on account of distributions related to WTI Common Stock) shall be sold by the Trustee and the proceeds of such sale may, at the discretion of the investment manager, be reinvested in the stock issuing the stock dividend.

          Fund F - A Company Stock Fund, invested and reinvested principally in the capital stock (whether common stock, preferred stock or a combination of common and preferred stock) of Rust International Inc., any successor thereof or in such other securities that are received on account of a distribution, exchange or other transaction related to such stock; provided that a part of the Company Stock Fund may be held temporarily in cash or cash equivalent instruments pending investment in such capital stock and/or contemplated distributions from the Company Stock Fund. This Fund F shall become an Investment fund under the Plan effective July 1, 1993.

          (e) Income from the proceeds of sales of investments in each such Fund shall be reinvested in the same Fund. Brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase and sale of securities held in each Fund shall be charged to such Fund. The Trustee may invest assets in property or hold amounts in cash or short-term marketable securities in each Fund, as it may deem appropriate. The Trustee shall hold as assets of the Trust Fund the notes generated by loans to Participants pursuant to Section 7.10.

     5.3 Investment Direction. Amounts paid to Participant's Accounts shall be invested in such Fund or Funds as such Participant shall direct in an application filed with the Administrative Committee; provided, that the amounts to be invested in the Funds shall be in integral multiples of 10% of the amounts contributed by or on behalf of the Participant under the Plan; provided, further, that Before-Tax, After-Tax and Rollover Contributions may not be invested in any Company Stock Fund. If the Participant fails to make an investment election, any Contributions allocated to such Participant's Accounts shall be invested in the Fixed Income Fund, or such other Fund as the Administrative Committee may direct. Notwithstanding the foregoing, effective prior to the 1992 Plan Year, one-half of the Retirement Contrition made by an Employer shall be invested by the Trustee entirely in Fund A. Effective January 1, 1992, the restriction set forth in the preceding sentence shall no longer be effective.

     5.4 Change in Investment Direction. Any investment direction by a Participant pursuant to Section 5.3 shall be deemed a continuing direction until changed by the Participant. A Participant may change his/her election by filing the appropriate form with the Administrative Committee, or effective April 1, 1994, by using a telephone response system. Such change shall be implemented in accordance with the conditions and procedures prescribed by the Administrative Committee and recordkeeper.

     5.5 Transfer of Investments. Any Participant may direct a transfer of his/her Accounts between the various Funds by filing the appropriate form with the Administrative Committee, or effective April 1, 1994, by using a telephone response system.

     5.6  Treatment of Loans.

          (a) Each loan made to a Participant shall be treated as a separate investment of such Participant (a "Segregated Loan"). Any such Segregated Loan shall be made by a transfer from the Participant's investment Funds to the Segregated Loan Account established under Section 7.10 in the proportion that the total value of the Participant's interest in each separate investment Fund bears to the total value of his/her investments under all Funds as of the date of such loan.

          (b) The amount of any principal and/or interest payment made by a Participant with respect to a Segregated Loan shall be promptly transferred to the separate Funds in accordance with the Participant's current investment direction then in effect under Section 5.3. If the Participant does not have a current investment election, loan repayments will be transferred to the Fixed Income Fund.

     5.7 Eligibility to Share in Matching Contributions. A Participant shall be eligible to share in Matching Contributions as of the last day of which such Contribution is being allocated if (a) he/she is then employed by the Employer, or (b) his/her employment with the Employer terminated during the Plan Year due to death, retirement or Disability.

     5.8 Eligibility to Share in the Retirement Contribution. A Participant shall be eligible to share in the Retirement Contribution for the Plan Year as of the last day of which such Contribution is being allocated if (a) he/she is then employed by the Employer as an Eligible Employee or (b) the Participant is suffering from a Disability.

     5.9 Crediting Accounts. The undivided interest of each Participant in a Fund shall be determined in accordance with the accounting procedures specified in the trust agreement, investment management agreement, insurance contract, custodian agreement or other document under which such Fund is maintained.

     5.10 Allocation Procedure.  As of each Valuation Date, the Committee shall:

          (a) First, allocate the net earnings or losses of the Trust Fund.

          (b) Second, allocate the Before-Tax Contributions.

          (c) Third, allocate the After-Tax Contributions.

          (d) Fourth, allocate the Matching Employer Contributions and forfeitures.

          (d) Fifth, allocate the Retirement Contribution and forfeitures.

     5.11 Expenses. All investment costs and expenses shall be allocated among the Funds in the proportion which the amount invested in each Fund bears to the amount invested in all the Funds as of the Valuation Date preceding the day of application, provided that all such costs and expenses directly identifiable to one Fund shall be allocated to that Fund.

     5.12 Determination of Value of Trust Fund. As of each Valuation Date, the Trustee shall determine the net earnings or losses of the Trust Fund since the preceding Valuation Date and shall thereupon determine the fair market value of the Trust Fund. Net earnings or losses of the Trust Fund shall reflect credits and charges to each of the Funds made in accordance with the procedures of the separate investment trusts, mutual funds, investment contracts or similar investment media in which the assets allocable to such Fund are invested.

     5.13 Allocation of Net Earnings or Losses. The net earnings or losses of the respective Funds shall be allocated to the Accounts of Participants from time to time and at least annually in accordance with the procedures of the respective investment media in which assets allocable to such Fund are invested.

     5.14 Provisional Annual Addition. The sum of the Retirement Contributions made pursuant to Section 3.5, Before-Tax Contributions made pursuant to Section 3.2, Matching Employer Contributions made pursuant to Section 3.4, and After-Tax Contributions made pursuant to Section 4.1 for a Plan Year shall be known as the "Provisional Annual Addition" and shall be subject to the limitation on Annual Additions in Section 5.15.

     5.15 Limitation on Annual Additions.

          (a) For the purpose of complying with the restrictions on Annual Additions to defined contribution plans imposed by Code Section 415, for each Participant there shall be computed a Maximum Annual Addition, which shall be the excess of the lesser of

               (i) 25% of his/her Section 415 Compensation for the Plan Year; or

               (ii) the Defined Contribution Dollar Limitation for the Plan
     Year,

over the amount of employer contributions, forfeitures and employee contributions allocated as of any day in the Limitation Year to such Participant's accounts under any other defined contribution plan maintained by the Employer or an Affiliate.

          (b) If the Maximum Annual Addition for a Participant equals or exceeds the Provisional Annual Addition for that Participant, an amount equal to the Provisional Annual Addition shall be allocated to the Participant's respective Accounts.

          (c) If the Provisional Annual Addition exceeds the Maximum Annual Addition for that Participant, the Tentative Employer Contribution allocable to such Participant shall be reduced by refunding the Participant's Before-Tax Contributions and Matching Employer Contribution thereon and any investment earnings on such contributions, until the Provisional Annual Addition as so reduced equals the Maximum Annual Addition for such Participant. The Provisional Annual Addition remaining after such reduction shall be allocated to the Participant's respective Accounts.

          (d) Any forfeiture which cannot be allocated under the Plan because of the application of the above limit shall be carried in the Excess Forfeiture Suspense Account for such Plan Year. In the next succeeding Plan Year the amounts included in such account shall be treated as a forfeiture for such Plan Year, shall be used to reduce the Employer Retirement Contribution for such Plan Year, and shall be allocated to the Participants in accordance with the provisions of Section 5.10 (and as such will be again subject to the limitations of this Section 5.15 for such Plan Year). Amounts which are included in the Excess Forfeiture Suspense Account as of the end of a Plan Year shall be treated as a liability of the Trust Fund. Upon termination of the Plan, amounts then held in the Excess Forfeiture Suspense Account which cannot be allocated pursuant to this Section shall revert to the Employer.

          (e) The Excess Tentative Employer Contribution is an amount equal to the sum of the reductions in the Tentative Employer Contribution allocable to the Accounts of Participants pursuant to subsection (c) above.

     5.16 Application of SEC Rule 16b-3 to WTI Insiders. This Section 5.16 sets forth provisions applicable to employees of Wheelabrator Technologies Inc. who are officers or directors of WTI within the meaning of Rule 16a-1(f) of the regulations promulgated by the Securities and Exchange Commission (the "SEC") under Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act") or Section 3(a)(7) of the Exchange Act, respectively (any such employee hereinafter referred to as a "WTI Insider"). The limitations and restrictions on the participation of the WTI Insiders set forth in this Section 5.16 are intended and shall be administered by the Administrative Committee so as to implement the provisions of SEC Rule 16b-3 which provide an exemption from the prohibitions of Section 16(b) of the Exchange Act for certain transactions in WTI Common Stock effected under the Plan for the accounts of the WTI Insiders. The provisions of this Section 5.16 shall be effective as of December 6, 1991, the date on which WTI elected to bring its employee benefit plans into compliance with the provisions of SEC Rule 16b-3, as amended effective May 1, 1991.

          (a) Notwithstanding any provision of this Plan to the contrary, any investment election by a WTI Insider to invest all or any portion of future Matching Employer Contributions or Retirement Contributions in Fund E shall not be effective:

               (i) if the WTI Insider has within six months prior to the Entry Date on which such election is to become effective, made an election under
     Section 5.3 ceasing the investment of all such contributions in Fund E; or

               (ii) if the WTI Insider has within six months prior to the Enrollment Date on which such election is to become effective, made a withdrawal of WTI Common Stock from the Plan other than in connection with death, retirement, disability, termination of employment or a qualified domestic relations order.

          In the event that an election of a WTI Insider under Section 5.3, 5.4 or 5.5 is ineffective by reason of subsections (i) or (ii) above, then the Employer Contributions which were to have been invested in Fund E shall be invested in Fund A, unless the WTI Insider shall designate another Fund (other than Fund E) in which such Contributions are to be invested.

          (b) The provisions of Section 5.3 relating to transfers of amounts invested in the various Funds is hereby amended with respect to elections of WTI Insiders as follows:

               (i) an election by a WTI Insider to transfer all or a portion of the Matching Employer Contributions or Retirement Contributions and income thereon to or from Fund E shall not be effective unless the election is filed with the Administrative Committee on a form prescribed by the Administrative Committee for that purpose on a date that is: (A) at least six months after the date of the last election filed by the WTI Insider under Section 5.4 or 5.5 which resulted in a transfer to or from Fund E, and (B) during a period beginning on the third business day and ending on the twelfth business day following the date on which WTI has released for publication its regular quarterly (or in the event of the fourth quarter of WTI fiscal year, annual) summary financial information ( any such period hereafter referred to as a "Window Period"); and

               (ii) an election by a WTI Insider to transfer all or any portion of the Matching Employer Contributions or Retirement Contributions and Income to Fund

     E shall not be effective unless such election (A) is made during a Window Period, and (B) the WTI Insider has not, within the six month period immediately preceding the Entry Date on which such transfer election will be effective, withdrawn any WTI Common Stock from the Plan other than in connection with death, retirement, disability, termination of employment or a qualified domestic relations order.

          In the event an election of a WTI Insider under Section 5.4 or 5.5 is ineffective as a result of subsections (i) or (ii) above, the amounts that would otherwise have been transferred from Fund E shall remain invested in Fund E and the amounts that would otherwise have been transferred to Fund E shall remain in the Fund in which such amounts are then invested unless the WTI Insider designated some other Fund (other than Fund E) to which such amounts are to be transferred.

     5.17 Application of SEC Rule 16b-3 to Rust Insiders. This Section 5.17 sets forth provisions applicable to employees of Rust International Inc. who are officers or directors of Rust within the meaning of Rule 16a-1(f) of the regulations promulgated by the Securities and Exchange Commission (the "SEC") under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or
Section 3(a)(7) of the Exchange Act, respectively (any such employee hereinafter referred to as a "Rust Insider"). The limitations and restrictions on the participation of the Rust Insiders set forth in this Section 5.17 are intended and shall be administered by the Administrative Committee so as to implement the provisions of SEC Rule 16b-3 which provide an exemption from the prohibitions of
Section 16(b) of the Exchange Act for certain transactions in Rust Common Stock effected under the Plan for the accounts of the Rust Insiders. The provisions of this Section 5.17 shall be effective as of July 1, 1993, the date on which Rust common Stock became an eligible investment under the Plan.

          (a) Notwithstanding any provision of this Plan to the contrary, any investment election by an Rust Insider to invest all or any portion of future Employer Matching Contributions or Retirement Contributions in Fund F shall not be effective:

               (i) if the Rust Insider has within six months prior to the Enrollment Date on which such election is to become effective, made an election under Section 5.3 ceasing the investment of all such contributions in Fund F; or

               (ii) if the Rust Insider has within six months prior to the Entry Date on which such election is to become effective, made a withdrawal of Rust Common Stock from the Plan other than in connection with death, retirement, disability, termination of employment or a qualified domestic relations order.

          In the event that an election of a Rust Insider under Section 5.3, 5.4 or 5.5 is ineffective by reason of paragraphs (a) or (b) above, then the Employer Contributions which were to have been invested in Fund F shall be invested in Fund A, unless the Rust Insider shall designate another Fund (other than Fund F) in which such Contributions are to be invested.

          (b) The provisions of Section 5.4 or 5.5 relating to transfers of amounts invested in the various Funds is hereby amended with respect to elections of Rust Insiders as follows:

               (i) an election by a Rust Insider to transfer all or a portion of the Employer Matching Contributions or Retirement Contributions and Income thereon to or from Fund F shall not be effective unless the election is filed with the Administrative Committee on a form prescribed by the Administrative Committee for that purpose on a date that is: (A) at least six months after the date of the last election filed by the Rust Insider under Section 5.4 or 5.5 which resulted in a transfer to or from Fund F, and (B) during a period beginning on the third business day and ending on the twelfth business day following the date on which Rust has released for publication its regular quarterly (or in the event of the fourth quarter of Rust's fiscal year, annual) summary financial information (any such period hereafter referred to as a "Window Period"); and

               (ii) an election by a Rust Insider to transfer all or any portion of the Matching Employer Contributions or Retirement Contributions and income to Fund F shall not be effective unless such election (A) is made during a Window Period, and (B) the Rust Insider has not, within the six-month period immediately preceding the Entry Date on which such transfer election will be effective, withdrawn any Rust Common Stock from the Plan other than in connection with death, retirement, disability, termination of employment or a qualified domestic relations order.

          In the event an election of a Rust Insider under Section 5.4 or 5.5 is ineffective as a result of paragraph (a) or (b) above, the amounts that would otherwise have been transferred from Fund F shall remain invested in Fund F and the amounts that would otherwise have been transferred to Fund F shall remain in the Fund in which such amounts are then invested unless the Rust Insider designates some other Fund (other than Fund F) to which such amounts are to be transferred.

     5.18 Supplemental Benefit Plan

          (a) Each time a Matching Employer Contribution or Retirement Contribution is made to the Plan, the Company shall credit on its books the amount which the Company would have contributed to the Plan on account of a Participant but for the limitations imposed by Code Section 401(a)(17) either
(a) to an account (the "Savings Account") or (b) with the consent of the Administrative Committee pursuant to any other deferral agreement or arrangement between the Company and such Participant. The Company shall also credit on its books the amount of Before-Tax Contributions and/or After-Tax Contributions that the Participant would have contributed but for the limitations imposed by Code Section 401(a)(17). Such credits shall be made only to the extent permitted by guidelines of the Administrative Committee. Amounts credited pursuant to such other deferral agreement or arrangement shall be credited with earnings and shall be paid to the Participant in accordance with the terms thereof. The arrangement under this Section 5.18 shall constitute a separate and nonqualified excess benefit plan for all purposes of tax law, and shall not be part of the Plan for tax law purposes.

          (b) Amounts credited to the Savings Account during any year shall accrue interest at a rate equal to the average interest rate on ten-year U.S. Treasury notes, as reported by the Federal Reserve Board on a weekly average basis and published in The Wall Street Journal. Interest will be credited quarterly in arrears based on the unweighted arithmetical average of such Treasury note rates published on the last day of each week in such calendar quarter.

          (c) A Participant shall vest in amounts credited to him/her under this
Section 5.18 to the same extent he/she would have vested in such amounts under
Article 6.

          (d) The Company shall pay the amounts payable to a Participant from his/her Savings Account by a single sum payment upon termination of employment, unless prior to the crediting of an amount hereunder, the Participant and the Company have entered into a written agreement providing for a different schedule of payment for such amounts and the earnings thereof. Such payments shall be made to the extent of the vested interest of the Participant regardless of whether the termination of his/her employment results from disability, retirement, death, discharge or resignation. In the event of the death of a Participant prior to the payment of the balance in his/her Savings Account, any unpaid amount shall be paid to the Participant's estate. Neither any Participant nor his/her legal representatives or any beneficiary designated by him/her shall have any right, other than as an unsecured creditor, against the Company in respect of the Savings Account.

                                   ARTICLE 6
                      Amount of Payments to Participants
                      ----------------------------------

     6.1  General Rule.

          (a) Upon the retirement, disability or termination of employment of a Participant, such Participant, or in the event of his/her death, his/her beneficiary shall be entitled to receive from his/her Accounts under the Trust Fund as of the date specified in subsection (b) below:

               (i) an amount equal to the Participant's Before-Tax Account, After-Tax Account, Rollover Account and Transferred Account, plus any of the Participant's Before-Tax Contributions and After-Tax Contributions made to the Trust Fund but not allocated to the Participant's Before-Tax Account or After-Tax Account as of such date; and

               (ii) the nonforfeitable portion of the Participant's Matching Account and Retirement Account determined as hereafter set forth.

          (b) The time and manner of distribution of a Participant's Accounts shall be determined in accordance with Article 7.

     6.2 Normal Retirement. Any Participant may retire on or after his/her Retirement Date, at which date the forfeitable portion, if any, of his/her Matching Account and Retirement Account shall become nonforfeitable. If the retirement of a Participant is deferred beyond his/her Retirement Date, such Participant shall continue in full participation in the Plan and Trust Fund.

     6.3 Death. As of the date any Participant dies while in the employ of the Employer, Affiliate or Related Employer, the forfeitable portion, if any, of his/her Matching Account and Retirement Account shall become nonforfeitable.

     6.4 Disability. As of the date any Participant shall be determined by the Administrative Committee to be suffering from a Disability, the forfeitable portion, if any, of his/her Matching Account and Retirement Account shall become nonforfeitable.

     6.5 Vesting. A Participant's interest in his/her Before-Tax Account, After-Tax Account, Deductible Employee Contribution Account, Rollover Account and Transferred Account shall be nonforfeitable at all times. Except as otherwise provided in this Article 6, a Participant's nonforfeitable interest in his/her Matching Account and Retirement Account at any point in time shall be determined under Section 6.6.

     6.6  Resignation or Dismissal.

          (a) If any Participant shall resign or be dismissed from the service of the Employer and all Affiliates, his/her Retirement Account shall become nonforfeitable in accordance with the following schedule, subject to Section 6.7:

                                         Nonforfeitable
               Years of Service          Percentage
               ----------------          --------------

                 Less than 5                   0
                 5 or more                   100

          (b) If any Participant shall resign or be dismissed from the service of the Employer and all Affiliates, his/her Matching Account shall become nonforfeitable in accordance with the following schedule, subject to Section 6.7:

                                         Nonforfeitable
               Years of Service          Percentage
               ----------------          --------------

               Less than 1                     0
               1 but less than 2              20
               2 but less than 3              40
               3 but less than 4              60
               4 but less than 5              80
               5 or more                     100

          (c) Any parts of the Participant's Matching Account and Retirement Account which do not become nonforfeitable shall be treated as a forfeiture pursuant to Section 6.8.

          (d) Notwithstanding any of the foregoing provisions of this Section 6.6, a Participant who has been credited with ten or more Years of Service, without regard to subsection (d)(ii) of the definition of Service, the forfeitable portion, if any, or his/her Matching Account shall become nonforfeitable.

          (e) Notwithstanding any of the foregoing provisions of this Section 6.6, a Participant who was employed at the Company's Bedford, Virginia facilities and whose employment with the Company was terminated due to the July 19, 1991 sale of that facility shall be fully vested in his/her Matching Account and/or his/her Retirement Account upon such termination regardless of his/her full Years of Vesting Service.

          (f) Notwithstanding any of the foregoing provisions of this Section 6.6, a Participant who was employed by Swindell Dressler International Co. ("Swindell") on

October 2, 1991, and whose participation in the Plan terminated due to the October 2, 1991 sale of Swindell, shall be fully vested in his/her Matching Account and/or his/her Retirement Account upon such termination regardless of his/her full Years of Vesting Service.

          (g) Notwithstanding any of the foregoing provisions of this Section 6.6, a Member who was employed by Envirotech Operating Services at its Naples, Florida facility ("EOS Naples") on October 30, 1992, and whose participation in the Plan terminated due to the October 30, 1992 sale of EOS Naples, shall be fully vested in such Participant's Matching Account and/or Retirement Account upon such termination regardless of such Participant's full years of Service.

     6.7 Computation of Period of Service. For purposes of determining the nonforfeitable percentage of the Participant's Matching Account and Retirement Account, all Years of Service shall be taken into account, except that the following shall be disregarded:

          (a) Years of Service prior to January 1, 1976 which would have been disregarded under the terms, relating to breaks in service, of this Plan as in effect prior to such date, as a result of a break in service commencing at a time prior to such date;

          (b) In the case of a Participant whose employment terminated prior to the first day of the 1985 Plan Year, Years of Service which would have been disregarded on the last day of the 1984 Plan Year if he/she had been reemployed on December 31, 1984;

          (c) years of Service before a One-Year Break in Service until such Participant has completed one Year of Service after such One-Year Break in Service; and

          (d) In the case of a Participant whose nonforfeitable balance of his/her Accounts is 0, Years of Service before a period consisting of five consecutive One-Year Breaks in Service if the number of consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service before such One-Year Breaks in Service. Such aggregate number of Years of Service before such One-Year Breaks in Service shall not include any Years of Service disregarded by reason of any prior to One-Year Breaks in Service.

     6.8  Treatment of Forfeitures.

          (a) Upon termination of a Participant's employment with the Employer and all Affiliates, that part of his/her Matching Account or Retirement Account which becomes a forfeiture pursuant to Section 6.6 shall become allocable pursuant to Section 5.10 at the end of the Plan Year (effective January 1, 1994, the Plan Quarter) in which the termination of employment occurred if the Participant is not then reemployed by the Employer or an Affiliate.

          (b) If the Participant is reemployed by the Employer or an Affiliate without incurring a five-year Period of Severance, the amount of the forfeiture shall be restored to his/her Retirement Account as of the date of reemployment and shall be deducted from the forfeitures which otherwise would be allocable for such year or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer.

          (c) If the Participant is reemployed by the Employer or an Affiliate without incurring a five-year Period of Severance, and within such period repays to the Plan any distribution made from his/her Matching Account on account of termination of employment, the amount of the forfeiture shall be restored to the Matching Account as of the date of reemployment and shall be deducted from the forfeitures attributable to the Employer for which he/she was last employee which otherwise would be allocable for such year or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer for which he/she was last employed.

                                   ARTICLE 7
                                 Distributions
                                 -------------

     7.1  Commencement and Form of Distributions.

          (a) Distribution of a Participant's Accounts in the Trust Fund following termination of employment with the Employer and all Affiliates shall commence on or as soon as practicable after the first to occur of:

               (i) the date set forth in the Participant's request for distribution; provided that the Administrative Committee has notified the Participant of the availability of such distribution in a manner that would satisfy the notice requirements of Section 1.411(a)-11(c) of the income tax regulations, and such notification is given no less than 30 days and no more than 90 days prior to the distribution date requested by the Participant; provided, further, that such distribution may commence less than 30 days after the date the notice required under Section 1.411(a)- 11(c) of the income tax regulations is given, provided that:

                    (1) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

                    (2) the Participant, after receiving the notice, affirmatively elects a distribution; or

               (ii) the 60th day after the close of the later of the Plan Year in which the Participant attains his/her Retirement Date or terminates employment with the Employer and all Affiliates, unless the Participant has requested to defer the distribution to a later date.

          (b) In all events, distribution shall commence no later than the Required Beginning Date, and subsequent distributions required to be made each year for compliance with Code Section 401(a)(9) and the regulations promulgated thereunder shall be made no later than December 31 of such year.

          (c) (i) A Participant's vested Accounts which are distributable to a Participant who has terminated employment with the Employer and all Affiliates on or after his/her Retirement Date, or because of Disability, shall be distributed in one or more of the following ways, as the Participant may request by filing such notice as shall be prescribed by the Administrative Committee, and in accordance with applicable laws and regulations:

                    (A)  by payment in one lump sum;

                    (B) by payment in substantially equal monthly, quarterly, semi-annual or annual installments which, except for the final payment, shall not be less than $100; provided, however, that unless specifically provided for with respect to Participants covered by an Appendix, this Section 7.1(c)(i)(B) shall not be effective until January 1, 1995; or

                    (C) effective on and after January 1, 1993, by direct rollover of all or a portion of distribution that constitutes an Eligible Rollover Distribution to an Eligible Retirement Plan.

               (ii) A Participant may change such election under subsection
     (c)(i) above at any time which is both before his/her Required Beginning Date and before any payment is made from the Plan pursuant to a prior election of the Participant. If no election as to the form of distribution is made, such distribution shall be made in a lump sum payment.

               (iii) Distribution of a Participant's Accounts, to the extent invested in a Stock Fund, shall be made either:

                    (A) in whole shares of the common stock of the applicable company, plus cash equal to the value of any fractional share and any dividends received or accrued for his/her Accounts in such Fund but not yet invested in such stock; provided, however, that the minimum stock distribution is 10 shares, or

                    (B)  wholly in cash,

     as elected by the Participant; provided, however, that to the extent that the Participant does not elect to receive shares, such distribution shall be made in cash. To the extent that distribution is made in shares of common stock subsection (c)(i)(B), relating to installment payments, shall not apply.

          (d) The vested balance of the Participant's Accounts shall be paid to the Participant over a period not to exceed his/her life expectancy or the joint life expectancy of the Participant and his/her Individual Beneficiary. The minimum amount of any installment distribution and determination of the life expectancy of a Participant and the joint life expectancy of a Participant and his/her Individual Beneficiary shall be determined in accordance with the regulations prescribed under Code Section 401(a)(9); provided that the life expectancy of a Participant or his/her spouse shall not be redetermined annually. In no event shall the amount distributable in any year be less that the amount determined in accordance with the minimum distribution incidental benefit requirements of Treasury Regulation Section 1.401(a)(9)-2.

          (e) Notwithstanding anything in this Section 7.1 to the contrary, if the vested balance of such Participant's Accounts does not exceed $3,500 at the time a distribution is to be made from the Plan and distribution pursuant to this Section 7.1 has not otherwise commenced, the Administrative Committee shall provide notice to the Participant that such amount will be distributed in a lump sum and shall thereafter direct the Trustee to distribute such amount in a lump sum payment to the individual so entitled or, if the individual shall have timely elected, to an Eligible Retirement Plan, and the payment thereof shall be in full satisfaction of any liability of the Trust to such individual. If the vested balance a Participant's Accounts at the time of any prior distribution to the individual so entitled exceeds $3,500, then the vested balance at any subsequent time shall be deemed to exceed $3,500. Any Participant whose vested balance in his/her Retirement Account is 0% shall be deemed to have received a lump sum payment upon termination of employment.

          (f) Notwithstanding anything in this Section 7.1 to the contrary, if the amount of any distribution required to commence on a certain date cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which such amount can be ascertained.

     7.2  Distributions to Beneficiaries.

          (a) (i) The balance of a deceased Participant's Accounts distributable to a beneficiary shall be distributed in a lump sum, unless such beneficiary is the Surviving Spouse of the deceased Participant. The balance distributable to such Participant's Surviving Spouse shall be distributed in one of the forms described in Section 7.1(c)(i)(A), (B) or
     (C), in accordance with the Terms of such Sections, and in accordance with an effective designation filed by the beneficiary with the Administrative Committee. To the extent the deceased Participant's Accounts are invested in the WTI Stock Fund or the RUST Stock Fund, the provisions of Section 7.1(c)(iii) shall apply.

               (ii) The value of a Participant's Accounts which are distributable to a beneficiary of a Participant shall be computed as of the date of distribution.

          (b) In the event that the distribution of the Participant's Accounts has begun in accordance with Section 7.1(c)(i)(B), any form of distribution to a beneficiary under this Section 7.2 shall be designed to distribute the balance of the deceased Participant's Accounts at least as rapidly as under the method of distribution in effect at the time of the Participant's death.

          (c) Any form of distribution to a beneficiary of a deceased Participant described in subsection (a)(i) above shall be designed to distribute the balance of the deceased Participant's Accounts as follows:

               (i) Any portion of the Accounts payable to or for the benefit of an Individual Beneficiary, other than the Surviving Spouse, shall be distributed in full no later than the December 31 coinciding with or next following the 5th anniversary of the Participant's death. Accounts payable to the Surviving Spouse may be distributed over a period not to exceed the life expectancy of such Surviving Spouse, which payments must commence not later than the later of (A) the December 31 coinciding with or next following the first anniversary of the Participant's death, or (B) the December 31 of the calendar year in which the Participant would have attained age 70-1/2.

               (ii) If the Participant's Surviving Spouse is an Individual Beneficiary and dies prior to the commencement of benefit payments to such spouse, subsection (i) above shall be applied as if the Participant's death had occurred on the date of such spouse's death.

          (d) If a Surviving Spouse to whom payments have commenced dies prior to receipt of all such payments, the remaining balance of the Participant's Accounts shall be distributed in a lump sum to the deceased beneficiary's estate.

          (e) The life expectancy of the Surviving Spouse of the Participant shall not be redetermined annually.

          (f) Notwithstanding the provisions of this Section 7.2, the Accounts of a deceased Participant shall be distributed to a beneficiary in such method or form of distribution and at such time as set forth in a written designation filed with the Committee by the Participant prior to January 1, 1984, in accordance with the provisions of the Plan as in effect prior to that date.

     7.3  Beneficiaries.

          (a) Unless a Participant has effectively elected otherwise in accordance with this Section 7.3, the distributable balance of a deceased Participant's Accounts shall be paid to his/her surviving spouse. In determining the identity or status of a surviving spouse, the Administrative Committee or its designee may rely upon records of the Plan or Employer and any action taken in reliance thereon shall relieve the Plan, the Administrative Committee, Trustees and the Company of any further obligation thereto unless the Administrative Committee has actual knowledge that said information is not correct.

          (b) The balance of a deceased Participant's Accounts shall be distributed to the persons effectively designated by the Participant as his/her beneficiaries. To be effective, the designation shall be filed with the Administrative Committee in such written form as the Administrative Committee requires and may include contingent or successive beneficiaries; provided that any designation by a Participant who is married at the time of his/her death (or if earlier, the date his/her benefits commenced under Section 7.1) which fails to name his/her surviving spouse as the sole primary beneficiary shall not be effective unless such surviving spouse has consented to the designation in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the designation and the specific non-spouse beneficiary, including any class of beneficiaries or any contingent beneficiary. Such consent shall not be required if, at the time of filing such designation, the Participant established to the satisfaction of the Administrative Committee that the consent of the Participant's spouse could not be obtained because there is no spouse, such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Any Participant may change his/her beneficiary designation at any time by filing with the Administrative Committee a new beneficiary designation (with such spousal consent as may be required). Notwithstanding the foregoing, designation of a beneficiary by a Participant who did not have an Hour of Service after August 22, 1984, shall not require the consent of his/her surviving spouse to be effective.

          (c) (i) If a Participant dies, and to the knowledge of the Administrative Committee after reasonable inquiry leaves no surviving spouse, has not filed an effective beneficiary designation or has revoked all such designations, or has filed an effective designation but the beneficiary or beneficiaries predeceased him/her, the distributable portion of the Participant's Accounts shall be paid to the following classes of successive preference beneficiaries then surviving: the Participant's (1) surviving spouse, (2) children, (3) parents, (4) brothers and sisters, or
     (5) executor or administrator of the Participant's estate.

               (ii) If the beneficiary, having survived the Participant, shall die prior to the final and complete distribution of the Participant's Accounts, then the distributable portion of said Accounts shall be paid:

                    (A) to the contingent or successive beneficiary named in the most recent effective beneficiary designation filed by the Participant in accordance with such designation; or

                    (B) if no such beneficiary has been named, to the executor or administrator of the beneficiary's estate.

     7.4 Installment or Deferred Distributions. If distribution is made to a Participant or to the beneficiary of a deceased Participant in installments or is deferred, the undistributed vested balance shall share in the net earnings or losses (including the net adjustments in the value of the Trust Fund) as provided in Article 5.

     7.5 Form of Elections and Applications for Benefits. Any election, revocation of an election or application for benefits pursuant to the Plan shall not be effective unless it is (a) made on such form, if any, as the Administrative Committee may prescribe for such purpose; (b) signed by the Participant and, if required by Section 7.3, by the Participant's spouse; and
(c) filed with the Administrative Committee.

     7.6 Unclaimed Distributions. If the Committee notifies a Participant or Beneficiary at his/her last known address of entitlement to benefits under the Plan and the Participant or Beneficiary fails to claim such benefits within two years after notification, his/her benefits shall be treated as a forfeiture and shall be used to reduce the Retirement Contribution of such Participant's Employer in accordance with Section 3.1. In the event such person subsequently files a valid claim for such amount, such amount shall be restored to the Participant's Accounts in a manner similar to the restoration of forfeitures under Section 6.8.

     7.7 Withdrawal of After-Tax Contributions and Rollover Contributions Prior to Termination of Employment.

          (a) Subject to the provisions of Section 7.8 and such other conditions and procedures which may be prescribed by the Administrative Committee, a Participant may request a partial withdrawal from his/her After-Tax Account and Rollover Account prior to termination of employment by filing a written request with the Administrative Committee. The amount of such withdrawal must be at least $500, and any Matched After-Tax Contributions must have been contributed to the Plan no less than two years prior to the date of distribution, and not previously withdrawn. By filing such notice and executing such forms as shall be prescribed by the Administrative Committee, any such Participant may withdraw, in a lump sum in cash, effective as of the date coinciding with such withdrawal, the amount specified in such notice which shall not exceed the amount remaining in such Participant's After-Tax Account after deducting the value of any loan allocable thereto and outstanding to such Participant pursuant to Section 7.10. Any distribution hereunder shall be deemed to be made first from the Participant's After-Tax Contributions made prior to January 1, 1987, second, pro rata, from After-Tax Contributions made after December 31, 1986 and from the earnings on such After-Tax Contributions, and third, from the earnings on After-Tax Contributions made prior to January 1, 1987.

          (b) Effective January 1, 1993, to the extent required by the applicable laws and regulations, any Participant who elects a partial withdrawal under this Section 7.7 may also elect that the portion of such withdrawal other than that representing a return of his/her After-Tax Contributions be distributed by transfer to an Eligible Retirement Plan.

     7.8  Withdrawals from Deductible Employee Contribution Account.

          (a) Upon written notice to the Administrative Committee and otherwise in accordance with this Section 7.8, a Participant may withdraw all or a portion of his/her Accumulated Deductible Employee Account. The amount of such withdrawal must be at least $500. In the case of a partial withdrawal made by a Participant having an interest in more than one Fund, the amount withdrawn from each shall be in the same proportion as the value of his/her interest in each investment fund immediately preceding such withdrawal bears to the total value of his/her Deductible Employee Contribution Account.

          (b) Effective January 1, 1993, to the extent required by the applicable laws and regulations, any Participant who elects a partial withdrawal under this Section 7.8 may also elect that a portion of such withdrawal by distributed by transfer to an Eligible Retirement Plan.

     7.9  Withdrawals in Case of Hardship.

          (a) A Participant who believes he/she is suffering from hardship may apply in writing to the Administrative Committee in accordance with this Section
7.9 for payments from that portion of his/her interest in the Trust Fund which consists of his/her After-tax Account, Rollover Account and the vested portion of his/her Matching Contributions to alleviate such hardship. Upon receipt of the Participant's application, the Administrative Committee may direct distribution to the Participant of such amount from his/her Accounts as the Administrative Committee may determine under uniform and nondiscriminatory rules is necessary to alleviate such hardship. For purposes of this Section 7.9, "hardship" shall mean a need for financial assistance in meeting obligations incurred or to be incurred by a Participant for his/her health or welfare or for the health and welfare of members of his/her immediate family and for which no other financial resources are reasonably available, and shall include expenses relating to the purchase, construction, remodeling or repair of the Participant's residence, the purchase of land to be used for residential purposes, the purchase or repair of major fixtures or appliances or appurtenant to the Participant's residence (for example, a boiler, septic system, heating system, waste system, air conditioning system, etc.), any of the foregoing expenses to the extent such expenses relate to the residence of a member of the Participant's immediately family, the purchase or repair of a car used to commute to employment, educational expenses, unreimbursed medical expenses, satisfaction of indebtedness or funeral expenses. The amount to be distributed shall first be withdrawn from the Participant's After-tax Account, and the balance, if any, of the amount to be distributed shall be withdrawn, secondly, from the vested portion of his/her Matching Account and the balance, if any, of the amount to be distributed shall be withdrawn lastly, from his/her Rollover

Account. In the event the Participant has an interest in more than one Fund, the amount withdrawn from each shall be in the same proportion as the value of his/her interest in each investment fund immediately preceding such withdrawal bears to the total value of his/her Accounts.

          (b) Effective January 1, 1993, to the extent required by the applicable laws and regulations, any Participant who elects a partial withdrawal under this Section 7.9 may also elect that the portion of such withdrawal other than that representing a return of his/her After-Tax Contributions be distributed by transfer to an Eligible Retirement Plan.

     7.10 Loans.

          (a) Upon the submission by the Participant of a written loan application form as prescribed by the Administrative Committee, a Participant who is currently an active employee of the Employer may borrow from the Trust, on approval by the Administrative Committee under such uniform rules as it shall adopt, an amount no less than $1,000 and not in excess of the lesser of (i) 80% of his/her Before-Tax, After-Tax and Rollover Accounts and (ii) 50% of the total vested Accounts as of the last day of the month immediately preceding the date such loan is granted; provided, however, that the amount of such loan shall not include any earnings on Before-Tax Contributions earned after December 31, 1988; and provided further that the amount of such loan shall not exceed $50,000, reduced by the greater of (i) the highest outstanding balance of loans from the Trust Fund during the 1-year period ending on the date before the date on which such loan is made or modified, or (ii) the outstanding balance of loans from the Trust Fund on the date on which such loan is made or modified. No more than one loan shall be outstanding at any time and there must be at least 12 months between loan applications.

          (b) Loans shall be made available on a reasonably-equivalent basis to each Participant who is a "party-in-interest" as defined in Section 3(14) of ERISA and who has nonforfeitable Account balances.

          (c) Loans shall be made on such terms as the Administrative Committee may prescribe, provided that any such loan shall be evidenced by a note or such documents as the Administrative Committee, in its sole discretion, shall determine under uniform rules prescribed by it, shall bear interest on the unpaid balance thereof at a reasonable rate per annum to be set from time to time by the Administrative Committee which is commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, but in no event less than 5%. The interest rate is intended to equal the prime rate as published in the Wall Street Journal on the last business day of June and the last business day of December.

          (d) Loans shall be repaid by the Participant by payroll deductions or any other method approved by the Administrative Committee which require level amortization of principal and repayments not less frequently than quarterly. Such loans shall be repaid over a period not to exceed 4 1/2 years in accordance with procedures established by the Administrative Committee from time to time.

          (e) Upon the failure of a Participant to make loan payments or some other event of default set forth in the promissory note, upon the cessation of a Participant's employment with the Employer and all Affiliates, upon the Participant's death or disability, or upon termination of the Plan, such loan shall become due and payable, and the unpaid balance of such loan, including any unpaid interest, may, in the Administrative Committee's discretion, be charged against the Participant's Segregated Loan Account; provided that, any unpaid balance of such loan, including any unpaid interest, shall be charged against the Participant's Segregated Loan Account before any distribution to the Participant or Beneficiary. The distribution of a Participant's canceled note to such Participant (or to his/her Beneficiary in the event of death) shall be considered as a payment for purposes of the Plan.

          (f) The amount of any loan shall be charged against the Funds in which the appropriate Accounts of the Participant are invested or a pro rata basis across Funds. Loan repayments shall be credited to the various Funds pursuant to the Participant's then effective investment direction pursuant to Section 5.3.

     7.11 Withdrawals Prior to Termination of Employment From Before-Tax
Accounts.

          (a) A Participant who has attained age 59 1/2 may, in accordance with procedures established by the Administrative Committee, elect to withdraw from his Before-Tax Account any amount not in excess of the Before-Tax Contributions made by more than two years prior to the date of withdrawal and not previously withdrawn, and earnings therein; provided the minimum amount of such withdrawal shall not be less than $500.

          (b) Subject to subsection (c) below, a Participant may upon the determination by the Administrative Committee that the Participant has incurred a financial hardship, make a hardship withdrawal from his/her Before-Tax Account; provided that the minimum hardship withdrawal shall be $500 and not more than one hardship withdrawal shall be permitted in a twelve month period. In any case where the Participant claims financial hardship, he/she shall submit a written request for such distribution in accordance with procedures prescribed by the Administrative Committee. The Administrative Committee shall determine whether the Participant has a "financial hardship" on the basis of such written request in accordance with this Section 7.12, and such determination shall be made in a uniform and nondiscriminatory manner. The Administrative Committee shall only make a determination of "financial hardship" if (A) the distribution to be made is made on account of an immediate and heavy financial need of the Participant and (B) the funds distributed are necessary to satisfy the Participant's need, in accordance with the following rules:

               (i) The determination of whether a Participant has an immediate and heavy financial need is to be made by the Administrative Committee on the basis of all relevant facts and circumstances. A distribution will be deemed to be on account of an immediate and heavy financial need only if made on account of:

                    (A) Expenses for medical care (as described in Code Section 213(d)) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code
          Section 152) or necessary for these persons to obtain such medical care;

                    (B) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                    (C) Tuition and related education fees due for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents;

                    (D) The need to prevent the eviction of the Participant from his/her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                    (E) Any other event or expense deemed an immediate and heavy financial need by the Department of the Treasury in rulings, notices or other documents of general applicability.

               (ii) The determination of whether a distribution is necessary to satisfy the immediate and heavy financial need of the Participant shall be made by the Committee on the basis of all relevant facts and circumstances. The Committee shall determine that a distribution is necessary to satisfy the financial need only if the Participant reasonably demonstrates that the following requirements are satisfied:

                    (A) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, taking into account any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and

                    (B) the Participant has obtained all distributions (other than hardship distributions), and all nontaxable loans currently available under all plans maintained by the Employer or an Affiliate.

          (c) Any withdrawals under this Section 7.11 shall not reduce the Participant's Before-Tax Account below the amount of the balance of any outstanding loan made pursuant to Section 7.10 and allocable to his/her Before-Tax Account.

          (d) Any withdrawal from a Participant's Before-Tax Account shall be charged pro rata among all of a Participant's Fund investments.

     7.12 Laid-off Participant. In the event a Participant is laid off due to lack of work, he/she may withdraw his/her After-Tax Account, Deductible Employee Contribution Account and the vested portion of his/her Matching Account and Retirement Account, if any; or he/she may allow the same to remain in the Trust Fund.

          (a) In the event such a Participant chooses to make a withdrawal in accordance with this Section 7.12, the balance of his/her Matching Account and Retirement Account, if any, shall thereafter be subject to forfeiture in accordance with, and at the time prescribed in, Section 6.8.

          (b) In the event such a Participant allows his/her account balances to remain in the Trust Fund, his/her Before-Tax Account, After-Tax Account, his/her Deductible Employee Contribution Account and the vested portion of his/her Matching Account and Retirement Account shall, unless he/she shall have returned to work, become payable to him/her or his/her Beneficiary in accordance with, and at the time prescribed in, any of the foregoing provisions of this Article 7 that may be applicable to him/her or, if earlier, on the date as of which any unvested portion of his/her Sharing Account and Retirement Contribution Account shall be forfeited pursuant to the provisions of Section 6.8.

     7.13 Facility of Payment. When, in the Administrative Committee's opinion, a Participant or beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his/her affairs, the Administrative Committee may direct the Trustee to make payments:

          (a) directly to the Participant or beneficiary;

          (b) to a duly appointed guardian or conservator of the Participant or beneficiary;

          (c) to a custodian for the Participant or beneficiary under the Uniform Gifts to Minors Act;

          (d) to an adult relative of the Participant or beneficiary; or

          (e) directly for the benefit of the Participant or beneficiary.

Any such payment shall constitute a complete discharge therefor with respect to the Trustee and the Administrative Committee.

     7.14 Claims Procedure.

          (a) Any person who believes that he/she is then entitled to receive a benefit under the Plan, including one greater than that initially determined by the Administrative Committee, may file a claim in writing with the Administrative Committee.

          (b) The Administrative Committee or its delegate shall within 90 days after the receipt of an application either allow or deny the application in writing. A denial of benefits shall be written in a manner calculated to be understood by the claimant and shall include:

               (i) the specific reason or reasons for the denial;

               (ii) specific reference to pertinent Plan provisions on which the denial is based;

               (iii) a description of any additional material or information necessary for the claimant to perfect his/her claim and an explanation of why such material or information is necessary; and

               (iv) an explanation of the Plan's claim review procedure.

          (c) A claimant whose claim is denied (or his/her duly authorized representative) may, within 60 days after receipt of denial of his/her application:

               (i) submit a written request for review to the Administrative Committee;

               (ii) review pertinent documents; and

               (iii)  submit issues and comments in writing.

          (d) The Administrative Committee or its delegate shall notify the claimant of its decision on review within 60 days after receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

          (e) The 90-day and 60-day periods described in sections (b) and (d), respectively may be extended at the discretion of the Administrative Committee for up to a second 90- or 60-day period, respectively, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.

          (f) Participants and beneficiaries shall not be entitled to challenge the Administrative Committee's determinations in judicial or administrative proceedings without first complying with the procedures in this Article. The Administrative Committee's decisions made pursuant to this Section are intended to be final and binding on Participants, beneficiaries and others.

                                   ARTICLE 8
                          Top-Heavy Plan Requirements
                          ---------------------------

     8.1  Definitions.  For purposes of this Article 8:

          (a) A "Key Employee" is any current or former employee (and the beneficiaries of such employee) who at any time during the Determination Period was (i) an officer of the Employer or an Affiliate if such individual's annual compensation exceeds 50% of the Defined Benefit Dollar Limitation, (ii) an owner (or considered an owner under Code Section 318) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100% of the Defined Contribution Dollar Limitation, (iii) a Five-Percent Owner, or (iv) a One-Percent Owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means Section 415 Compensation plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, 402(a)(8), 402(h) or 403(b). The "Determination Period" is the Plan Year containing the Top-Heavy Determination Date and the 4 preceding Plan Years.

          The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

          (b) This Plan is "Top-Heavy" if any of the following conditions exists:

               (i) The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

               (ii) This Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation group exceeds 60%;

               (iii) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          (c) The "Top-Heavy Ratio" shall be determined as follows:

               (i) If the Employer maintains one or more defined contribution plans and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Top-Heavy

     Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Top-Heavy Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

               (ii) If the Employer maintains one or more defined contribution plans and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Top-Heavy Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Participants as of the Top-Heavy Determination Date(s), all determined in accordance with Code
     Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Top-Heavy Determination Date.

               (iii) For purposes of (i) and (ii) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Top-Heavy Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the Top-Heavy Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Top-Heavy Determination Date(s) that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code
     Section 411(b)(1)(C).

          (d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (e) "Required Aggregation Group" means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or 410.

          (f) "Top-Heavy Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year or, for the first Plan Year of the Plan, the last day of that year.

          (g) "Present Value" shall be based on an interest assumption of 5% and a post-retirement mortality assumption based on the UP-1984 Mortality Table.

          (h) "Employer" means the Employer and all Affiliates except for purposes of determining ownership under Code Section 416(i)(1).

     8.2  Top-Heavy Plan Requirements.

          (a) (i) Except as otherwise provided in (ii) and (iii) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (A) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (B) the Participant's failure to make mandatory employee contributions to the Plan, or (C) Compensation less than a stated amount.

          (ii) The provision in (i) above shall not apply to any Participant who was not employed by the Employer or an Affiliate on the last day of the Plan Year.

               (iii) The provision in (i) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer's contribution and forfeitures allocated under such plan or plans are equal to or exceed the amount required to be allocated under (i) above.

          (b) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code
Section 411(a)(3)(B) or 411(a)(3)(D).

          (c) For any Plan Year in which this Plan is Top-Heavy, the following schedule shall be substituted for the schedule set forth in Section 6.6(a):

                                               Nonforfeitable
               Years of Continuous Service     Percentage
               ---------------------------     --------------

               Less than 3                           0
               3 or more                           100

The minimum vesting schedule applies to all benefits within the meaning of Code
Section 411(a)(7) except those attributable to after-tax contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's Top-Heavy status changes for any Plan Year. However, this Section does not apply to the account balances of any employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this Section.

                                   ARTICLE 9
                     Powers and Duties of Plan Committees
                     ------------------------------------

     9.1  Appointment of Plan Committee.

          (a) The Board of Directors of the Company (the "Board of Directors") shall name an Administrative and Investment Committee (the "Administrative Committee") to consist of not less than 3 persons to serve as administrator and named fiduciary of the Plan. Any person, including directors, shareholders, officers and employees of the Employer, shall be eligible to serve on the Administrative Committee. Every person appointed a member of the Administrative Committee shall acknowledge his/her status as a fiduciary under the Plan.

          (b) Members of the Administrative Committee shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time with or without cause. Any member of the Administrative Committee may resign by giving ten days advanced written notice to any Trustee and any other Administrative Committee member. Such resignation shall become effective at delivery or at any later date specified therein. While there is a vacancy in the membership on the Administrative Committee, the remaining Administrative Committee members shall have the same powers as the full Committee until the vacancy is filled.

          (c) Usual and reasonable expenses of the Administrative Committee shall be paid by the Trustee out of the principal or income of the Trust Fund except to the extent the Employer pays such expenses in whole or in part. The members of the Administrative Committee shall not receive any compensation for their services as such.

          9.2  Plan Administration.  Except as otherwise provided in this
Article 9, the Administrative Committee shall have final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In exercising its responsibilities hereunder, the Administrative Committee may manage and administer the Plan through the use of agents who may include employees of the Employer.

          Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article 9, the Administrative Committee shall have the following discretionary authorities:

          (a) To construe and interpret the Plan, and decide all questions relating to the eligibility, benefits and other rights of employees, Participants and Beneficiaries under the Plan.

          (b) To prescribe procedures and regulations to be followed by Participants or beneficiaries with respect to enrolling in the Plan and filing applications for benefits or making other elections.

          (c) To prepare and distribute, in such manner as the Administrative Committee determines to be appropriate, information explaining the Plan.

          (d) To request and receive from the Employer, Participants and others such information as shall be necessary for the proper administration of the Plan.

          (e) To furnish the Employer upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.

          (f) To receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee.

          (g) To fix and determine the respective amounts payable by the Employers pursuant to Article 3.

          (h) To take such action not included within responsibilities allocated to the Board of Directors, the Investment Committee, or the Trustee under the provisions of the Plan as may be needed to carry out the orderly administration of the Plan.

          (i) To comply with all governmental reporting and disclosure requirements.

          (j) To allocate fiduciary responsibilities (other than trustee responsibilities) among its members and to designate other persons to carry out nonfiduciary and fiduciary responsibilities (other than trustee responsibilities).

          (k) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the employers, the trustees, or any investment manager or managers) and to allocate or delegate to them such powers, rights and duties as the plan administrator considers necessary or advisable to properly carry out the administration of the Plan; provided, however, that any such allocation or delegation and the acceptance thereof must be in writing.

          (l) To report at least annually to the Board of Directors of the Company or to such person or persons as the Board of Directors of the Company designates as to the administration of the Plan, any significant problems which have developed in connection with the administration of the Plan and any recommendations which the Plan administrator may have as to the amendment of the Plan or the modification of plan administration.

     9.3  Investment Responsibilities.

          (a) Except for responsibilities retained by the Board of Directors of the Company, the Administrative Committee shall have the responsibility to (i) review investment performance of the Trust Fund; (ii) establish, eliminate or consolidate Funds pursuant to Section 5.2; (iii) direct the Trustee with regard to the investment of assets; and (iv) such other responsibilities as may be delegated to it by the Board or pursuant to the Plan or Trust Agreement.

          (b) In connection with these responsibilities, the Administrative Committee shall have the following powers and duties:

               (i) to establish investment guidelines and objectives for the investment of the Trust Fund and each Fund as a part thereof, including, but not by way of limitation, the establishment of additional Funds or the elimination or consolidation of one or more of the existing Funds (other than the WTI Stock Fund and Rust Stock Fund);

               (ii) to review the performance of and recommend to the Board of Directors the appointment and dismissal of the Trustee;

               (iii) to receive, review and retain (as it deems convenient or proper) reports of the investments and the receipts and disbursements of the Trust Fund from the Trustee and/or any Investment Managers; and

               (iv) to manage the investment of any assets for which the Investment Committee serves as investment advisor.

          (c) The Administrative Committee may, subject to periodic review, (i) allocate or delegate among its members certain powers, (ii) authorize one or more of its members or an agent to execute or deliver any instruments or make payment on the Administrative Committee's behalf, and (iii) utilize the services of agents and employ persons to perform ministerial, clerical, recordkeeping, consulting or legal services to assist the Administrative Committee in the performance of its duties.

          (d) The Administrative Committee shall maintain records and accounts showing the fiscal transactions and performance evaluations of the Trust Fund. At least annually, the Administrative Committee shall submit to the Board a report regarding the operation of the Trust during the past year and shall also submit such other reports as the Board shall request.

     9.4  Committee Procedures.

          (a) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.

          (b) A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committees at any meeting shall be by the vote of the majority of the members of the Committees present at the meeting. The Committee may act without a meeting by written consent of a majority of its members.

          (c) The Committee may elect one of its members as chairman and shall appoint a secretary, who may or may not be a Committee member. The secretary shall keep a record of all actions of the Committee and shall forward all necessary communications to the Employer or the Trustee.

          (d) Filing or delivery of any document with or to the secretary of a Committee in person or by registered or certified mail, addressed in care of the Employer, shall be deemed a filing with or delivery to the Committee.

     9.5 Consultation with Advisors. The Administrative Committee (or any fiduciary designated by the Committee) may employ or consult with counsel, actuaries, accountants, physicians or other advisors (who may be counsel, actuaries, accountants, physicians or other advisors for the Employer).

     9.6 Committee Members as Participants. A Committee member may also be a Participant, but no Committee member shall have power to take part in any discretionary decision or action affecting his/her own interest as a Participant under this Plan unless such decision or action is upon a matter which affects all other Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.

     9.7 Records and Reports. The Administrative Committee shall take all such action as it deems necessary or appropriate to comply with governmental laws and regulations relating to the maintenance of records, notifications to Participants, registrations with the Internal Revenue Service, reports to the U.S. Department of Labor and all other requirements applicable to the Plan. At the end of each Plan Year and such other periods as the Administrative Committee may determine, the Administrative Committee will provide each Participant with a statement of the balances in his/her Accounts.

     9.8  Investment Policy.

          (a) As provided in Section 9.3, the Administrative Committee from time to time shall determine the Plan's short-term and long-term financial needs, with which the investment policy of the Trust shall be appropriately coordinated, and such needs shall be communicated from time to time to the Trustee, Investment Managers or others having any responsibility for management and control of the Trust assets.

          (b) Subject to (c) below, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust pursuant to an investment policy coordinated with the needs of the Plan as determined by the Investment Committee.

          (c) The Administrative Committee may in its discretion appoint one or more Investment Managers to manage (including the power to acquire and dispose of) any assets of the Plan pursuant to an investment policy coordinated with the needs of the Plan as determined by the Administrative Committee, in which event the Trustee shall not be liable for the acts or omissions of any such Investment Manager or be under an obligation to invest or otherwise manage any asset of the Plan which is subject to the management of any such Investment Manager except as directed. Any such Investment Manager shall acknowledge in writing that he/she is a fiduciary with respect to the Plan.

          (d) The term "Investment Manager" shall mean: (i) a registered investment adviser under the Investment Advisers Act of 1940; (ii) a bank as defined in the Investment Advisers Act of 1940; or (iii) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of plan assets.

     9.9 Designation of Other Fiduciaries. Administrative Committee may designate in writing other persons to carry out a specified part or parts of its responsibilities hereunder (including the power to designate other persons to carry out a part of such designated responsibility), but not including the power to appoint Investment Managers. Any such designation shall be accepted by the designated person, who shall acknowledge in writing that he/she is a fiduciary with respect to the Plan.

     9.10 Obligations of Administrative Committee.

          (a) The Administrative Committee or its properly authorized delegate shall make such determinations as are necessary to accomplish the purposes of the Plan with respect to individual Participants or classes of such Participants. The Employer shall notify the Committee of facts relevant to such determinations, including, without limitation, length of service, compensation for services, dates of death, permanent disability, granting or terminating of leaves of absence, ages, retirement and termination of service for any reason (but indicating such reason), and termination of participation.

The Employer shall also be responsible for notifying the Committee of any other facts which may be necessary for the Committee to discharge its responsibilities hereunder.

          (b) The Administrative Committee is hereby authorized to act solely upon the basis of notifications from or determinations of the Employer described in paragraph 9.10(a) above and to rely upon any document or signature believed by the Committee to be genuine and shall be fully protected in so doing. Any action by the Company or its Board of Directors with respect to the appointment or removal of a member of a Committee or the amendment of the Plan and Trust or the designation of a group of employees to which the Plan is applicable shall be evidenced by an instrument in writing, signed by a duly authorized officer or officers, certifying that said action has been authorized and directed by a resolution of the Board of Directors of the Company or such other person as permitted by the Plan.

          (c) The Administrative Committee shall notify the Trustee of its actions and determinations affecting the responsibilities of the Trustee and shall give the Trustee directions as to payments or other distributions from the Trust Fund to the extent they may be necessary for the Trustee to fulfill the terms of the Trust Agreement.

          (d) The Administrative Committee shall be under no obligation to enforce payment of contributions hereunder or to determine whether contributions delivered to the Trustee comply with the provisions hereof relating to contributions, and is obligated only to administer this Plan pursuant to the terms hereof.

     9.11 Indemnification of The Administrative Committee. The Employer shall indemnify members of each Committee and its authorized delegates who are employees of the Employer for any liability or expenses, including attorneys' fees, incurred in the defense of any threatened or pending action, suit or proceeding by reason of their status as members of the Committee or its authorized delegates, to the full extent permitted by the law of the Employer's state of incorporation.

                                  ARTICLE 10
                            Trustee and Trust Fund
                            ----------------------

     10.1 Trust Fund. A Trust Fund to be known as the Wheelabrator-Rust Savings and Retirement Trust (herein referred to as the "Trust" or the "Trust Fund") has been established by the execution of trust agreements with one or more Trustees and is maintained for the purposes of this Plan. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust, for the benefit of the Participants and their beneficiaries.

     10.2 Payments to Trust Fund and Expenses. All contributions hereunder will be paid into and credited to the Trust Fund and all benefits hereunder and expenses chargeable thereto will be paid from the Trust Fund and charged thereto.

     10.3 Trustee's Responsibilities. The powers, duties and responsibilities of the Trustee shall be as set forth in the Trust Agreement and nothing contained in this Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

     10.4 Reversion to an Employer. An Employer has no beneficial interest in the Trust Fund and no part of the Trust Fund shall ever revert or be repaid to an Employer, directly or indirectly, except that an Employer shall upon written request have a right to recover:

          (a) within one year of the date of payment of a contribution by such Employer, any amount (less any losses attributable thereto) contributed through a mistake of fact;

          (b) within one year of the date on which any deduction for a contribution by such Employer under Code Section 404 is disallowed, an amount equal to the amount disallowed (less any losses attributable thereto); and

          (c) at the termination of the Plan, any amounts with respect to its employees remaining in the Excess Forfeiture Suspense Account.

                                  ARTICLE 11
                           Amendment or Termination
                           ------------------------

     11.1 Amendment. The Company reserves the right to amend this Plan at any time to take effect retroactively or otherwise, in any manner which it deems desirable including, but not by way of limitation, the right to increase or diminish contributions to be made by the Employer hereunder, to change or modify the method of allocation of its contributions, to change any provision relating to the distribution or payment, or both, of any assets of the Trust. Each Employer that has adopted the Plan shall be deemed to have delegated authority to amend the Plan to the Board of Directors of the Company and the Administrative Committee.

     11.2 Termination. The Company further reserves the right to terminate this Plan at any time.

     11.3 Form of Amendment, Discontinuance of Employer Contributions, and Termination. Any such amendment, discontinuance of Employer contributions or termination shall be made only by resolution of the Board of Directors of the Company or by any person, including, but not limited to, the Administrative Committee, so duly authorized by the Board of Directors.

     11.4 Limitations on Amendments. The provisions of this Article are subject to the following restrictions:

          (a) Except as provided in Section 10.4, no amendment shall operate to give the Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries.

          (b) Except to the extent necessary to conform to the laws and regulations or to the extent permitted by any applicable law or regulation, no amendment shall operate either directly or indirectly to deprive any Participant of his/her nonforfeitable beneficial interest in his/her Accounts as they are constituted at the time of the amendment.

          (c) No amendment shall change any vesting schedule unless each Participant who has completed 3 or more Years of Continuous Service is permitted to elect to have the nonforfeitable percentage of his/her Accounts computed under the Plan without regard to such amendment. The period for making such election shall commence no later than the date of the adoption of such amendment and shall expire no earlier than 60 days after the latest of the following dates: (i) the date the Plan amendment is adopted, (ii) the date the Plan amendment becomes effective, or (iii) the date the Participant is issued written notice of the Plan amendment by the Administrative Committee. Notwithstanding the foregoing, no election need be offered to a Participant whose nonforfeitable percentage of his/her Accounts cannot at any time be lower than such percentage determined without regard to such amendment.

          (d) Except as permitted by applicable law, no amendment shall eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit.

     11.5 Level of Benefits Upon Merger. This Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan, unless each Participant shall be entitled to receive a benefit immediately after said merger, consolidation or transfer (if such other plan were then terminated) which shall be not less than the benefit he/she would have been entitled to receive immediately before said merger, consolidation or transfer (if this Plan were then terminated).

     11.6 Vesting Upon Termination or Discontinuance of Employer Contributions; Liquidation of Trust.

          (a) This Plan shall be deemed terminated if and only if the Plan terminates by operation of law or pursuant to Section 11.2. In the event of any termination or partial termination within the meaning of the Code, or in the event the Employer permanently discontinues the making of contributions to the Plan, the Accounts of each affected Participant who is employed by the Employer on the date of the occurrence of such event shall be nonforfeitable; provided, however, that in no event shall any Participant or beneficiary have recourse to other than the Trust Fund for the satisfaction of benefits hereunder.

          (b) In the event the Employer permanently discontinues the making of contributions to the Plan, the Trustee shall make or commence distribution to each Participant or his/her beneficiaries of the value of the Units in such Participant's Accounts as provided herein within the time prescribed in Article
7. However, if, after such discontinuance, the Company shall determine it to be impracticable to continue the Trust any longer, the Company may, in its discretion, declare the date of termination to constitute the final distribution date for each Participant or beneficiary whose Accounts are being distributed in installments.

          (c) The liquidation of the Trust, if any, in connection with any Plan termination shall be accomplished by the Administrative Committee acting on behalf of the Company. After directing that sufficient funds be set aside to provide for the payment of all expenses incurred in the administration of the Plan and the Trust, to the extent not paid or provided for by the Employer, the Administrative Committee shall, as promptly as shall then be reasonable under the circumstances, liquidate the Trust assets and distribute to each Participant or beneficiary his/her Accounts in the Trust Fund.

Notwithstanding the foregoing, if the Employer or an Affiliate maintains another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k)), the Accounts of such Participant shall be transferred to such other plan unless the vested balance of such Accounts does not exceed $3,500 or the Participant consents to the distribution of such Accounts. If the vested balance of a Participant's Accounts at the time of any distribution to the Participant exceeds $3,500, then the vested balance of a Participant's Accounts at any subsequent time shall be deemed to exceed $3,500. Upon completion of such liquidation and distribution, the Trust shall finally and completely terminate. In the event the Administrative Committee is no longer in existence, the actions to be taken by the Administrative Committee pursuant to this Section shall be taken by the Trustee.

     11.7 Automatic Transfers. Effective January 1, 1995, fully vested Participants in this Plan who have been transferred to WMX Technologies, Inc., or any Related Employer thereof, and who have become participants in the WMX Technologies, Inc. Profit Sharing and Savings Plan ("WMX Plan"), shall have their Accounts transferred in a trustee-to-trustee transfer to the WMX Plan at such time as the Administrative Committee shall determine in a uniform and nondiscriminatory manner.

                                  ARTICLE 12
                                 Miscellaneous
                                 -------------

     12.1 No Guarantee of Employment. Neither the creation of the Plan nor anything contained in the Plan or Trust Agreement shall be construed as a contract of employment between the Employer and the Participant or as giving any Participant hereunder or other employee of the Employer any right to remain in the employ of the Employer, any equity or other interest in the assets, business or affairs of the Employer, or any right to complain about any action taken or any policy adopted or pursued by the Employer.

     12.2 Nonalienation.

          (a) Except as may be provided in the Plan with respect to loans to Participants, no Participant shall have any right to sell, assign, pledge, hypothecate, anticipate or in any way create a lien upon any part of the Trust Fund. Except to the extent required by law or provided in the Plan, no interest in the Trust Fund, or any part thereof, shall be assignable in or by operation of law, or be subject to liability in any way for the debts or defaults of Participants, their beneficiaries, spouses or heirs-at-law, whether to the Employer or to others.

          (b) Prior to the time that distributions are to be made hereunder, the Participants, their spouses, beneficiaries, heirs-at-law or legal representatives shall have no right to receive cash or other things of value from the Employer or the Trustee from or as a result of the Plan and Trust.

     12.3 Qualified Domestic Relations Order.

          (a) Notwithstanding Section 12.2 or anything else in the Plan to the contrary, the Administrative Committee may direct the Trustees to comply with a qualified domestic relations order.

          (b) A "domestic relations order" is a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including a community property law) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant ("alternate payee").

          (c) A "qualified domestic relations order" is a domestic relations order which:

               (i) creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan;

              (ii) clearly specifies (A) the name and last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order, (B) the amount or percentage of the Participant's benefits to be paid by the Plan to any alternate payee, or the manner in which such amount or percentage is to be determined, (C) the number of payments or the period to which the order applies and (D) each plan to which the order applies; and

              (iii) does not require the Plan to (A) provide any type or form of benefit, or any option, not otherwise provided under the Plan, (B) provide increased benefits (determined on the basis of actuarial value),
     (C) pay benefits to an alternate payee that are required to be paid to another alternate payee under a previous qualified domestic relations order, or (D) pay any benefits to an alternate payee before the earlier of the Participant's termination of employment or attainment of age 50.

          (d) The Administrative Committee shall establish a procedure to determine the qualified status of domestic relations orders and to administer Plan distributions in accordance with qualified domestic relations orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an alternate payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee determines, consistent with Code Sections 401(a)(13) and 414(p) and regulations thereunder.

          (e) During any period in which the issue of the qualified status of a domestic relations order is being determined (by the Committee, a court of competent jurisdiction or otherwise), the Trustees may separately account for the amounts, if any, which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order.

          (f) Notwithstanding the foregoing provisions of the Section 12.3, unless the qualified domestic relations order expressly provides to the contrary, the amount of the Participant's Accounts payable to the alternate payee may, if the alternate payee so elects, be distributed in a single sum payment at any time after the domestic relations order has been determined to be qualified.

     12.4 Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of New Hampshire shall be controlling state law in all matters relating to the Plan.

     12.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     12.6 Notification of Addresses. Each Participant and each beneficiary of a deceased Participant shall file with the Administrative Committee from time to time in writing his/her post-office address and each change of post-office address. Any communication, statement or notice addressed to the last post-office address filed with the Administrative Committee, or if no such address was filed with the Administrative Committee, then to the last post-office address of the Participant or beneficiary as shown on the Employer's records, will be binding on the Participant and his/her beneficiary for all purposes of this Plan and neither the Administrative Committee nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

     12.7 Gender and Number. Whenever the context requires or permits, the gender and number of words shall be interchangeable.

     12.8 No Guarantee of Benefits. The benefits provided under the Plan shall be paid solely from the assets of the Trust Fund. Nothing contained in the Plan or the Trust Agreement shall constitute a guarantee by any Employer, the Committee or the Trustees that the assets of the Trust Fund will be sufficient to pay any benefit to any person.

     12.9 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.

                                  ARTICLE 13
                            Adoption by Affiliates
                            ----------------------

     13.1 Adoption of Plan. Subject to any resolution or terms of any agreement approved by the Board of Directors of the Company or a committee thereof to the contrary, any Affiliate may adopt this Plan for the benefit of its eligible employees if authorized to do so by the Board of Directors of the Company or by the Administrative Committee. Upon such adoption, such Affiliate shall become an "Employer."

     13.2 The Company as Agent for Employer. Each Employer which has adopted this Plan pursuant to Section 13.1 hereby irrevocably gives and grants to the Company full and exclusive power conferred upon it by the terms of the Plan and Trust to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to the Plan, including sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and each such Employer, by adopting this Plan, irrevocably appoints the Company its agent for such purposes. Neither the Trustee nor the Committees nor any other person shall have any obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that all persons shall deal solely with the Company as if it were the sole company which had adopted this Plan. Each such Employer shall contribute such amounts as determined under Article 3.

     13.3 Adoption of Amendments.

          (a) Any Employer which adopts this Plan pursuant to Section 13.1 may amend this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company or any person so duly authorized by the Board of Directors of the Company.

          (b) Any Employer shall be deemed conclusively to have assented to any amendment of this Plan by the Company or the Administrative Committee without the necessity of any affirmative action on the part of such Employer.

     13.4 Termination.  Any Employer which adopts this Plan pursuant to Section
13.1 may terminate this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company, or any person so duly authorized by the Board of Directors of the Company.

     13.5 Data to Be Furnished by Employers. Each Employer which adopts this Plan pursuant to Section 13.1 shall furnish information and maintain such records with respect to its Participants as called for hereunder, and its determinations and notifications with respect thereto shall have the same force and effect as comparable determinations by the Company with respect to its Participants.

     13.6 Joint Employees. If a Participant receives Compensation during a Plan Year from more than one Employer, the total amount of such Compensation shall be considered for the purposes of the Plan, and the respective Employers shall share in contributions to the Plan on account of said Participant based on the Compensation paid to such Participant by the Employer.

     13.7 Expenses. Each Employer shall pay such part of actuarial and other necessary expenses incurred in the administration of the Plan as the Company shall determine.

     13.8 Withdrawal. An Employer may with consent of the Board of Directors of the Company withdraw from the Plan by giving 60 days' written notice of its intention to the Company and the Trustee, unless a shorter notice shall be agreed to by the Company.

     13.9 Prior Plans. If an Employer adopting the Plan already maintains a defined contribution plan covering employees who will be covered by this Plan, it may, with the consent of the Company, provide in its resolution adopting this Plan for the termination of its own plan or for the merger, restatement and continuation, of its own plan by this Plan. In either case, such Employer may, subject to the approval of the Company, provide in its resolution of adoption of this Plan for the transfer of the assets of such plan to the Trust for this Plan for the payment of benefits accrued under such other plan.


     In accordance with authorizations and directions of the Board of Directors of Rust International, Inc., the Wheelabrator-Rust Savings and Retirement Plan is hereby adopted effective as of January 1, 1989.

                              RUST INTERNATIONAL INC.


                              By:
                                  ------------------------------
                                  Chief Executive Officer


Dated: November 16, 1994

                                  APPENDIX A

                                 APPLICABLE TO
                  WESTCHESTER RESCO BARGAINING UNIT EMPLOYEES
                  -------------------------------------------

     This Appendix A sets forth provisions applicable to employees of Westchester RESCO Co. L.P. whose terms and conditions of employment are covered by the labor agreement between Westchester RESCO Co. L.P. and the International Brotherhood of Teamsters, Local 456 (the "Covered Employees"). Effective February 1, 1990, Westchester RESCO Co. L.P. shall become an Employer under the Plan. Except to the extent expressly modified by this Appendix A, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of the Covered Employees. The Provisions of this Appendix shall, unless provided otherwise, be effective as of February 1, 1990.

A.1 The definition of Compensation shall be amended by adding the following sentence:

     Solely with respect to Covered Employees of Westchester RESCO Co. L.P., Compensation shall be determined without taking into account commissions, bonuses, shift differentials or overtime compensation.

A.2 The definition of Eligible Employee shall be amended by adding the following sub-paragraph:

          Solely with respect to employees of Westchester RESCO Co. L.P., such employee is covered by the labor agreement between Westchester RESCO Co. L.P. and the International Brotherhood of Teamsters, Local No. 456.

A.3 The definition of Retirement Account shall be amended by adding a new sentence:

     Notwithstanding the foregoing, the Retirement Account of a Covered Employee of Westchester RESCO Co. L.P. shall include such amounts that have been rolled over or transferred in accordance with Section 4.4.

A.4  Section 2.1A shall be added to read as follows:

          2.1A   Special Provision Applicable to Westchester RESCO Co. L.P..
     Notwithstanding the foregoing provisions of Section 2.1, an individual who is a Covered Employee of Westchester RESCO Co. L.P. on February 1, 1990 shall become a Participant as of such date. Any other Eligible Employee of Westchester RESCO Co. L.P. shall become a Participant on the Entry Date following the day as of which he/she is an Eligible Employee and has completed a one-year period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

A.5  Section 6.7 shall be amended by adding the following subparagraph:

     Notwithstanding the foregoing, solely with respect to employees of Westchester RESCO Co. L.P., such period or periods of employment shall include any period or periods when Westchester RESCO Co. L.P. was not a Participating Employer.

A.6  Section 6.8A shall be added to read as follows:

          6.8A Special Provisions Applicable to Westchester RESCO Co. L.P.. Notwithstanding the foregoing provisions of Section 6.8, if a Member who is a Covered Employee of Westchester RESCO Co. L.P. has a Break in Service and if, on the last day of a Plan Year included in such Break in Service, he/she is not an Employee, his/her Retirement Account shall be forfeited as of such day except to the extent that his/her interest therein is vested as of such day in accordance with the provisions of Section 6.6. Any amount so forfeited shall not longer remain credited to this Retirement Account, but shall be allocated among other Participants in the manner prescribed in
     Section 5.10. A termination of employment, as such, shall not cause a forfeiture; however, employment, as such, shall not cause a forfeiture; however, a Break in Service resulting from a Participant's termination of employment will give rise to a forfeiture to the extent and in the manner provided in Section 6.8. Upon termination of employment, a Participant whose interest in his/her Retirement Contribution Account is entirely nonvested at that time shall be deemed to have received a lump-sum distribution of the vested portion of his/her accrued benefit in the amount of "zero" dollars. The nonvested balance of the Retirement Account of a Participant who is deemed to have received such a distribution shall b treated as a forfeiture as of the last day of the Plan Year in which such distribution is deemed to have occurred.

     Notwithstanding any of the foregoing provisions of this Section 6.8A, if any portion of the Retirement Account of a Participant is forfeited, such portion shall be restored to the Retirement Account of the Participant is forfeited, such portion shall be restored to the Retirement Account of the Participant if such Participant becomes a Covered Employee before his/her Break in Service includes five consecutive Plan Years. No portion of the restored amount shall vest until the Member has completed a period of Service of at least 12 consecutive months after reemployment.


A.7 Section 4.1, Section 4.2, and Section 4.3, regarding After-Tax Contributions, shall be inapplicable to Covered Employees of Westchester RESCO Co. L.P. and all references in the Plan relating to After-Tax Contributions shall be inoperative with respect to such Covered Employees.

A.8 Section 4.4 shall be amended so that the second complete sentence reads as follows:

     Such rollover contributions or transfers shall be made to the Rollover Account or, if such amount is attributable to Qualified Voluntary Employee Contributions made by the Employee to a prior qualified plan in accordance with section 219(e) of the Internal Revenue Code and such treatment is permitted under the Internal Revenue Code, to his/her Deductible Employee Contribution Account; provided, however, that such rollover contributions or transfers made on behalf of a Covered Employee of Westchester RESCO Co. L.P. shall be made to the Retirement Account.

A.9 Section 3.2, Section 3.3, Section 3.4 and Section 5.18 shall be inapplicable to Covered Employees of Westchester RESCO Co. L.P., and all references in the Plan relating to Before-Tax Contributions, Matching Employer Contributions, Before-Tax Account, Matching Account, Deductible Employees Contribution Account, and the Supplement Benefit Plan shall be inoperative with respect to such Covered Employees.

A.10 Section 3.5A shall be added:

          3.5A   Special Provisions Applicable to Westchester RESCO Co. L.P.
     Notwithstanding the foregoing provisions of Section 3.5, for each Plan Year, Westchester RESCO Co. L.P. shall contribute to the Plan such amount, if any, as shall be determined by the Board of Directors, which combined with forfeitures as provided in Section 6.8, shall be in accordance with the applicable collective bargaining agreement. Any such Retirement Contribution shall be allocated among all Covered Employees who are Participants as of the last day of a Plan Year for which such Retirement Contribution is made and are employees of Westchester RESCO Co., L.P. shall not be entitled to receive a Retirement Contribution. Contributions shall be allocated among the Retirement Accounts of such Covered Employees in proportion to their relative Compensation during the Plan Year.

A.11 Section 5.8A shall be added to read as follows:

          5.8A Special Provisions Applicable to Westchester RESCO Co. L.P.. Notwithstanding the foregoing provisions of Section 5.8, as of the last day of each Plan Year, an amount equal to the aggregate value of all interests in the Trust Fund which have been forfeited as of that day pursuant to
     Section 6.8 shall be allocated among the Retirement Accounts of those Covered Employees to whom the Retirement Contributions of Westchester RESCO Co. L.P. are allocated as of that date pursuant to Section 5.8, in the proportion which the Compensation of each such Participant for that Plan Year. Notwithstanding the foregoing, no allocation shall be made to a Participant's Retirement Account to the extent such allocation would cause the limitations set forth in Section 5.14 to be exceeded. If the amount of forfeitures applied under this Section 5.8A to the Retirement Accounts of Participants entitled to a restoration in accordance with Section 6.8 is not sufficient to provide for all restorations required under Section 6.8, Westchester RESCO Co. L.P. shall make a further contribution out of its current or accumulated profits to the extent of the difference.

A.12 Article 7, Distributions, shall only apply to the extent it addresses payments of amount in a Covered Employee's Retirement Account. Sections 7.7, 7.8, 7.9 and 7.11 (in-service withdrawals) and Section 7.10 (loans) shall be inapplicable to Covered Employees of Westchester RESCO Co. L.P.

                                  APPENDIX B

                                 APPLICABLE TO
                             BIO GRO SYSTEMS, INC.
                             ---------------------

     This Appendix B sets forth provisions applicable to Participants in the Plan who were employees of Bio Gro Systems, Inc. ("Bio Gro") on September 30, 1991, who became Participants in the Plan on October 1, 1991, and whose assets and liabilities were subsequently transferred from the Bio Gro Systems, Inc. 401(k) Profit Sharing Trust to the Trust ("Former Bio Gro Participant"). Except to the extent expressly modified by this Appendix B, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Covered Employees. The provisions of this Appendix B shall, unless provided otherwise, be effective as of October 1, 1991.

B.1  A new definition of Bio Gro Plan shall be added to read as follows:

          Bio Gro Plan means the Bio Gro Systems, Inc. 401(k) Profit Sharing Plan as in effect on September 30, 1991, just prior to its merger into this Plan.

B.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Bio Gro Systems, Inc. Notwithstanding the foregoing provisions of Section 2.1, a Former Bio Gro Participant who is an Eligible Employee on October 1, 1991, shall become a Participant as of such date. Any other Eligible Employee of Bio Gro shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

B.3  Section 6.7 shall be amended by adding the following subparagraph:

          Notwithstanding the foregoing, solely with respect to Former Bio Gro Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Bio Gro Plan.

B.4 Section 7.1(c)(i)(B), regarding installment distributions, shall be effective as of October 1, 1991, with respect to Former Bio Gro Participants.

B.5  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of September 30, 1991, the Bio Gro Plan shall be merged into this Plan with all accrued benefits under the Bio Gro Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Bio Gro Plan.

                                  APPENDIX C
                                 APPLICABLE TO
                          DESIGNATED CRAFT EMPLOYEES
                        OF THE RUST GROUP OF COMPANIES
                        ------------------------------


      This Appendix C sets forth provisions applicable to certain hourly paid employees of the Rust Group of Companies on or after January 1, 1992 ("Craft Employees"). Except to the extent expressly modified by this Appendix C, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Craft Employees. The provisions of this Appendix C shall, unless provided otherwise, be effective as of January 1, 1992.

C.1.  Add a definition of Amoco Project to read as follows:

          Amoco Project: A project undertaken by Rust Plant Services for Amoco Oil Company in Decatur, Alabama.

C.2.  The definition of Eligible Employee shall read as follows:

          Eligible Employee: Solely with respect to hourly paid Employees of the RUST Group of Companies, such Employee is a Designated Craft Employee who is not a Member of a Collective Bargaining Unit.

C.3.  The definition of Compensation shall read as follows:

          "Compensation" means for any Plan Year, amounts paid to the individual by an Employer while the individual is a Participant (commonly known as W-2 compensation), which amounts include wages defined in Code Section 3401(a) for purposes of income tax withholding at the source, and all other payments of compensation to the individual by an Employer for which the Participating Employer is required to furnish the individual a written statement under Code Sections 6041(d) and 6051(a)(3), but determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, disregarding all compensation during the Plan Year in excess of $200,000 ($150,000 beginning with the 1994 Plan
      Year) (or such greater amount as may be applicable to the Plan Year in accordance with the adjustments for increases in the cost of living pursuant to regulations under Code Section 401(a)(17)).

C.4. Add a definition of Designated Craft Employee to read as follows:

          "Designated Craft Employee" means an individual who is an hourly paid manual or non-manual employee employed by one of the RUST Group of Companies in a company, division or unit that is designated by the Administrative Committee to participate in the Plan under the terms of this Appendix.

C.5. The definition of Entry Date shall be amended to read as follows:

     "Entry Date" means the first day of any payroll period.

C.6. The definition of Retirement Account shall be amended by adding a new sentence to the end thereof to read as follows:

     Notwithstanding the foregoing, the Retirement Account of a Designated Craft Employee shall include such amounts that have been rolled over in accordance with Section 4.4.

C.7. Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Designated Craft Employees. Any Designated Craft Employee shall become a Participant on the next Enrollment Date following the day on which he/she is an Eligible Employee and has completed 1000 or more Hours of Service during the immediately preceding 12 calendar months; provided, that any Designated Craft Employee employed at the Amoco Project on December 2, 1991, who had completed 6 months of full time employment with a prior employer at the Amoco Project prior to December 2, 1991, shall become a Participant on December 2, 1991. An individual's satisfaction of the service requirement in the preceding sentence as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment. For purposes of measuring the 12-month period described above, the first such period shall commence on January 1, 1992, except that for Designated Craft Employees who are employed at the Amoco Project, the first 12-month period shall commence on December 2, 1991.

C.8. A new Section 6.6A shall be added to read as follows:

          6.6A. Special Provision Application to Designated Craft Employees. A Designated Craft Employee's interest in his/her Retirement Account shall be fully vested and nonforfeitable at all times.

C.9. Section 4.1, Section 4.2, and Section 4.3, regarding After-Tax Contributions, shall be inapplicable to Designated Craft Employees and all references in the Plan relating to After-Tax Contributions shall be inoperative with respect to such Designated Craft Employees.

C.10. Section 4.4 shall be amended so that the third complete sentence reads as follows:

      Such rollover contributions or transfers shall be made to the Rollover Account or, if such amount is attributable to Qualified Voluntary Employee Contributions made by the Employee to a prior qualified plan in accordance with section 219(e) of the Internal Revenue Code and such treatment is permitted under the Internal Revenue Code, to his/her Deductible Employee Contribution Account; provided, however, that such rollover contributions or transfers made on behalf of a Designated Craft Employee shall be made to such Employee's Retirement Account.

C.11. Section 3.2, Section 3.3, Section 3.4, Section 3.5 and Section 5.16 shall be inapplicable to Designated Craft Employees, and all references in the Plan relating to Before-Tax Contributions, Matching Employer Contributions, Before-Tax Account, Matching Account, Deductible Employee Contribution Account, and the Supplemental Benefit Plan shall be inoperative with respect to such Designated Craft Employees.

C.12. The first paragraph of Section 3.6 shall be amended to read as follows:

          For each Plan Year, each Company employing a Designated Craft Employee shall make a Retirement Contribution to the Plan in an amount equal to 2% of the aggregate Compensation of each Designated Craft Employee who is a Covered Employee or former Covered Employee of such Company entitled to an allocation pursuant to the following sentence and may, in its discretion, make one or more additional Retirement Contributions to the Plan; provided, that the aggregate Compensation of Covered Employees and former Covered Employees who became Members on December 2, 1991 pursuant to
      Section 3.2 shall also include Compensation from December 2, 1991 through December 31, 1991. A Retirement Contribution shall be allocated among all Covered Employees and former Covered Employees who are Members and who have completed 200 or more Hours of Service during the Plan Year. A Retirement Contribution shall be allocated among the Retirement Accounts of such Covered Employees and former Covered Employees in proportion to their relative Compensation during the period beginning with the first day of the Plan Year or other allocation period for which such Retirement Contribution is made and ending with the last day of the month during such Plan Year or other allocation period for which such Retirement Contribution is made. Notwithstanding the foregoing, beginning with the 1995 Plan Year, the amount, if any, of the Retirement Contribution shall be entirely discretionary.

C.13. Article 7. Distributions, shall only apply to the extent it addresses payments of amounts in a Participant's Retirement Account. Section 7.7, 7.8, 7.9 and 7.11 (in-service withdrawals) and Section 7.10 (loans) shall be inapplicable to Designated Craft Employees.

                                  APPENDIX D

                                 APPLICABLE TO
                            DONOHUE ASSOCIATES INC.
                            -----------------------

     This Appendix D sets forth provisions applicable to Participants in the Plan who were employees of Donohue Associates Inc. ("Donohue") on December 31, 1992, who became Participants in the Plan on May 1, 1992, and whose assets and liabilities were subsequently transferred from the Donohue Associates Inc. Retirement Savings Plan to the Trust ("Former Donohue Participants"). Except to the extent expressly modified by this Appendix D, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Donohue Participants. The provisions of this Appendix D shall, unless provided otherwise, be effective as of May 1, 1992.

D.1  A new definition of Donohue Plan shall be added to read as follows:

          "Donohue Plan" means the Donohue Associates Inc. Retirement Savings Plan as in effect on April 30, 1992, just prior to its merger into this Plan.

D.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Donohue Associates Inc.. Notwithstanding the foregoing provisions of Section 2.1, a Former Donohue Participant and who is an Eligible Employee on May 1, 1992, shall become a Participant as of such date. Any other Eligible Employee of Donohue shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

D.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former Donohue Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Donohue Plan.


D.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of April 30, 1992, the Donohue Plan shall be merged into this Plan with all accrued benefits under the Donohue Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Donohue Plan.

                                  APPENDIX E

                                 APPLICABLE TO
                     ALFRED CREW CONSULTING ENGINEERS INC.
                     -------------------------------------

     This Appendix E sets forth provisions applicable to Participants in the Plan who were employees of Alfred Crew Consulting Engineers Inc. ("Alfred Crew") on June 30, 1992, who became Participants in the Plan on July 1, 1992, and whose assets and liabilities were subsequently transferred from the Alfred Crew Consulting Engineers Inc. Profit Sharing Plan to the Trust ("Former Alfred Crew Participants"). Except to the extent expressly modified by this Appendix E, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Alfred Crew Participants. The provisions of this Appendix E shall, unless provided otherwise, be effective as of July 1, 1992.

E.1  A new definition of Alfred Crew Plan shall be added to read as follows:

          "Alfred Crew Plan" means the Alfred Crew Consulting Engineers Inc. Profit Sharing Plan as in effect on June 30, 1992, just prior to its merger into this Plan.

E.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Alfred Crew Consulting Engineers Inc.. Notwithstanding the foregoing provisions of Section 2.1, a Former Alfred Crew Participant and who is an Eligible Employee on July 1, 1992, shall become a Participant as of such date. Any other Eligible Employee of Alfred Crew shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

E.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former Alfred Crew Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Alfred Crew Plan.

E.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of June 30, 1992, the Alfred Crew Plan shall be merged into this Plan with all accrued benefits under the Alfred Crew Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Alfred Crew Plan.

                                  APPENDIX F

                                 APPLICABLE TO
                          CPC ENGINEERING CORPORATION
                          ---------------------------

     This Appendix F sets forth provisions applicable to Participants in the Plan who were employees of CPC Engineering Corporation ("CPC") on June 30, 1992, who became Participants in the Plan on July 1, 1992, and whose assets and liabilities were subsequently transferred from the CPC Engineering Corporation Profit Sharing Plan to the Trust ("Former CPC Participants"). Except to the extent expressly modified by this Appendix F, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former CPC Participants. The provisions of this Appendix F shall, unless provided otherwise, be effective as of July 1, 1992.

F.1  A new definition of CPC Plan shall be added to read as follows:

          "CPC Plan" means the CPC Engineering Corporation Profit Sharing Plan as in effect on June 30, 1992, just prior to its merger into this Plan.

F.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to CPC Engineering Corporation. Notwithstanding the foregoing provisions of Section 2.1, a Former CPC Participant and who is an Eligible Employee on July 1, 1992, shall become a Participant as of such date. Any other Eligible Employee of CPC shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

F.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former CPC Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the CPC Plan.

F.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of June 30, 1992, the CPC Plan shall be merged into this Plan with all accrued benefits under the CPC Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the CPC Plan.

                                  APPENDIX G

                                 APPLICABLE TO
                     APPLIED ENVIRONMENTAL CONSULTING INC.
                     -------------------------------------

     This Appendix G sets forth provisions applicable to Participants in the Plan who were employees of Applied Environmental Consulting Inc. ("Applied Environmental") on December 31, 1992, who became Participants in the Plan on August 1, 1992, and whose assets and liabilities were subsequently transferred from the Applied Environmental Consulting Inc. 401(k) Plan to the Trust ("Former Applied Environmental Participants"). Except to the extent expressly modified by this Appendix G, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Applied Environmental Participants. The provisions of this Appendix G shall, unless provided otherwise, be effective as of August 1, 1992.

G.1 A new definition of Applied Environmental Plan shall be added to read as follows:

          "Applied Environmental Plan" means the Applied Environmental Consulting Inc. 401(k) Plan as in effect on July 31, 1992, just prior to its merger into this Plan.

G.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Applied Environmental Consulting Inc.. Notwithstanding the foregoing provisions of Section 2.1, a Former Applied Environmental Participant and who is an Eligible Employee on August 1, 1992, shall become a Participant as of such date. Any other Eligible Employee of Applied Environmental shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

G.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former Applied Environmental Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Applied Environmental Plan.

G.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of July 31, 1992, the Applied Environmental Plan shall be merged into this Plan with all accrued benefits under the Applied Environmental Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Applied Environmental Plan.

                                  APPENDIX H

                         ENVIROTECH OPERATING SERVICES
                         -----------------------------


     This Appendix H sets forth provisions applicable to Participants in the Plan who were employees of Envirotech Operating Services at the Great Falls, Montana facility are covered by a collective bargaining agreement with the Great Falls Craft Council. Except to the extent expressly modified by this Appendix H, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Covered Employees. The provisions of this Appendix H shall, unless provided otherwise, be effective as of October 1, 1992.

H.1. The definition of Compensation is amended to take into account base pay only and not overtime or bonuses.

                                  APPENDIX I

                                 APPLICABLE TO
                               AMCEC CORPORATION
                               -----------------

     This Appendix I sets forth provisions applicable to Participants in the Plan who were employees of AMCEC Corporation ("AMCEC") on December 31, 1992, who became Participants in the Plan on January 1, 1993, and whose assets and liabilities were subsequently transferred from the AMCEC Corporation 401(k) Profit Sharing Plan to the Wheelabrator Technologies Inc. Savings and Retirement Trust ("Former AMCEC Participants"). Except to the extent expressly modified by this Appendix I, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former AMCEC Participants. The provisions of this Appendix I shall, unless provided otherwise, be effective as of January 1, 1993.

I.1  A new definition of AMCEC Plan shall be added to read as follows:

          AMCEC Plan" means the AMCEC Corporation 401(k) Profit Sharing Plan as in effect on December 31, 1992, just prior to its merger into this Plan.

I.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to AMCEC Corporation. Notwithstanding the foregoing provisions of Section 2.1, a Former AMCEC Participant and who is an Eligible Employee on January 1, 1993, shall become a Participant as of such date. Any other Eligible Employee of AMCEC shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

I.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former AMCEC Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the AMCEC Plan.

I.4 Section 7.1(c)(i)(B), regarding installment distributions, shall be effective as of January 1, 1993, with respect to Former AMCEC Participants.

I.5  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of December 31, 1992, the AMCEC Plan shall be merged into this Plan with all accrued benefits under the AMCEC Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the AMCEC Plan.

                                  APPENDIX J

                                 APPLICABLE TO
                 ENVIROLAND INC., 401(K) SALARY REDUCTION PLAN
                 ---------------------------------------------

     This Appendix J sets forth provisions applicable to Participants in the Plan who were employees of Enviroland Inc. ("Enviroland") on December 31, 1992, who became Participants in the Plan on January 1, 1993, and whose assets and liabilities were subsequently transferred from the Enviroland Inc. 401(k) Salary Reduction Plan ("Enviroland Plan") to the Trust ("Former Enviroland Participants"). Except to the extent expressly modified by this Appendix J, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Enviroland Participants. The provisions of this Appendix J shall, unless provided otherwise, be effective as of January 1, 1993.

J.1  A new definition of Enviroland Plan shall be added to read as follows:

          "Enviroland Plan" means the Enviroland Inc. 401(k) Salary Reduction Plan as in effect on December 31, 1992, just prior to its merger into this Plan.

J.2  Section 2.1A shall be added to read as follows:

          2.1A  Special Provision Applicable to Enviroland, Inc.
     Notwithstanding the foregoing provisions of Section 2.1, a Former Enviroland Participant who is an Eligible Employee on January 1, 1993, shall become a Participant as of such date. Any other Eligible Employee of Enviroland shall become a Participant on the Enrollment Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

J.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former Enviroland Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Enviroland Plan.

J.4 Section 7.1(c)(i)(B), regarding installment distributions, shall be effective as of January 1, 1993, with respect to Former Enviroland Participants.

J.5  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of December 31, 1992, the Enviroland Plan shall be merged into this Plan with all accrued benefits under the Enviroland Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Enviroland Plan.

                                  APPENDIX K

                                 APPLICABLE TO
                                      AME
                                      ---

     This Appendix K sets forth provisions applicable to Participants in the Plan who were employees of AME ("AME") on December 31, 1992, who became Participants in the Plan on January 1, 1993, and whose assets and liabilities were subsequently transferred from the AME Salary Savings Plan to the Trust ("Former AME Participants"). Except to the extent expressly modified by this Appendix K, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former AME Participants. The provisions of this Appendix K shall, unless provided otherwise, be effective as of January 1, 1993.

K.1  A new definition of AME Plan shall be added to read as follows:

          "AME Plan" means the AME Salary Savings Plan as in effect on December 31, 1992, just prior to its merger into this Plan.

K.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to AME. Notwithstanding the foregoing provisions of Section 2.1, a Former AME Participant and who is an Eligible Employee on January 1, 1993, shall become a Participant as of such date. Any other Eligible Employee of AME shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

K.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former AME Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the AME Plan.

K.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of December 31, 1992, the AME Plan shall be merged into this Plan with all accrued benefits under the AME Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the AME Plan.

                                  APPENDIX L

                                 APPLICABLE TO
                        ALTECH INSTRUMENTATION SYSTEMS
                        ------------------------------

     This Appendix L sets forth provisions applicable to Participants in the Plan who were employees of Altech Instrumentation Systems ("Altech") on December 31, 1992, who became Participants in the Plan on January 1, 1993, and whose assets and liabilities were subsequently transferred from the Altech Instrumentation Systems Inc. Profit Sharing Plan to the Trust ("Former Altech Participants"). Except to the extent expressly modified by this Appendix L, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Altech Participants. The provisions of this Appendix L shall, unless provided otherwise, be effective as of January 1, 1993.

L.1  A new definition of Altech Plan shall be added to read as follows:

          "Altech Plan" means the Altech Instrumentation Systems Inc. Profit Sharing Plan as in effect on December 31, 1992, just prior to its merger into this Plan.

L.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Altech Instrumentation Systems. Notwithstanding the foregoing provisions of Section 2.1, a Former Altech Participant and who is an Eligible Employee on January 1, 1993, shall become a Participant as of such date. Any other Eligible Employee of Altech shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

L.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former Altech Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Altech Plan.

L.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of December 31, 1992, the Altech Plan shall be merged into this Plan with all accrued benefits under the Altech Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Altech Plan.

                                  APPENDIX M

                                 APPLICABLE TO
                                    ARI-NSC
                                    -------

     This Appendix M sets forth provisions applicable to Participants in the Plan who were employees of ARI-NSC on December 31, 1992, who became Participants in the Plan on January 1, 1993, and whose assets and liabilities were subsequently transferred from the ARI-NSC Employee's 401(k) Savings and Retirement Plan to the Trust ("Former ARI-NSC Participants"). Except to the extent expressly modified by this Appendix M, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former ARI-NSC Participants. The provisions of this Appendix M shall, unless provided otherwise, be effective as of January 1, 1993.

M.1  A new definition of ARI-NSC Plan shall be added to read as follows:

          "ARI-NSC Plan" means the ARI-NSC Employee's 401(k) Savings and Retirement Plan as in effect on December 31, 1992, just prior to its merger into this Plan."

M.2  Section 2.1A shall be added to read as follows:

          "2.1A Special Provision Applicable to ARI-NSC. Notwithstanding the foregoing provisions of Section 2.1, a Former ARI-NSC Participant and who is an Eligible Employee on January 1, 1993, shall become a Participant as of such date. Any other Eligible Employee of ARI-NSC shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment."

M.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former ARI-NSC Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the ARI-NSC Plan.

M.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of December 31, 1992, the ARI-NSC Plan shall be merged into this Plan with all accrued benefits under the ARI-NSC Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the ARI-NSC Plan.

                                  APPENDIX N

                                 APPLICABLE TO
                                HYDRO SERVICES
                                --------------

     This Appendix N sets forth provisions applicable to Participants in the Plan who were employees of Hydro Services ("Hydro") on December 31, 1992, who became Participants in the Plan on January 1, 1993, and whose assets and liabilities were subsequently transferred from the Hydro Services Employees Profit Sharing Plan to the Trust ("Former Hydro Participants"). Except to the extent expressly modified by this Appendix N, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Hydro Participants. The provisions of this Appendix N shall, unless provided otherwise, be effective as of January 1, 1993.

N.1  A new definition of Hydro Plan shall be added to read as follows:

          "Hydro Plan" means the Hydro Services Employees Profit Sharing Plan as in effect on December 31, 1992, just prior to its merger into this Plan.

N.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Hydro Services. Notwithstanding the foregoing provisions of Section 2.1, a Former Hydro Participant and who is an Eligible Employee on January 1, 1993, shall become a Participant as of such date. Any other Eligible Employee of Hydro shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

N.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former Hydro Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Hydro Plan.

N.4  A new Section 7.8A shall be added to read as follows:

          7.8A  Withdrawal of Accounts Prior to Termination of Employment.

               (a) Subject to such conditions and procedures which may be prescribed by the Administrative Committee, a Former Hydro Participant who has attained age 59 1/2 may request a withdrawal from his/her Before-Tax, After-Tax, Rollover and Matching Accounts prior to termination of employment by filing a written request with the Administrative Committee. By filing such notice and executing such forms as shall be prescribed by the Administrative Committee, any such Participant may withdraw, in a lump sum in cash, effective as of the date coinciding with such withdrawal, the amount specified in such notice which shall not exceed the amount remaining in such Participant's Before-Tax, After-Tax, Rollover and Matching Accounts after deducting the value of any loan allocable thereto and outstanding to such Participant pursuant to Section 7.10.

               (b) Subject to such conditions and procedures which may be prescribed by the Administrative Committee a Former Hydro Services Participant who has not yet attained age 59-1/2 may withdraw any vested amount of his/her Matching Account that has been allocated to such account for at lest two years. By filing such notice and executing such forms as shall be prescribed by the Administrative Committee any such Participant may withdraw in a lump sum in cash, effective as of the date coinciding with such withdrawal, the amount specified in such notice which shall not exceed the amount remaining in such Participant's Matching Account after deducting the value of any loan allocable thereto and outstanding to such Participant pursuant to Section 7.10.

               (c) To the extent required by the applicable laws and regulations, any Former Hydro Participant who elects a withdrawal under this Section 7.8A may also elect that the portion of such withdrawal other than that representing a return of his/her After-Tax Contributions be distributed by transfer to an Eligible Retirement Plan.

N.5  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of December 31, 1992, the Hydro Plan shall be merged into this Plan with all accrued benefits under the Hydro Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Hydro Plan.

                                  APPENDIX O

                                 APPLICABLE TO
                       BURTON, ADAMS, KEMP & KEREG, INC.
                       ---------------------------------

     This Appendix O sets forth provisions applicable to Participants in the Plan who were employees of Burton, Adams, Kemp & Kereg, Inc. ("Burton") on January 31, 1993, who became Participants in the Plan on February 1, 1993, and whose assets and liabilities were subsequently transferred from the Burton, Adams, Kemp & Kereg, Inc. 401(k) Plan to the Trust ("Former Burton Participants"). Except to the extent expressly modified by this Appendix O, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Burton Participants. The provisions of this Appendix O shall, unless provided otherwise, be effective as of February 1, 1993.

O.1  A new definition of Burton Plan shall be added to read as follows:

          "Burton Plan" means the Burton, Adams, Kemp & Kereg, Inc. 401(k) Plan as in effect on January 31, 1993, just prior to its merger into this Plan.

O.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Burton, Adams, Kemp & Kereg, Inc.. Notwithstanding the foregoing provisions of Section 2.1, a Former Burton Participant and who is an Eligible Employee on February 1, 1993, shall become a Participant as of such date. Any other Eligible Employee of Burton shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

O.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former Burton Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Burton Plan.

O.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of January 31, 1993, the Burton Plan shall be merged into this Plan with all accrued benefits under the Burton Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Burton Plan.

                                  APPENDIX P

                                 APPLICABLE TO
                               AMERIQUEST, INC.
                               ----------------

     This Appendix P sets forth provisions applicable to Participants in the Plan who were employees of AmeriQuest, Inc. ("AmeriQuest") on May 31, 1993, who became Participants in the Plan on June 1, 1993, and whose assets and liabilities were subsequently transferred from the AmeriQuest, Inc. 401(k) Profit Sharing Plan to the Trust ("Former AmeriQuest Participants"). Except to the extent expressly modified by this Appendix P, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former AmeriQuest Participants. The provisions of this Appendix P shall, unless provided otherwise, be effective as of June 1, 1993.

P.1  A new definition of AmeriQuest Plan shall be added to read as follows:

          "AmeriQuest Plan" means the AmeriQuest, Inc. 401(k) Profit Sharing Plan as in effect on May 31, 1993, just prior to its merger into this Plan.

P.2 A new definition of Qualified Joint and Survivor Annuity shall be added to read as follows:

          "Qualified Joint and Survivor Annuity" for a married Participant is an annuity for the life of a Participant with payments continued upon the death of the Participant for the life of his/her spouse in an amount which is 1/2 of the amount payable while the Participant was living and for an unmarried Participant is an annuity for the life of the Participant only.

P.3  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to AmeriQuest, Inc. Notwithstanding the foregoing provisions of Section 2.1, a Former AmeriQuest Participant who is an Eligible Employee on June 1, 1993, shall become a Participant as of such date. Any other Eligible Employee of AmeriQuest shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service;

     provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

P.4 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former AmeriQuest Participants, such period or periods of employment shall include any period or periods previously credited to that Employee under the AmeriQuest Plan.

P.5 A Former AmeriQuest Participant may elect to receive the value of his/her Accounts under Section 7.1 of the Plan in the form of a lump sum, installment payments or in the form of an annuity contract, whether such Participant terminates employment before, on, or after his/her Retirement Date. If a Participant elects to receive such an annuity, the requirements of the following Sections 7.1A and 7.1B apply. If a Participant does not elect to receive the annuity, Sections 7.1A and 7.1B shall not apply.

          7.1A Qualified Joint and Survivor Annuity.

               (a) If a Participant elects an annuity distribution, distribution of the portion of his/her Account attributable to the annuity shall be made in the form of a Qualified Joint and Survivor Annuity unless the Participant has elected not to receive a Qualified Joint and Survivor Annuity pursuant to subsection (c) below.

               (b) Benefits payable in the form of a Qualified Joint and Survivor Annuity shall be paid by distributing to the Participant the annuity contract. Any such annuity contract shall be nonassignable and non-commutable and shall be subject to the election, consent, written explanation and Survivor Annuity requirements set forth in Section 7.1B. Delivery of such contract shall be in full satisfaction of the rights of the Participant hereunder and upon delivery of any such contract, the Participant shall look solely to the insurer issuing such contract for the payment of benefits.

               (c) A Participant may, within 90 days before his/her Annuity Starting Date (the "Election Period"), elect not to receive a Qualified Joint and Survivor Annuity. Such election may be revoked at any time during the Election Period and if so revoked the Participant's benefit shall automatically be paid in the form of a Qualified Joint and Survivor Annuity unless he/she again elects within the Election Period not to receive his/her benefit in such form. Elections and revocations may continue to be made under this Section within the Election Period.

     Subject to the requirements of Section 7.1A(e), annuity payments may be made over one of the following periods:

                    (1)  the life of the Participant;

                    (2) the lives of the Participant and a designated beneficiary, with the amount payable to the designated beneficiary equal to 50% or 100% of the amount payable to the Participant;

                    (3) a period certain not extending beyond the life expectancy of the Participant; and

                    (4) a period certain not extending beyond the life expectancy of the Participant and designated beneficiary.

               (d) The Administrative Committee shall furnish each Participant a general written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Qualified Joint and Survivor Annuity and the effect of such a revocation. This general explanation shall be furnished to a Participant within a reasonable period before the Participant's Annuity Starting Date.

               (e) Any election under subsections 7.1A(c) or 7.1B(d) must have the consent of the Participant's spouse to be effective unless, at the time of filing such election, the Participant established to the satisfaction of the Administrative Committee that the consent of the spouse could not be obtained because such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Such consent shall be in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the election and the designation of the specific non-spouse beneficiary, including any class of beneficiary or any contingent beneficiary, to receive the Participant's Accounts in the Trust Fund in the event of the Participant's death, and shall be irrevocable with respect to such form and beneficiary designation.

          7.1B Surviving Spouse Survivor Annuity.

               (a) The Accounts of a Participant who dies prior to his/her Annuity Starting Date, who is married on the date of his/her death and who has elected to receive his/her Accounts in the form of an annuity shall be distributed in the form of an annuity for the life of his/her surviving spouse ("Survivor Annuity") unless such

     Participant has elected not to have benefits paid in the form of a Survivor Annuity pursuant to subsection (d) below.

               (b) Benefits payable in the form of a Survivor Annuity shall be paid by distributing to the surviving spouse of the Participant the annuity contract. Such annuity contract shall provide for level monthly payments for the life of the surviving spouse commencing as soon as practicable thereafter. Any such annuity contract shall be nonassignable and non-commutable. Delivery of any such contract shall be in full satisfaction of the rights of the Participant's spouse.

               (c) Notwithstanding subsection (b) above, the surviving spouse of a Participant may elect to receive a distribution of the balance of the deceased Participant's Accounts in one lump sum, installments or in the form of an annuity over a period certain not greater than his/her life expectancy, subject to the requirements of Section 7.2(c). Such election shall be made by filing an election with the Administrative Committee at such time and in such manner as the Administrative Committee shall provide.

               (d) A Participant may elect not to have a Survivor Annuity paid to his/her surviving spouse. Such election may be made at any time during the Election Period described in subsection (e) below. To be effective any such election shall require the consent of the Participant's spouse as provided in Section 7.1A(e). Any such election may be revoked by the Participant within the Election Period.

               (e) The Election Period shall commence on the first day of the Plan Year in which the Participant attains age 35 and end on the earlier of: (i) the date of the Participant's death or (ii) his/her Annuity Starting Date; provided that, in the case of a Participant who separates from service prior to attaining age 35, the Election Period shall commence on the date of his/her separation from service.

               (f) The Administrative Committee shall furnish each Participant a general written explanation of the terms and conditions of the Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Survivor Annuity and the effect of such a revocation.

P.6 In the event a Former AmeriQuest Participant dies prior to commencement of his/her benefits, and the balance of the Participant's Accounts was not distributed in accordance with Section 7.1B, the beneficiary may receive the balance of such Participant's Accounts under Section 7.2 of the Plan in the form of a lump sum, installments or an annuity contract. The annuity may be for the life of the beneficiary or over a period certain not extending beyond the life expectancy of the beneficiary, subject to the requirements of Section 7.2(c). If the beneficiary is the Participant's surviving spouse, or if the Participant has not designated the form of distribution prior to his/her death, the designated beneficiary must elect the method of distribution no later than the date such distributions are required to begin in accordance with Section 7.2(c).

P.7 Section 7.1(c)(i)(B), regarding installment distributions, shall be effective as of June 1, 1993, with respect to Former AmeriQuest Participants.

P.8  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of May 31, 1993, the AmeriQuest Plan shall be merged into this Plan with all accrued benefits under the AmeriQuest Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the AmeriQuest Plan.

                                  APPENDIX Q

                 AMENDMENT APPLICABLE TO HOURLY PAID EMPLOYEES
               PREVIOUSLY EMPLOYED BY THE BRAND COMPANIES, INC.
               ------------------------------------------------


     This Appendix Q sets forth provisions applicable on and after June 1, 1993 to hourly paid employees previously employed by The Brand Companies, Inc. Except to the extent expressly modified by this Appendix Q, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such employees. The provisions of this Appendix Q shall, unless provided otherwise, be effective as of June 1, 1993.

Q.1. The definition of Eligible  Employee shall read as follows:

          "Eligible Employee" means solely with respect to hourly paid employees previously employed by The Brand Companies, Inc., such employee's terms and conditions of employment are not or were not covered by a collective bargaining agreement. Such terms and conditions of employment are or were covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such employee and his/her employer unless such collective bargaining agreement makes this Plan applicable to such employee."

Q.2. The definition of Compensation shall read as follows:

          "Compensation" means for any Plan Year, amounts paid to the individual by an Employer while the individual is a Participant (commonly known as W-2 compensation), which amounts include wages defined in Code Section 3401(a) for purposes of income tax withholding at the source, and all other payments of compensation to the individual by an Employer for which the Employer is required to furnish the individual a written statement under Code Sections 6041(d) and 6051(a)(3), but determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, disregarding all compensation during the Plan Year in excess of $200,000 ($150,000 beginning with the 1994 Plan Year) (or such greater amount as may be applicable to the Plan Year in accordance with adjustment for increases in the cost of living pursuant to regulation under Code
     Section 401(a)(17)).

     Earnings shall not include any amounts in excess of $200,000 ($150,000 beginning with the 1994 Plan Year), or such adjusted amount as the Secretary of the Treasury may prescribe by regulation.

Q.3. The definition of Entry Date shall be amended to read as follows:

          "Entry Date" is the first day of any payroll period.

Q.4. A new definition of Grandfathered Eligible Employee shall be added to read as follows:

          "Grandfathered Eligible Employee" means a Covered Employee initially employed by RUST Industrial Services or RUST Construction Services who as of April 1, 1993 and May 1, 1993, respectively, was contributing to the Waste Management, Inc. Profit Sharing and Savings Plan. Such Employee shall cease to be a Grandfathered Covered Employee with respect to the ability to make Before-Tax Contributions upon the suspension or termination of Before-Tax Contributions to the Plan, and with respect to the ability to make After-Tax Contributions upon the suspension or termination of After-Tax Contributions to the Plan. A Covered Employee shall be a Grandfathered Covered Employee only with respect to the types of contributions (before-tax and/or after-tax) previously made to the Waste Management, Inc. Profit Sharing and Savings Plan.

Q.5. The definition of Retirement Account shall be amended by adding a new sentence to the end thereof to read as follows:
     Notwithstanding the foregoing, the Retirement Contribution Account of an Employee shall include such amounts that have been rolled over in accordance with Section 4.4.

Q.6. Section 2.1 shall be amended to read as follows:

          2.1 Special Provision Applicable to Hourly Paid Employees Previously Employed By The Brand Companies, Inc. An employee who, on June 1, 1993 is a Covered Employee and has completed 1,000 or more Hours of Service during the immediately preceding 12 calendar months shall become a Participant on that date. Any other employee shall become a Participant on the next Entry Date following the day on which he/she is a Covered Employee and has completed 1000 or more Hours of Service during the immediately preceding 12 calendar months. An individual's satisfaction of the service requirement in the preceding sentences as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

Q.7.  A new Section 6.6A shall be added to read as follows:

          6.6A Retirement Account. A Participant's interest in his/her Retirement Account shall be fully vested and nonforfeitable at all times.

Q.8. Section 4.1, Section 4.2, and Section 4.3, regarding After-Tax Contributions, shall be applicable only to Grandfathered Covered Employees, and all references in the Plan relating to After-Tax Contributions or to an Investment Account shall be operative only with respect to such Grandfathered Covered Employees.

Q.9. Section 4.4 shall be amended so that the third complete sentence reads as follows:

      "Such rollover contributions or transfers shall be made to the Rollover Account or, if such amount is attributable to Qualified Voluntary Employee Contributions made by the Employee to a prior qualified plan in accordance with section 219(e) of the Internal Revenue Code and such treatment is permitted under the Internal Revenue Code, to his/her Deductible Employee Contribution Account; provided, however, that such rollover contributions or transfers made on behalf of an Employee shall be made to such Employee's Retirement Account.

Q.10. Section 3.2, Section 3.3, Section 3.4 and Section 5.16 shall be applicable only to Grandfathered Covered Employees, and all references in the Plan relating to Before-Tax Contributions, Before-Tax Account, Matching Account, Deductible Employee Contribution Account, and the Supplemental Benefit Plan shall be operative only with respect to such Grandfathered Covered Employees.

Q.11. The first paragraph of Section 3.5 shall be amended to read as follows:

          For each Plan Year, each Company shall make a Retirement Contribution to the Plan in an amount equal to 2% of the aggregate Compensation of each employee who is a Covered Employee or former Covered Employee entitled to an allocation pursuant to the following sentence and may, in its discretion, make one or more additional Retirement Contributions to the Plan. A Retirement Contribution shall be allocated among all Covered Employees and former Covered Employees who are Participants and who have completed 200 or more Hours of Service during the Plan Year. A Retirement Contribution shall be allocated among the Retirement Contribution Accounts of such Covered Employees and former Covered Employees in proportion to their relative Earnings during the period beginning with the first day of the Plan Year or other allocation period for which such Retirement Contribution is made and ending with the last day of the month during such Plan Year or other allocation period for which such Retirement Contribution is made.

Q.12. Article 7, Plan Payments and Withdrawals, shall only apply to Covered Employees to the extent it addresses payments of amounts in a Participant's Retirement Account. Notwithstanding the foregoing, Sections 7.7, 7.8, 7.9 and 7.11 (in-service withdrawals) and Section 7.10 (loans) shall be applicable only to Grandfathered Covered Employees.

                                  APPENDIX R

                  AMENDMENT APPLICABLE TO SALARIED EMPLOYEES
               PREVIOUSLY EMPLOYED BY THE BRAND COMPANIES, INC.
               ------------------------------------------------


     This Appendix R sets forth provisions applicable on and after June 1, 1993, to salaried employees previously employed by The Brand Companies, Inc. Except to the extent expressly modified by this Appendix R the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Employees. The provisions of this Appendix R shall, unless provided otherwise, be effective as of June 1, 1993.

R.1. The definition of Eligible Employee shall read as follows:

          "Eligible Employee" means solely with respect to salaried employees previously employed by The Brand Companies, Inc., such employee's terms and conditions of employment are not or were not covered by a collective bargaining agreement. Such terms and conditions of employment are or were covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such employee and his/her employer unless such collective bargaining agreement makes this Plan applicable to such employee.

R.2. Section 3.5 shall be amended to read as follows:

          3.5  Retirement Contributions.  Subject to the provisions of Section
     3.1 and 5.15, each Employer shall pay to the Trustee for each Plan Year a Retirement Contribution which, together with forfeitures, is equal to 2% of the Compensation of each Eligible Participant, and may, in its discretion, make one or more additional Retirement Contributions to the Plan in such amount as may be determined by each such Employer making an additional Retirement Contribution. For purposes of determining the Retirement Contribution for an Eligible Participant who is suffering from a Disability, the Compensation of such Participant shall be determined in accordance with the provisions of Code Section 415(c)(3)(C).

                                  APPENDIX S

                                 APPLICABLE TO
                          DUNN GEOSCIENCE CORPORATION
                          ---------------------------


     This Appendix S sets forth provisions applicable to Participants in the Plan who were employees of Dunn Geoscience Corporation ("Dunn") on June 30, 1993, who became Participants in the Plan on July 1, 1993, and whose assets and liabilities were subsequently transferred from the Dunn Geoscience Corporation 401(k) and Profit Sharing Plan ("Dunn Plan") to the Trust ("Former Dunn Participants"). Except to the extent expressly modified by this Appendix S, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Dunn Participants. The provisions of this Appendix S shall, unless provided otherwise, be effective as of July 1, 1993.

S.1  A new definition of Dunn Plan shall be added to read as follows:

          "Dunn Plan" means the Dunn Geoscience Corporation 401(k) and Profit Sharing Plan as in effect on June 30, 1993, just prior to its merger into this Plan.

S.2 A new definition of Annuity Starting Date shall be added to read as follows:

          "Annuity Starting Date" means the first day of the first period for which a benefit is payable in the form of an annuity under the Plan, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant or beneficiary to such benefit.

S.3 A new definition of Qualified Joint and Survivor Annuity shall be added to read as follows:

          "Qualified Joint and Survivor Annuity" for a married Participant is an annuity for the life of a Participant with payments continued upon the death of the Participant for the life of his/her spouse in an amount which is 1/2 of the amount payable while the Participant was living and for an unmarried Participant is an annuity for the life of the Participant only.

S.4  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Dunn Geoscience Corporation. Notwithstanding the foregoing provisions of Section 3.1, a Former Dunn Participant who is an Eligible Employee on July 1, 1993, shall become a Participant as of such date. Any other Eligible Employee of Dunn shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

S.5  Section 6.7 shall be amended by adding the following subparagraph:

          Notwithstanding the foregoing, solely with respect to Former Dunn Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Dunn Plan.

S.6 Section 7.1(c)(i)(B), regarding installment distributions, shall be effective as of July 1, 1993, with respect to Former Dunn Participants.

S.7 A Former Dunn Participant may elect to receive the value of his/her Accounts under Section 7.1 of the Plan in the form of a lump sum, installment payments or in the form of an annuity contract, whether such Participant terminates employment before, on, or after his/her Retirement Date. If a Participant elects to receive such an annuity, the requirements of the following Sections 7.1A and 7.1B apply. If a Participant does not elect to receive the annuity, Sections 7.1A and 7.1B shall not apply.

          7.1A Qualified Joint and Survivor Annuity.

               (a) If a Participant elects an annuity distribution, distribution of the portion of his/her Account attributable to the annuity shall be made in the form of a Qualified Joint and Survivor Annuity unless the Participant has elected not to receive a Qualified Joint and Survivor Annuity pursuant to subsection (c) below.

               (b) Benefits payable in the form of a Qualified Joint and Survivor Annuity shall be paid by distributing to the Participant the annuity contract. Any such annuity contract shall be nonassignable and non-commutable and shall be subject to the election, consent, written explanation and Survivor Annuity requirements set forth in Section 7.1B. Delivery of such contract shall be in full satisfaction of the rights of the Participant hereunder and upon delivery of any such contract, the Participant shall look solely to the insurer issuing such contract for the payment of benefits.

               (c) A Participant may, within 90 days before his/her Annuity Starting Date (the "Election Period"), elect not to receive a Qualified Joint and Survivor Annuity. Such election may be revoked at any time during the Election Period and if so revoked the Participant's benefit shall automatically be paid in the form of a Qualified Joint and Survivor Annuity unless he/she again elects within the Election Period not to receive his/her benefit in such form. Elections and revocations may continue to be made under this Section within the Election Period. Subject to the requirements of Section 7.1A(e), annuity payments may be made over one of the following periods:

                    (1)  the life of the Participant;

                    (2) the lives of the Participant and a designated beneficiary;

                    (3) a period certain not extending beyond the life expectancy of the Participant; and

                    (4) a period certain not extending beyond the life expectancy of the Participant and designated beneficiary.

               (d) The Administrative Committee shall furnish each Participant a general written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Qualified Joint and Survivor Annuity and the effect of such a revocation. This general explanation shall be furnished to a Participant within a reasonable period before the Participant's Annuity Starting Date.

               (e) Any election under subsections 7.1A(c) or 7.1B(d) must have the consent of the Participant's spouse to be effective unless, at the time of filing such election, the Participant established to the satisfaction of the Administrative Committee that the consent of the spouse could not be obtained because such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Such consent shall be in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the election and the designation of the specific non-spouse beneficiary, including any class of beneficiary or any contingent beneficiary, to receive the Participant's Accounts in the Trust Fund in the event of the Participant's death, and shall be irrevocable with respect to such form and beneficiary designation.

          7.1B Surviving Spouse Survivor Annuity.

               (a) The Accounts of a Participant who dies prior to his/her Annuity Starting Date, who is married on the date of his/her death and who has elected to receive his/her Accounts in the form of an annuity shall be distributed in the form of an annuity for the life of his/her surviving spouse ("Survivor Annuity") unless such Participant has elected not to have benefits paid in the form of a Survivor Annuity pursuant to subsection (d) below.

               (b) Benefits payable in the form of a Survivor Annuity shall be paid by distributing to the surviving spouse of the Participant the annuity contract. Such annuity contract shall provide for level monthly payments for the life of the surviving spouse commencing as soon as practicable thereafter. Any such annuity contract shall be nonassignable and non-commutable. Delivery of any such contract shall be in full satisfaction of the rights of the Participant's spouse.

               (c) Notwithstanding subsection (b) above, the surviving spouse of a Participant may elect to receive a distribution of the balance of the deceased Participant's Accounts in one lump sum, installments or in the form of an annuity over a period certain not greater than his/her life expectancy, subject to the requirements of Section 7.2(c). Such election shall be made by filing an election with the Administrative Committee at such time and in such manner as the Administrative Committee shall provide.

               (d) A Participant may elect not to have a Survivor Annuity paid to his/her surviving spouse. Such election may be made at any time during the Election Period described in subsection (e) below. To be effective any such election shall require the consent of the Participant's spouse as provided in Section 7.1A(e). Any such election may be revoked by the Participant within the Election Period.

               (e) The Election Period shall commence on the first day of the Plan Year in which the Participant attains age 35 and end on the earlier of: (i) the date of the Participant's death or (ii) his/her Annuity Starting Date; provided that, in the case of a Participant who separates from service prior to attaining age 35, the Election Period shall commence on the date of his/her separation from service.

               (f) The Administrative Committee shall furnish each Participant a general written explanation of the terms and conditions of the Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Survivor Annuity and the effect of such a revocation.

S.8 In the event a Former Dunn Participant dies prior to commencement of his/her benefits, and the balance of the Participant's Accounts was not distributed in accordance with Section 7.1B, the beneficiary may receive the balance of such Participant's Accounts under Section 7.2 of the Plan in the form of a lump sum, installments or an annuity contract. The annuity may be for the life of the beneficiary or over a period certain not extending beyond the life expectancy of the beneficiary, subject to the requirements of Section 7.2(c). If the beneficiary is the Participant's surviving spouse, or if the Participant has not designated the form of distribution prior to his/her death, the designated beneficiary must elect the method of distribution no later than the date such distributions are required to begin in accordance with Section 7.2(c).

S.9  A new Section 7.8A shall be added to read as follows:

          7.8A Withdrawal of Accounts Prior to Termination of Employment After Attainment of Age 59 1/2.

               (a) Subject to such conditions and procedures which may be prescribed by the Administrative Committee, a Former Dunn Participant who has attained age 59 1/2 may request a withdrawal from his/her Before-Tax, After-Tax, Rollover and Matching Accounts prior to termination of employment by filing a written request with the Administrative Committee. By filing such notice and executing such forms as shall be prescribed by the Administrative Committee, any such Participant may withdraw, in a lump sum in cash, effective as of the date coinciding with such withdrawal, the amount specified in such notice which shall not exceed the amount remaining in such Participant's Before-Tax, After-Tax, Rollover and Matching Accounts after deducting the value of any loan allocable thereto and outstanding to such Participant pursuant to Section 7.10.

               (b) To the extent required by the applicable laws and regulations, any Former Dunn Participant who elects a withdrawal under this
     Section 7.8A may also elect that the portion of such withdrawal other than that representing a return of his/her After-Tax Contributions be distributed by transfer to an Eligible Retirement Plan.


S.10 Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of June 30, 1993, the Dunn Plan shall be merged into this Plan with all accrued benefits under the Dunn Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Dunn Plan.

                                  APPENDIX T

                                 APPLICABLE TO
                                   HPD INC.
                                   --------

     This Appendix T sets forth provisions applicable to Participants in the Plan who were employees of HPD Inc. ("HPD") on August 31, 1992, who became Participants in the Plan on September 1, 1993, and whose assets and liabilities were subsequently transferred from the HPD Inc. 401(k) Profit Sharing Plan to the Trust ("Former HPD Participants"). Except to the extent expressly modified by this Appendix T, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former HPD Participants. The provisions of this Appendix T shall, unless provided otherwise, be effective as of September 1, 1993.

T.1  A new definition of HPD Plan shall be added to read as follows:

          "HPD Plan" means the HPD Inc. 401(k) Profit Sharing Plan as in effect on August 31, 1992, just prior to its merger into this Plan.

T.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to HPD Inc.. Notwithstanding the foregoing provisions of Section 2.1, a Former HPD Participant and who is an Eligible Employee on September 1, 1993, shall become a Participant as of such date. Any other Eligible Employee of HPD shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

T.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former HPD Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the HPD Plan.

T.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of August 31, 1992, the HPD Plan shall be merged into this Plan with all accrued benefits under the HPD Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the HPD Plan.

                                  APPENDIX U

                                 APPLICABLE TO
                              AERO MAP U.S., INC.
                              -------------------

     This Appendix U sets forth provisions applicable to Participants in the Plan who were employees of Aero Map U.S., Inc. ("Aero Map") on December 31, 1993, who became Participants in the Plan on January 1, 1994, and whose assets and liabilities were subsequently transferred from the Aero Map U.S., Inc. 401(k) Plan to the Trust ("Former Aero Map Participants"). Except to the extent expressly modified by this Appendix U, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Aero Map Participants. The provisions of this Appendix U shall, unless provided otherwise, be effective as of January 1, 1994.

U.1  A new definition of Aero Map Plan shall be added to read as follows:

          "Aero Map Plan" means the Aero Map U.S., Inc. 401(k) Plan as in effect on December 31, 1993, just prior to its merger into this Plan.

U.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Aero Map U.S., Inc.. Notwithstanding the foregoing provisions of Section 2.1, a Former Aero Map Participant and who is an Eligible Employee on January 1, 1994, shall become a Participant as of such date. Any other Eligible Employee of Aero Map shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

U.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former Aero Map Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Aero Map Plan.


U.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of December 31, 1993, the Aero Map Plan shall be merged into this Plan with all accrued benefits under the Aero Map Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Aero Map Plan.

                                  APPENDIX V

                                 APPLICABLE TO
                                    ENCLEAN
                                    -------

     This Appendix V sets forth provisions applicable to Participants in the Plan who were employees of EnClean ("EnClean") on January 31, 1994, who became Participants in the Plan on February 1, 1994, and whose assets and liabilities were subsequently transferred from the EnClean Savings and Incentive Plan to the Trust ("Former EnClean Participants"). Except to the extent expressly modified by this Appendix V, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former EnClean Participants. The provisions of this Appendix V shall, unless provided otherwise, be effective as of February 1, 1994.

V.1  A new definition of EnClean Plan shall be added to read as follows:

          "EnClean Plan" means the EnClean Savings and Incentive Plan as in effect on January 31, 1994, just prior to its merger into this Plan.


V.2 A new definition of Annuity Starting Date shall be added to read as follows:

          "Annuity Starting Date" means the first day of the first period for which a benefit is payable in the form of an annuity under the Plan, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant or beneficiary to such benefit.

V.3 A new definition of Qualified Joint and Survivor Annuity shall be added to read as follows:

          "Qualified Joint and Survivor Annuity" for a married Participant is an annuity for the life of a Participant with payments continued upon the death of the Participant for the life of his/her spouse in an amount which is 1/2 of the amount payable while the Participant was living and for an unmarried Participant is an annuity for the life of the Participant only.

V.4  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to EnClean. Notwithstanding the foregoing provisions of Section 2.1, a Former EnClean Participant shall become a Participant as of such date. Any other Eligible Employee of EnClean shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

V.5 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former Enclean Participants, such period or periods of employment shall include any period or periods previously credited to that Employee under the EnClean Plan.

V.6 A Former EnClean Participant may elect to receive the value of his/her Accounts under Section 7.1 of the Plan in the form of a lump sum or in the form of an annuity contract, or combination thereof, whether such Participant terminates employment before, on, or after his/her Retirement Date. If a Participant elects to receive such an annuity, the requirements of the following Sections 7.1A and 7.1B apply. If a Participant does not elect to receive the annuity, Sections 7.1A and 7.1B shall not apply.

          7.1A Qualified Joint and Survivor Annuity.

               (a) If a Participant elects an annuity distribution, distribution of the portion of his/her Account attributable to the annuity shall be made in the form of a Qualified Joint and Survivor Annuity unless the Participant has elected not to receive a Qualified Joint and Survivor Annuity pursuant to subsection (c) below.

               (b) Benefits payable in the form of a Qualified Joint and Survivor Annuity shall be paid by distributing to the Participant the annuity contract. Any such annuity contract shall be nonassignable and non-commutable and shall be subject to the election, consent, written explanation and Survivor Annuity requirements set forth in Section 7.1B. Delivery of such contract shall be in full satisfaction of the rights of the Participant hereunder and upon delivery of any such contract, the Participant shall look solely to the insurer issuing such contract for the payment of benefits.

               (c) A Participant may, within 90 days before his/her Annuity Starting Date (the "Election Period"), elect not to receive a Qualified Joint and Survivor Annuity. Such election may be revoked at any time during the Election Period and if so revoked the Participant's benefit shall automatically be paid in the form of a Qualified Joint and Survivor Annuity unless he/she again elects within the Election Period not to receive his/her benefit in such form. Elections and revocations may continue to be made under this Section within the Election Period. Subject to the requirements of Section 7.1A(e), annuity payments may be made over one of the following periods:

                    (1)  the life of the Participant;

                    (2) the lives of the Participant and a designated beneficiary, with the amount payable to the designated beneficiary equal to 50% or 100% of the amount payable to the Participant;

                    (3) a period certain not extending beyond the life expectancy of the Participant; and

                    (4) a period certain not extending beyond the life expectancy of the Participant and designated beneficiary.

               (d) The Administrative Committee shall furnish each Participant a general written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Qualified Joint and Survivor Annuity and the effect of such a revocation. This general explanation shall be furnished to a Participant within a reasonable period before the Participant's Annuity Starting Date.

               (e) Any election under subsections 7.1A(c) or 7.1B(d) must have the consent of the Participant's spouse to be effective unless, at the time of filing such election, the Participant established to the satisfaction of the Administrative Committee that the consent of the spouse could not be obtained because such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Such consent shall be in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the election and the designation of the specific non-spouse beneficiary, including any class of beneficiary or any contingent beneficiary, to receive the Participant's Accounts in the Trust Fund in the event of the Participant's death, and shall be irrevocable with respect to such form and beneficiary designation.

          7.1B Surviving Spouse Survivor Annuity.

               (a) The Accounts of a Participant who dies prior to his/her Annuity Starting Date, who is married on the date of his/her death and who has elected to receive his/her Accounts in the form of an annuity shall be distributed in the form of an annuity for the life of his/her surviving spouse ("Survivor Annuity") unless such Participant has elected not to have benefits paid in the form of a Survivor Annuity pursuant to subsection (d) below.

               (b) Benefits payable in the form of a Survivor Annuity shall be paid by distributing to the surviving spouse of the Participant the annuity contract. Such annuity contract shall provide for level monthly payments for the life of the surviving spouse commencing as soon as practicable thereafter. Any such annuity contract shall be nonassignable and non-commutable. Delivery of any such contract shall be in full satisfaction of the rights of the Participant's spouse.

               (c) Notwithstanding subsection (b) above, the surviving spouse of a Participant may elect to receive a distribution of the balance of the deceased Participant's Accounts in one lump sum or in the form of an annuity over a period certain not greater than his/her life expectancy, subject to the requirements of Section 7.2(c). Such election shall be made by filing an election with the Administrative Committee at such time and in such manner as the Administrative Committee shall provide.

               (d) A Participant may elect not to have a Survivor Annuity paid to his/her surviving spouse. Such election may be made at any time during the Election Period described in subsection (e) below. To be effective any such election shall require the consent of the Participant's spouse as provided in Section 7.1A(e). Any such election may be revoked by the Participant within the Election Period.

               (e) The Election Period shall commence on the first day of the Plan Year in which the Participant attains age 35 and end on the earlier of: (i) the date of the Participant's death or (ii) his/her Annuity Starting Date; provided that, in the case of a Participant who separates from service prior to attaining age 35, the Election Period shall commence on the date of his/her separation from service.

               (f) The Administrative Committee shall furnish each Participant a general written explanation of the terms and conditions of the Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Survivor Annuity and the effect of such a revocation.

V.7 In the event a Former EnClean Participant dies prior to commencement of his/her benefits, and the balance of the Participant's Accounts was not distributed in accordance with Section 7.1B, the beneficiary may receive the balance of such Participant's Accounts under Section 7.2 of the Plan in the form of a lump sum or an annuity contract. The annuity may be for the life of the beneficiary or over a period certain not extending beyond the life expectancy of the beneficiary, subject to the requirements of Section 7.2(c). If the beneficiary is the Participant's surviving spouse, or if the Participant has not designated the form of distribution prior to his/her death, the designated beneficiary must elect the method of distribution no later than the date such distributions are required to begin in accordance with Section 7.2(c).

V.8  A new Section 7.8A shall be added to read as follows:

          7.8A Withdrawal of Accounts Prior to Termination of Employment After Attainment of Age 59 1/2.

               (a) Subject to such conditions and procedures which may be prescribed by the Administrative Committee, a Former EnClean Participant who has attained age 59 1/2 may request a withdrawal from his/her Before-Tax, After-Tax, Rollover and Matching Accounts prior to termination of employment by filing a written request with the Administrative Committee. By filing such notice and executing such forms as shall be prescribed by the Administrative Committee, any such Participant may withdraw, in a lump sum in cash, effective as of the date coinciding with such withdrawal, the amount specified in such notice which shall not exceed the amount remaining in such Participant's Before-Tax, After-Tax, Rollover and Matching Accounts after deducting the value of any loan allocable thereto and outstanding to such Participant pursuant to Section 7.10.

               (b) To the extent required by the applicable laws and regulations, any Former EnClean Participant who elects a withdrawal under this Section 7.8A may also elect that the portion of such withdrawal other than that representing a return of his/her After-Tax Contributions be distributed by transfer to an Eligible Retirement Plan.

V.9  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of January 31, 1994, the EnClean Plan shall be merged into this Plan with all accrued benefits under the EnClean Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the EnClean Plan.

                                  APPENDIX W

                                 APPLICABLE TO
                                WAHLER COMPANY
                                --------------

     This Appendix W sets forth provisions applicable to Participants in the Plan who were employees of Wahler Company ("Wahler") on February 28, 1994, who became Participants in the Plan on March 1, 1994, and whose assets and liabilities were subsequently transferred from the Wahler Company Savings Plan ("Wahler Plan") to the Trust ("Former Wahler Participants"). Except to the extent expressly modified by this Appendix W, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Wahler Participants. The provisions of this Appendix W shall, unless provided otherwise, be effective as of March 1, 1994.

W.1  A new definition of Wahler Plan shall be added to read as follows:

          "Wahler Plan" means the Wahler Company Savings Plan as in effect on February 28, 1994, just prior to its merger into this Plan.

W.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to Wahler Company. Notwithstanding the foregoing provisions of Section 2.1, a Former Wahler Participant and who is an Eligible Employee on March 1, 1994, shall become a Participant as of such date. Any other Eligible Employee of Wahler shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment.

W.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former Wahler Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the Wahler Plan.

W.4 Section 7.1(c)(i)(B), regarding installment distributions, shall be effective as of March 1, 1994, with respect to Former Wahler Participants.

W.5  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of February 28, 1994, the Wahler Plan shall be merged into this Plan with all accrued benefits under the Wahler Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Wahler Plan.

                                  APPENDIX X

                                 APPLICABLE TO
                                   LJA, INC.
                                   ---------

     This Appendix X sets forth provisions applicable to Participants in the Plan who were employees of LJA, Inc. ("LJA") on March 31, 1994, who became Participants in the Plan on April 1, 1994, and whose assets and liabilities were subsequently transferred from the LJA, Inc. 401(k) Plan to the Trust ("Former LJA Participants"). Except to the extent expressly modified by this Appendix X, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former LJA Participants. The provisions of this Appendix X shall, unless provided otherwise, be effective as of April 1, 1994.

X.1  A new definition of LJA Plan shall be added to read as follows:

          "LJA Plan" means the LJA, Inc. 401(k) Plan as in effect on March 31, 1994, just prior to its merger into this Plan.

X.2  Section 2.1A shall be added to read as follows:

          2.1A Special Provision Applicable to LJA, Inc.. Notwithstanding the foregoing provisions of Section 2.1, a Former LJA Participant and who is an Eligible Employee on April 1, 1994, shall become a Participant as of such date. Any other Eligible Employee of LJA shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed a six-month period during which he/she completed 500 or more Hours of Service; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment."

X.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

          Notwithstanding the foregoing, solely with respect to Former LJA Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the LJA Plan.

X.4  Section 11.5A shall be added to read as follows:

          11.5A Merger. Effective as of the close of March 31, 1994, the LJA Plan shall be merged into this Plan with all accrued benefits under the LJA Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the LJA Plan.

                                  APPENDIX Y

                                 APPLICABLE TO
                         TRANSFERRED WMX PARTICIPANTS
                         ----------------------------

     This Appendix Y sets forth provisions applicable to Participants in the Plan whose assets and liabilities in the WMX Technologies, Inc. Profit Sharing and Savings Plan (the "WMX Plan") were transferred from the WMX Plan to the Trust on or after October 1, 1994 ("Transferred WMX Participants"). Except to the extent expressly modified by this Appendix Y, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Transferred WMX Participants. The provisions of this Appendix Y shall, unless provided otherwise, be effective as of October 1, 1994.

Y.1 Section 5.2(d) shall be amended to add the following provisions to read as follows:

          WMX Stock Fund - To be invested primarily in WMX Technologies, Inc. common stock.

          CWM Stock Fund - To be invested primarily in Chemical Waste Management, Inc. common stock, or any qualifying employer securities of Chemical Waste Management, Inc. or WMX Technologies, Inc.

Y.2 Section 5.3 shall be amended to add the following sentence to read as follows:

     Notwithstanding anything in the Plan to the contrary, the amounts, if any, invested in the WMX Stock Fund and/or the CWM Stock Fund shall be frozen, and no additional amounts may be invested in such Funds.

Y.3 Section 7.1(c)(i)(B), regarding installment distributions, shall be effective as of October 1, 1994, with respect to Transferred WMX Participants.

Y.4  Section 7.9A shall be added to read as follows:

          7.9A  Withdrawals Prior to Termination of Employment.

               (a) Subject to subsection (b) below, a Participant may upon the determination by the Administrative Committee that the Participant has incurred a financial hardship, make a hardship withdrawal from his/her Rollover and Matching Accounts; provided that the minimum hardship withdrawal shall be $500 and not more than one hardship withdrawal shall be permitted per Plan Year. In any case where the Participant claims financial hardship, he/she shall submit a written request for such distribution in accordance with procedures prescribed by the Administrative Committee. The Administrative Committee shall determine whether the Participant has a "financial hardship" on the basis of such written request in accordance with this Section 7.9A, and such determination shall be made in a uniform and nondiscriminatory manner. The Administrative Committee shall only make a determination of "financial hardship" if (A) the distribution to be made is made on account of an immediate and heavy financial need of the Participant and (B) the funds distributed are necessary to satisfy the Participant's need, in accordance with the following rules:

                    (i) The determination of whether a Participant has an immediate and heavy financial need is to be made by the Administrative Committee on the basis of all relevant facts and circumstances. A distribution will be deemed to be on account of an immediate and heavy financial need only if made on account of:

                         (A) Expenses for unreimbursed medical care (as
               described in Code Section 213(d)) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152);

                         (B) The purchase (excluding mortgage payments) of a
               principal residence for the Participant;

                         (C) Tuition and related education fees due for the next
               12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents;

                         (D) The need to prevent the eviction of the Participant
               from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                         (E) Any other event or expense deemed an immediate and
               heavy financial need by the Department of the Treasury in rulings, notices or other documents of general applicability.

                    (ii) The determination of whether a distribution is necessary to satisfy the immediate and heavy financial need of the Participant shall be made by the Committee on the basis of all relevant facts and circumstances. The Committee shall determine that a distribution is necessary to satisfy the financial need only if the Participant reasonably demonstrates that all of the following requirements are satisfied:

                         (A) the distribution is not in excess of the amount of
               the immediate and heavy financial need of the Participant, taking into account any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and

                         (B) the Participant has obtained all distributions
               (other than hardship distributions), and all nontaxable loans currently available under all plans maintained by the Employer or an Affiliate.

               (b) Any withdrawals under this Section 7.9A shall not reduce the Participant's Accounts below the amount of the balance of any outstanding loan made pursuant to Section 7.10. Withdrawals on account of hardship shall be further limited by (c) below.

               (c) Distributions from the Participant's Accounts because of hardship pursuant to (a) above shall not exceed the lesser of:

                    (i) the amount of the immediate and heavy financial need; or

                    (ii) the sum of the balances of the Participant's After-Tax, Rollover Account and 50% of the vested portion of his Matching Account as of the Valuation Date coinciding with or immediately preceding the date of such withdrawal;

               (d) Each amount so withdrawn by a Participant shall be charged against his Accounts as of the date of the withdrawal in the following order:

                    (i)  Rollover Account; and

                    (ii)  Matching Account.

               (e) Any withdrawal from a Participant's Accounts pursuant to this
     Section 7.9A shall be charged against Units of the various Funds pro rata among all of a Participant's Fund investments.